As filed with the Securities and Exchange Commission on May 1, 2014

Registration No. 333-185259

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CHASE AUTO RECEIVABLES LLC

as a Depositor to the Issuing Entities described herein

(Exact name of the registrant as specified in its charter)

Delaware	46-1145982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Chase Auto Receivables LLC

c/o JPMorgan Chase Bank, National Association

900 Stewart Avenue

Garden City, New York 11530

(516) 745-4520

(Address, including ZIP code, and telephone number,

including area code, of the registrant’s principal executive offices)

Brent Barton

JPMorgan Chase Bank, National Association

270 Park Avenue, 10th Floor

New York, New York 10017

(212) 270-3254

(Name, address, including ZIP code, and telephone number,

including area code, of agent for service)

Copies To:

Stuart M. Litwin, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600	Angela M. Liuzzi, Esq. JPMorgan Chase & Co. 270 Park Avenue 38th Floor New York, NY 10017

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Asset Backed Notes and Certificates	$12,000,000,000	100%	$12,000,000,000	$1,545,600(2)
Total	$12,000,000,000	100%	$12,000,000,000	$1,545,600(2)

(1)	Estimated solely for the purpose of calculating the registration fees pursuant to Rule 457.
(2)	$136.40 has previously been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This registration statement contains:

•

a Prospectus relating to the offering of one or more series of securities by various issuing entities created from time to time by the Registrant, which will include one or more classes of asset-backed notes and/or one or more classes of asset-backed certificates; and

•	a representative form of Prospectus Supplement relating to offerings of particular series of asset-backed notes and asset-backed certificates to be issued by an issuing entity.

Information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 1, 2014

PROSPECTUS SUPPLEMENT

(To Prospectus dated [•] [•], 20[•])

$[•]

CHASE AUTO OWNER TRUST 20[•]-[•]

Issuing Entity

CHASE AUTO RECEIVABLES LLC

Depositor

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Sponsor, Originator, Servicer and Administrator

Before you purchase any of these notes, you should consider the discussion under “Risk Factors” beginning on page S-16 of this prospectus supplement and beginning on page 5 of the accompanying prospectus.

A note is not a deposit and neither the notes nor the underlying motor vehicle loans are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental authority.

The notes will represent obligations of the issuing entity only and will not represent obligations or interests of Chase Auto Receivables LLC, JPMorgan Chase Bank, National Association or any of their respective affiliates or any other person or entity.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the accompanying prospectus.

The issuing entity will own motor vehicle retail installment sales contracts and/or direct loans originated by JPMorgan Chase Bank, National Association and will issue the following classes of Chase Auto Owner Trust 20[•]-[•] asset-backed notes:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes
Principal Amount	$[•]	$[•]	$[•]	$[•]	$[•]
Per Annum Interest Rate	[•]%	[•]%	[•]%	[LIBOR] + [•]%	[•]%
Final Scheduled Payment Date	[•]	[•]	[•]	[•]	[•]
Initial Public Offering Price	[•]%	[•]%	[•]%	[•]%	[•]%
Underwriting Discount	[•]%	[•]%	[•]%	[•]%	[•]%
Proceeds to Depositor	[•]%	[•]%	[•]%	[•]%	[•]%

______________________

The total initial public offering price is $[•], the total underwriting discount is $[•] and the total proceeds to the depositor is [•].

The issuing entity will pay interest and principal on the notes on the [15th] day of each month (or, if the [15th] day is not a business day, the next business day). The first payment date will be [•] [•], 20[•].

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes then outstanding until paid in full.

The Class B Notes are subordinated to the Class A Notes to the extent described in this prospectus supplement. That subordination is intended to provide credit enhancement to the Class A Notes. [The issuing entity will have a reserve account in an initial amount equal to at least $[•] that will provide credit enhancement for the notes to the extent described in this prospectus supplement.] [Credit enhancement for the notes offered hereby will also consist of [subordinated certificates] [excess interest on the receivables] [the yield supplement overcollateralization amount] [and] [overcollateralization (in addition to the yield supplement overcollateralization amount)] [Additionally, the issuing entity will enter into an interest rate swap agreement with [•], to hedge the floating rate interest rate risk on the [Class A-4 Notes].]

The notes are payable solely from the assets of the issuing entity, which consist primarily of motor vehicle retail installment sales contracts and/or direct loans that are secured by new and used automobiles and light-duty trucks, [payments due under an interest rate swap agreement] [and funds on deposit in the reserve account]. [[•] will be the counterparty to the interest rate swap agreement.]

The issuing entity will also issue certificates representing a beneficial interest in the issuing entity, which is not being offered hereby.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UNDERWRITERS
[•] [•]

The date of this prospectus supplement is [•] [•], 20[•]

i

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT

AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, Chase Auto Owner Trust 20[ ]-[ ], including terms and conditions that apply to the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	this prospectus supplement, which describes the specific terms of your notes; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•	Summary of Terms of the Notes—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-81 of this prospectus supplement and page 88 of the accompanying prospectus.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters upon request.

In this prospectus supplement, the terms “we,” “us” and “our” refer to Chase Auto Receivables LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by JPMorgan Chase Bank, National Association (“the “Bank”), as administrator, and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of DTC. See the accompanying prospectus under “Certain Information Regarding the Securities—Reports to Securityholders.”

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month [via its Internet website, which is presently located at [    ]. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [    ]. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.]

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. JPMorgan Chase, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Chase Auto Owner Trust 20[ ]-[ ]” and file number 333-[ ]-[ ] .

[As soon as reasonably practicable after filing with the SEC, the Bank will provide a link to the SEC website which contains all Form 10-D, Form 8-K and Form 10-K filings and all special SEC reports made on behalf of the issuing entity on its website at: [http://www.jpmorgan.com/pages/jpmc/ir/financial/abs/autofin].]

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS TO WHOM ARTICLE 49(2)(A)-(D) OF THAT ORDER APPLIES OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO PERSON IN THE UNITED KINGDOM FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS FALLING IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT PROSPECTUSES FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED) INCLUDING ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “PROSPECTUS DIRECTIVE”). THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE NOTES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM

THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS. NEITHER THE ISSUING ENTITY NOR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DOES THE ISSUING ENTITY OR THE UNDERWRITERS AUTHORIZE, THE MAKING OF ANY OFFER OF THE NOTES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY ANY OF THE UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE NOTES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

TRANSACTION ILLUSTRATION AND FLOW OF FUNDS

This transaction illustration briefly describes certain major structural components, the relationships among the parties, the flow of funds and certain other material features of the transaction. This transaction illustration does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

(1)	The certificates are not being offered for sale by this prospectus supplement or the accompanying prospectus.

Flow of Funds*

(Prior to an Acceleration after an Event of Default)

Available Funds
To the Servicer, the servicing fee
To the Administrator, the administration fee
[To the swap counterparty, the net swap payment]
[Pro rata to the swap counterparty, any senior swap termination payment and] to the Class A Noteholders, Interest on the Class A Notes
First Allocation of Principal
To the Class B Noteholders, Interest on the Class B Notes
Second Allocation of Principal
To the Reserve Account, the amount necessary to increase the amount in the Reserve Account to the Specified Reserve Account Balance
Regular Allocation of Principal
[To the swap counterparty, any subordinated swap termination payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid.]
Any remaining funds to or at the direction of the Certificateholder; provided, that if a Certificate Distribution Account has been established, to the Certificate Distribution Account for distribution to Certificateholder

*For further detail, please see “Application of Available Funds – Priority of Distributions” and “Description of the Notes – Payments of Principal – Event of Default” in this prospectus supplement.

SUMMARY OF TERMS OF THE NOTES

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you to make an investment decision. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the accompanying prospectus in their entirety.

Issuing Entity

Chase Auto Owner Trust 20[•]-[•], a Delaware statutory trust, will acquire from the depositor a pool of motor vehicle retail installment sales contracts and/or direct loans (the “motor vehicle loans”), the payment obligations of which constitute the receivables in exchange for the notes and the certificates. The trust is referred to as the “issuing entity”. The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The issuing entity will be solely liable for the payments on the notes.

Originator

JPMorgan Chase Bank, National Association, a national banking association, which we refer to as the “bank”, originated the receivables. We refer to the bank in such capacity as the “originator.” The bank will transfer the receivables to the depositor. On the closing date, the bank will transfer all of the receivables to be included in the receivables pool to the depositor.

Depositor

Chase Auto Receivables LLC, a Delaware limited liability company and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. On the closing date, the depositor will transfer all the receivables from the bank to the issuing entity.

Notes

The following classes of Chase Auto Owner Trust 20[•]-[•] asset-backed notes are being offered by this prospectus supplement:

•	$[•]	Class A-1	[•]%	asset-backed notes

•	$[•]	Class A-2	[•]%	asset-backed notes

•	$[•]	Class A-3	[•]%	asset-backed notes

•	$[•]	Class A-4	[LIBOR] + [•]%	asset-backed notes

•	$[•]	Class B	[•]%	asset-backed notes

The Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes are collectively referred to as the “notes”.

[The [Class A-4] notes are sometimes referred to as the “floating rate notes.”]

Certificates

In addition to the notes described above, the issuing entity is also issuing the asset-backed certificates, representing the beneficial interest in the issuing entity, that are not offered pursuant to this prospectus supplement. The certificates will be entitled only to certain amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts. [We] [An affiliate of the depositor] [A party unrelated to the depositor] will initially hold the certificates. Information about the certificates is set forth herein solely to provide a better understanding of the notes.

Closing Date

The issuing entity expects to issue the notes on or about [•] [•], 20[•], the “closing date.” The bank will transfer the receivables to the depositor and the depositor will transfer the receivables to the issuing entity as of the closing date.

[Statistical Cut-off Date

The statistical cut-off date for the receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement is [•] [•], 20[•], which we refer to as the “statistical cut-off date.”]

Cut-off Date

The cut-off date for the receivables transferred to the issuing entity on the closing date is [•] [•], 20[•], which we refer to as the [initial] “cut-off date.” [and the cut-off date for the receivables transferred to the issuing entity on a Funding Date, the “subsequent cut-off date,” is the date specified in the notice relating to that Funding Date).]

Sponsor

The bank is the “sponsor” of the transaction described in this prospectus supplement and the accompanying prospectus.

Servicer

The bank is the “servicer” of the receivables held by the issuing entity. The servicer will be entitled to receive a servicing fee for each collection period.

Administrator

The bank will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity and will be entitled to receive an administration fee on each payment date.

Owner Trustee

[•]

Indenture Trustee

[•]

[Swap Counterparty]

[[            ], a [            ], will be the “swap counterparty”] [insert disclosure required by Item 1115 of Regulation AB].

Payment Dates

On the [15th] day of each month (or, if the [15th] day is not a business day, the next business day), the issuing entity will pay interest and principal on the notes.

First Payment Date

The first payment date will be [•] [•], 20[•].

Record Dates

On each payment date, the issuing entity will pay interest and principal to the holders of the notes as of the related record date. Generally, the “record date” for the notes for each payment date will be the close of business on the business day immediately preceding such payment date. However, if definitive notes are issued, the record date will be the close of business on the last business day of the preceding calendar month.

Interest Rates

On each payment date, the issuing entity will pay interest on each class of notes at the rates specified on the front cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes [and the Class A-4 Notes]

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, [Class A-4 Notes] and Class B Notes

“30/360”, accrued from and including the [•] day of each calendar month preceding each payment date (or from and including the closing date, in the case of the first payment date) to but excluding the [•] day of the following month, and assuming each month has 30 days.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each class of notes on each payment date will be the product of:

1.	the outstanding principal balance of the related class of notes as of the record date for such payment date;

2.	the related interest rate; and

3.	(i) in the case of the Class A-1 notes [and the Class A-4 notes]: the actual number of days in the accrual period divided by 360; and (ii) in the case of the other classes of notes: 30 (or, in the case of the first payment date, [•], assuming that the closing date is [•] [•], 20[•]) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest.”

Principal Payments

[The issuing entity will not pay principal on the notes on any payment date occurring during the revolving period.]

The issuing entity will generally pay principal on the notes monthly on each payment date[, occurring during the amortization period] in accordance with the payment priorities described below under “—Flow of Funds and Priority of Distributions.” The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the related collection period. [This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.]

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Triggers Related To Priority of Distributions,” the issuing entity will distribute funds allocable to the principal distribution account as described under “—Flow of Funds and Priority of Distributions” to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes until the Class A-4 notes are paid in full; and

•	fifth, to the Class B notes, until the Class B notes are paid in full.

Flow of Funds and Priority of Distributions

From collections on the receivables received during the related collection period[,] [and] [certain amounts withdrawn from the reserve account] [and amounts, if any, paid by the swap counterparty], the issuing entity will pay the following amounts on each payment date in the following order of priority:

•	first, to the servicer, the servicing fee;
•	second, to the administrator, any fees owed to the Administrator;

•	[third, to the swap counterparty, the net swap payment;]

•	fourth, [pro rata, to the swap counterparty, any senior swap termination payment and] to the Class A noteholders, ratably, the accrued Class A Note interest;

•	fifth, to the principal distribution account for distribution to the noteholders, the first allocation of principal;

•	sixth, to the Class B noteholders, the accrued Class B Note interest;

•	seventh, to the principal distribution account for distribution to the noteholders, the second allocation of principal;

•	[eighth, to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;]

•	ninth, to the principal distribution account for distribution to the noteholders, the regular allocation of principal;

•	[tenth, to the swap counterparty, any subordinated swap termination payment and any other amounts payable by the issuing entity to the swap counterparty and not previously paid;] and

•	eleventh, to or at the direction of the certificateholder, any funds remaining; provided, that if a certificate distribution account has been established pursuant to the Servicing Agreement, any remaining funds will instead be deposited into the certificate distribution account for distribution to the certificateholder.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Application of Available Funds” in this prospectus supplement.

Triggers Related To Priority of Distributions

If payment of the notes has been accelerated after an event of default due to a breach of a material covenant or agreement by the issuing entity, after payment of certain amounts to the trustees, the administrator[,] [and] the servicer [and the swap counterparty], interest on the Class A-1 notes, the Class A -2 notes, the Class A-3 notes and the Class A-4 notes (collectively, the “Class A notes”) will be paid ratably to each class of Class A notes followed by interest on the Class B notes. Principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the aggregate outstanding principal balance of each remaining class of Class A notes until those other classes of Class A notes are paid in full. Next, principal payments will be made to noteholders of the Class B notes until the Class B notes are paid in full.

If payment of the notes has been accelerated because of a failure to pay an amount due on the notes or certain insolvency events in respect of the issuing entity, after payment of certain amounts to the trustees, the administrator[,] [and] the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each class of Class A notes and principal payments of each class of notes will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal balance of each remaining class of Class A notes until those other classes of Class A notes are paid in full. After interest on and principal of all of the Class A notes are paid in full, the Class B noteholders will receive interest and principal payments until the Class B notes are paid in full.

Credit Enhancement

The credit enhancement for the notes will be as follows:

[Subordinated Certificates]

[The certificates, which represent the beneficial interest in the issuing entity will be subordinated to the notes to provide credit enhancement for the notes because [no payments will be made on the certificate until the notes have been paid in full.] [no payments will be made on the certificates after an event of default until the notes have been paid in full.] See “—

Flow of Funds and Priority of Distributions” above. The certificates are not offered to you under this prospectus supplement.]

Subordination of Payments on the Class B Notes

Payments of interest on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances). No payments of principal will be made on the Class B notes until the principal of and interest on the Class A notes has been paid in full. If an event of default occurs because of a failure to pay an amount due on the notes or certain insolvency events in respect of the issuing entity and payment of the notes has been accelerated, no payments of interest or principal will be made on the Class B notes until the Class A notes are paid in full. Consequently, the holders of the Class B notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of Class A notes incur those losses and shortfalls. See “Risk Factors—Class B notes are subject to greater credit and other risk because the Class B notes are subordinate to the Class A notes” in this prospectus supplement.

While any Class A notes are outstanding, the failure to pay interest on the Class B notes will not be an event of default. When the Class A notes are no longer outstanding, an event of default will occur if the full amount of interest due on the Class B notes is not paid within 35 days after the related payment date.

[Reserve Account

On the closing date, the depositor will deposit a minimum of $[•] into the reserve account ([•]% of the initial [adjusted] pool balance) [, plus an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts on deposit in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [We use the term “adjusted pool balance” to mean, (i) as of the closing date, the net pool balance as of the cut-off date minus the yield supplement overcollateralization amount (as described below) for the closing date and (ii) for any payment date, the net pool balance at the end of the related Collection Period, minus the yield supplement overcollateralization amount (as described below) as of that date.] [On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance. The balance required to be on deposit in the reserve account (the “specified reserve account balance”) on any payment date will be the lesser of (a) $[•] and (b) the aggregate outstanding principal balance of the notes after giving effect to all payments of principal on that payment date.]

On each payment date, if collections on the receivables are insufficient to make the payments described in clauses [first through seventh] in “—Flow of Funds and Priority of Distributions” above, the indenture trustee will withdraw funds, to the extent available, from the reserve account to pay such deficit. Consequently, the reserve account, to the extent of any funds available, will protect the holders of the Class A notes against delinquencies and losses on the receivables before it protects the holders of the Class B notes.

On each payment date, the issuing entity will deposit into the reserve account, to the extent necessary to reinstate the specified reserve account balance, any collections on the receivables remaining after the payment of the amounts described in clauses [first through seventh] listed in “—Flow of Funds and Priority of Distributions” above.

On each payment date, the indenture trustee will withdraw funds on deposit in the reserve account in excess of the specified reserve account balance [as available funds,] and deposit such funds into the collection account to be distributed [in accordance with the priorities listed above in “—Flow of Funds and Priority of Distributions”].

For a more detailed description of the deposits to and withdrawals from the reserve account, see “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Reserve Account” in this prospectus supplement.]

[Overcollateralization]

[Overcollateralization is the amount by which the [adjusted] pool balance exceeds the outstanding principal balance of the notes. Overcollateralization means that there will be additional assets [(in addition to the yield supplement overcollateralization amount described below)] generating collections that will be available to cover credit losses on the receivables.

The initial amount of overcollateralization will be $[•], or [•]% of the initial [adjusted] pool balance. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level on any payment date equal to the greater of (i) [__]% of the Adjusted Pool Balance on such payment date and (ii) [__] of the Adjusted Pool Balance as of the Cut-off Date (the “target overcollateralization amount”). Notwithstanding the foregoing, the target overcollateralization amount shall not exceed the adjusted pool balance on such payment date.]

[Yield Supplement Overcollateralization Amount]

[The yield supplement overcollateralization amount for any payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on that receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [•]%.

As of the closing date, the yield supplement overcollateralization amount will equal $[•], which is approximately [•]% of the initial adjusted pool balance. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is in addition to the overcollateralization referred to above and is intended to compensate for low APRs on some of the receivables.

See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.]

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee[, any net swap payment] and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with the “—Flow of Funds and Priority of Distributions” described above.]

[Interest Rate Swap]

[On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the outstanding principal balance of the [Class A-4 notes] on the closing date, and that notional amount will decrease by the amount of any principal payments made on the [Class A-4 notes]. The notional amount under the interest rate swap will at all times be equal to the outstanding principal of the [Class A-4 notes].

[In general, under the interest rate swap agreement, on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of [    ]% times the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a floating interest rate payment based on a per annum floating rate of LIBOR plus [•]% times the notional amount of the interest rate swap. Payments (other than swap termination payments) on the interest rate swap agreement will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap agreement ranks higher in priority than all payments on the notes.]

[Any interest rate swap agreement may be terminated upon an event of default or other termination event specified in such interest rate swap agreement and a termination payment may be due to the swap counterparty by the issuing entity out of available funds.]

[A “senior swap termination payment” means any payment which is pro rata with payments of interest on the notes and is higher in priority than payments of principal on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement that is not a subordinated swap termination payment. A “subordinated swap termination payment” means any payment which is subordinate to payments of principal and interest on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement where the swap counterparty is the defaulting party or sole affected party (other than with respect to illegality or a tax event) as each such term is defined in the interest rate swap agreement. The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.]

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “Description of the Notes—Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing [__]% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

Optional Purchase

If the bank is the servicer, then the bank shall have the right at its option, on any payment date, to exercise an “optional purchase” to purchase the issuing entity property [(other than the reserve account)] from the issuing entity and redeem all the notes on any payment date if the then-outstanding net pool balance of the receivables as of the end of the related collection period has declined to 5% or less of the net pool balance of the receivables as of the cut-off date. (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date. The purchase price will equal the adjusted pool balance as of such payment date, which amount will be deposited by or at the direction of the servicer into the Collection Account on the optional purchase date. The issuing entity will apply such amount to the payment of the notes in full. If such amount, together with the available funds to be distributed on such payment date, is not at least equal to the outstanding principal balance of the notes and all accrued interest thereon, the servicer will not be permitted to exercise its optional purchase and effect the redemption of the notes.

It is expected that at the time this purchase option becomes available to the servicer, only the Class [•] notes will be outstanding.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default continuing for 35 days in the payment of any interest on any Class A Note as long as they are outstanding, and after they have been paid in full, any Class B Note, when the same becomes due and payable;

•	a default in the payment of the principal of or any installment of the principal of any note at the related final scheduled payment date or the optional purchase date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance of which is elsewhere specifically addressed or (ii) a covenant or agreement pursuant to the FDIC Safe Harbor Covenant), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal balance of the notes; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

The amount of principal due and payable to holders of a class of notes under the indenture prior to its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for such class of notes.

Final Scheduled Payment Dates

The issuing entity is required to pay the entire outstanding principal balance of each class of notes (to the extent not previously paid), on the respective final scheduled payment dates specified on the front cover of this prospectus supplement.

Property of the Issuing Entity

The property of the issuing entity will include the following:

•	the receivables, including collections on the receivables on or after the [applicable] cut-off date;

•	security interests in the vehicles financed by the receivables;

•	all receivable files relating to the motor vehicle loans evidencing the receivables;

•	any other property securing the receivables;

•	funds on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	rights of the issuing entity under the transfer agreement and of the depositor, as buyer, under the receivables transfer agreement;

•	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;] and

•	the proceeds of any and all of the above.

[Statistical Information

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the statistical cut-off date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool. The characteristics of the receivables sold to the issuing entity on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although the sponsor and the depositor do not expect the variance to be material.]

For more information about the characteristics of the receivables in the pool, see “The Receivables Pool” in this prospectus supplement. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement. Based on the review, none of the receivables in the pool were originated with exceptions to the Bank’s underwriting criteria.

Composition of the Receivables

The composition of the receivables in the [statistical] pool described in this prospectus supplement as of the close of business on the [statistical] cut-off date is as follows:

Number of Motor Vehicle Loans	[—]
Average Principal Balance	$[—]
Average Original Balance	$[—]
Weighted Average Contract Rate	[—]%
Contract Rate (Range)	[—]% to [—]%
Weighted Average Original Term	[—] months
Original Term (Range)	[—] months to [—] months
Weighted Average Remaining Term(1)	[—] months
Remaining Term (Range)(1)	[—] months to [—] months
Weighted Average FICO®(2) Score	[—]
FICO® Scores (Range)	[—] to [—]

(1)	Based on the number of monthly payments remaining.
(2)	FICO® is a registered trademark of Fair Isaac & Co.

[As of the statistical cut-off date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $[•]. As of the cut-off date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of $[•].]

[Subsequent Receivables]

[On the closing date, $[•] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents [•]% of the initial aggregate principal balance of the receivables (including the expected aggregate principal balance of the subsequent receivables). During the Funding Period (as defined below), the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables from the depositor, which we refer to as “subsequent receivables,” for an amount equal to the purchase price for the receivables on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent receivables must meet certain eligibility criteria as described in “The Receivables Pool” in this prospectus supplement.

The “Funding Period” will begin on the closing date and will end on the earliest to occur of:

•	[•] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders. See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Pre-Funding Account.”]

[The Revolving Period]

[The issuing entity will not make payments of principal on the notes on payment dates occurring during the revolving period.

The “revolving period” consists of the collection periods from the closing date through [•], and the related payment dates. We refer to the collection periods and the related payment dates following the revolving period as the “amortization period.”

If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin. See “Description of the Notes—The Revolving Period” in this prospectus supplement.

On each payment date related to the revolving period, amounts otherwise available to make principal payments on the notes will be applied to purchase additional receivables from the depositor for the purpose of maintaining the initial aggregate principal balance of the receivables.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial aggregate principal balance of the receivables.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.] See “The Notes—The Revolving Period” in this prospectus supplement.

To the extent that amounts allocated for the purchase of additional receivables are not so used on any payment date occurring during the revolving period, they will be applied on subsequent payment dates occurring during the revolving period to purchase additional receivables from the depositor.

Receivables acquired during the revolving period must meet certain eligibility criteria as described in “The Receivables Pool” in this prospectus supplement.

Servicing Fee

The issuing entity will pay the servicer a servicing fee on each payment date for the previous month equal to the product of (i) one-twelfth (or, in the case of the first payment date, a fraction, the numerator of which is the number of days from but not including the [initial] cut-off date to and including the last day of the first collection period and the denominator of which is 360), (ii) [•]% and (iii) the net pool balance of the receivables at the beginning of the previous month (or, in the case of the first payment date, the [initial] cut-off date). As additional compensation, the servicer will be entitled to a supplemental servicing fee equal to any late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses, if any, collected during each month and any investment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

The depositor expects that the notes will receive credit ratings from at least one credit rating agency hired by the sponsor to rate the notes (each a “hired agency”).

Although no hired agency is contractually obligated to monitor the ratings on the notes, we believe that each hired agency will continue to monitor the transaction while the notes are outstanding. Each hired agency’s rating on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired agency. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. [The ratings of the notes also will take into account the provisions of the interest rate swap agreement and the ratings currently assigned to the debt obligations of the swap counterparty. A downgrade or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade or withdrawal of the rating assigned to any class of notes. For more specific information concerning risks associated with the interest rate swap agreement, see “Risk Factors—Risks Associated with the Interest Rate Swap” in this prospectus supplement.] A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

Minimum Denominations

$100,000 and integral multiples of $1 (except for one note of each class which may be issued in a denomination other than an integral of $1).

Registration, Clearance and Settlement

Class A Notes                         Book-entry

Class B Notes                         Book-entry

Any notes owned by us or any of our affiliates will be entitled to equal and proportionate benefits under the indenture except that such notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents.

[FDIC Safe Harbor and Risk Retention

The transaction contemplated by this prospectus supplement is intended to comply with the FDIC Safe Harbor. The FDIC Safe Harbor is a regulation adopted by the FDIC which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). For more information, see “Risk Factors—FDIC receivership or conservatorship of the Bank could result in delays in payments or losses on your notes” in this prospectus supplement and “Certain Information Regarding the Securities—FDIC Safe Harbor Covenant” and “Material Legal Aspects of the Receivables—FDIC Safe Harbor” in the accompanying prospectus.

One of the requirements of the FDIC Safe Harbor is that the sponsor must retain an economic interest in not less than five percent of the credit risk of the securitized assets. [The sponsor intends to satisfy this risk retention requirement by selecting a representative sample of the securitized receivables equal to not less than 5% of the principal balance of the receivables at the time the receivables are sold to the issuing entity. Those assets will not provide credit enhancement for the notes but their retention will provide the sponsor with similar exposure as the issuing entity to the underwriting standards that were used to originate the receivables pool.]]

Tax Status

Mayer Brown LLP, special federal tax counsel to the depositor, is of the opinion that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

If you are (or are investing on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, an entity deemed to hold plan assets of the foregoing (each, a “benefit plan investor”), or a governmental or church plan subject to similar restrictions under applicable state, local or other law (collectively with benefit plan investors, referred to as “plans”), you should review the matters discussed under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus supplement and in the accompanying prospectus before investing in the notes. Subject to the considerations described in this prospectus supplement, the notes may be acquired by or on behalf of a plan.

[Money Market Investment]

[The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.]

RISK FACTORS

You should consider the following risk factors and the risk factors under the heading “Risk Factors” in the accompanying prospectus in deciding whether to purchase any of these notes.

Class B notes are subject to greater credit and other risk because the Class B notes are subordinate to the Class A
notes	The Class B notes bear greater credit risk than the Class A notes because payments of interest on the Class B notes are subordinated to payments of interest and, in certain circumstances, principal on the Class A notes, and payments of principal on the Class B notes are subordinated to payments of interest and principal on the Class A notes, as described in this prospectus supplement. Interest payments on the Class B notes on each payment date will be subordinated to interest payments and any first allocation of principal on the Class A notes on such payment date and, if payment of the notes has been accelerated because of a failure to pay an amount due on the Class A notes or certain events of insolvency in respect of the issuing entity, to principal payments on the Class A notes. The Class B notes also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the Class B note interest rate plus the servicing fee rate. [The reserve account is intended to mitigate this risk.]

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes since no principal will be paid on the Class B notes until the Class A notes have been paid in full. Consequently, the Class B notes are subject to greater credit and other risk than the Class A notes.

You may suffer losses because you have limited control over the actions of the issuing entity and conflicts between the Class A noteholders and Class B
noteholders may occur	Under certain circumstances, a portion of the holders of the Class A notes will have the right to control the issuing entity’s actions. For example, if an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal balance of the “controlling class” may declare the principal on those notes to be immediately due and payable. The controlling class of notes will be the Class A notes as long as they are outstanding, and after they have been paid in full, the Class B notes will become the controlling class, so long as they are outstanding (excluding, in each case, notes held by the issuing entity, any other obligor upon the notes, the depositor, the servicer or any affiliate of any of the foregoing). Furthermore, following certain events of default relating to the failure to pay interest or principal when due and under certain circumstances, the consent of the holders of 66 2/3% of the aggregate outstanding amount of the controlling class will be required before the indenture trustee may sell the receivables of the issuing entity. The holders of the Class B notes will not have any right to participate in those determinations for so long as any Class A note is outstanding, and the Class B notes may be adversely affected by determinations made by the controlling class. Furthermore, the holders of a majority of the aggregate outstanding amount of the controlling class, under certain circumstances, have the right to waive servicer replacement events and holders of 66 2/3% of the aggregate outstanding amount of the controlling class have the right to direct the indenture trustee to terminate the servicer as the servicer of the receivables, and such noteholder direction will be without consideration of the effect such waiver or termination would have on the holders of the Class B notes. The holders of the Class B notes will not have the ability to waive servicer replacement events or to remove the servicer until the Class A notes have been paid in full. In exercising any rights or remedies under the indenture, the holders of the controlling class may be expected to act solely in their own interests.

See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Servicer Replacement Events”, “—Removal or Replacement of Servicer” and “—Waiver of Past Servicer Replacement Events” in this prospectus supplement.

Geographic concentration and varying economic circumstances may result
in more risk to you	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays or losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. See “Risk Factors—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchase of the receivables from the issuing entity” in the accompanying prospectus. The servicer’s records indicate that the billing addresses of the obligors of the receivables in the [statistical] pool described in this prospectus supplement as of the [statistical] cut-off date were primarily concentrated in the following states:

Percentage of Aggregate Principal Balance
[•]	[•]%
[•]	[•]%
[•]	[•]%
[•]	[•]%

No other state, by those billing addresses, constituted more than [•]% of the balance of the receivables in the [statistical] pool described in this prospectus supplement as of the [statistical] cut-off date. Economic factors like unemployment, interest rates, the lack of availability of consumer credit, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding motor vehicle loans, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales, which may delay and reduce the amount of recoveries and increase net credit losses. All of these factors could result in loss on your notes.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the receivables

A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle loan or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “Static Pool Data—Delinquency and Loss Information” was affected by multiple variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to the bank’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to the bank’s managed portfolio.

An economic downturn may adversely affect the performance of the receivables,
which could result in losses on your notes	An economic downturn may adversely affect the performance of the receivables. High unemployment and a general reduction in availability of credit may lead to increased delinquencies and defaults by obligors on motor vehicle loans, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If an economic downturn is experienced for a prolonged period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

[This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the statistical cut-off date, which may differ from the characteristics of the [initial] receivables sold to the issuing entity on the closing date as of the cut-off date [and the subsequent receivables
added to the receivables pool]	This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the statistical cut-off date. The initial receivables sold to the issuing entity on the closing date and any subsequent receivables transferred to the issuing entity during the Funding Period, may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement. We do not expect the characteristics (as of the cut-off date) of the initial receivables sold to the issuing entity on the closing date and all subsequent receivables to differ materially from the characteristics (as of the statistical cut-off date) of the receivables in the statistical pool described in this prospectus supplement, and each initial receivable and subsequent receivables must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the initial receivables sold to the issuing entity on the closing date and all subsequent receivables will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.]

[You may experience reduced returns on your notes resulting from distribution of
amounts in the Pre-Funding Account]	[On one or more occasions following the closing date, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from the bank, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period. See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Pre-Funding Account,” in this prospectus supplement. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for transfer to the issuing entity will increase the likelihood of a prepayment of principal on the notes. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Lack of availability of additional receivables during the revolving period could shorten the average life of your
notes]	[During the revolving period, the issuing entity will not make payments of principal on the notes. Instead, the issuing entity will purchase additional receivables from the depositor. The purchase of additional receivables by the issuing entity will lengthen the average life of the notes compared to a transaction without a revolving period. However, an unexpectedly high rate of collections on the receivables during the revolving period, a significant decline in the number of receivables available for purchase or the inability of the depositor to acquire new receivables could affect the ability of the issuing entity to purchase additional receivables. If the issuing entity is unable to reinvest available funds by the end of the revolving period, then the average life of the notes may be less than anticipated.

A variety of unpredictable economic, social and other factors may influence the availability of additional receivables. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the notes.]

[Risks associated with the interest
rate swap]	[The issuing entity will enter into an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the [Class A-4 notes] will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

An event of default under the indenture may result in payments on your notes being accelerated. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid senior swap termination payment will be equal in priority to payments of interest on the notes and higher in priority than all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon the occurrence of specific events described in this prospectus supplement in “Description of the Notes—Interest Rate Swap Agreement.” Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [Class A-4 notes] exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.]

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal balance of the loan on those financed
vehicles, which may result in losses	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the earlier years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. A decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may suffer losses due to receivables
with low contract rates	The receivables pool includes receivables which have contract rates that may be less than the interest rates on certain classes of the notes. Interest paid on the receivables with higher contract rates than the interest rate compensates for the receivables with relatively lower contract rates. Excessive prepayments on the receivables with relatively higher contract rates may adversely impact your notes by reducing such interest payments available.

Retention of some or all of one or more classes of the notes by the depositor or an affiliate of the depositor may reduce the
liquidity of such notes	Some or all of one or more classes of notes may be retained or transferred by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any of the retained Class A notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding offered Class A notes may be diluted.

[FDIC receivership or conservatorship of the bank could result in delays in
payments or losses on your notes]	The bank is a national banking association and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). If the bank were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of the bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “Material Legal Aspects of the Receivables –Certain Matters Relating to Insolvency” in the accompanying prospectus. To limit the FDIC’s potential use of any of these powers, the bank has structured this transaction to take advantage of a special regulatory safe harbor that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulatory safe harbor, which we refer to as the “FDIC Safe Harbor,” contains four separate safe harbors for transactions; in this prospectus supplement and the accompanying prospectus, we describe the safe harbor applicable to securitizations that do not qualify for sale accounting treatment. If the depositor were to sell all or nearly all of the certificates, then the sponsor would record the transfer of receivables as a sale under generally accepted accounting principles at the time of such sale. Consequently, we also describe the safe harbor applicable to securitizations that qualify for sale accounting treatment in the accompanying prospectus. The FDIC Safe Harbor provides a greater degree of protection to noteholders in securitizations that qualify for sale accounting treatment. The FDIC Safe Harbor limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Safe Harbor’s requirements and effects, including the uncertainty regarding its application and interpretation, see “Material Legal Aspects of the Receivables—FDIC Safe Harbor” in the accompanying prospectus.

If the FDIC were to successfully assert that this transaction does not comply with the FDIC Safe Harbor and that the transfer of receivables under the receivables transfer agreement was not a legal true sale, then the depositor would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “Material Legal Aspects of the Receivables—Certain Matters Relating to Insolvency” in the accompanying prospectus.

If the FDIC were appointed as conservator or receiver for the bank, the FDIC could:

•    require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•    request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•    repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•    argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for the bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “Material Legal Aspects of the Receivables – Certain Matters Relating to Insolvency” in the accompanying prospectus.

Additionally, the bank’s accounting treatment of the transfer of receivables may also affect whether the issuing entity would be a covered subsidiary of JPMorgan Chase & Co. under the Orderly Liquidation Authority created pursuant to the Dodd-Frank Act and thus potentially be subject to FDIC receivership under that statute in addition to potentially being a debtor in a case under the Bankruptcy Code. See “Risk Factors—Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes” and “Material Legal Aspects of the Receivables – Certain Matters Relating to Insolvency” in the accompanying prospectus.]

The ratings of the notes may be withdrawn or lowered or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or
the market price of the notes	Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable credit rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A credit rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the hired agency on a website that is accessible by a credit rating agency that is not a hired agency. A credit rating agency (including the hired agency) could lower the ratings of any notes following the initial issuance of the notes as a result of, among other things, losses on the related receivables in excess of the levels contemplated by a credit rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any credit rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other credit rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (potentially lower than) the rating provided by the hired agency. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform noteholders (or potential noteholders) if an unsolicited rating is issued. If any non-hired credit rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the hired agency, the liquidity or the market value of your note may be adversely affected.

Potential credit rating agency conflict
of interest and regulatory scrutiny	It may be perceived that a hired agency has a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the credit rating agencies for their rating services. Furthermore, the credit rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis. Such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may have an adverse effect on the ability to resell the notes and the price that a subsequent purchaser would be willing to pay for the notes.

Recent legal and regulatory provisions affecting investors could adversely affect
the liquidity of your notes	Other than as expressly stated in this prospectus supplement, there can be no assurance regarding the ability of particular investors to purchase the notes under current or future applicable legal investment or other restrictions or as to the consequences of an investment in the notes for such purposes or under such restrictions. Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the notes, which in turn may adversely affect the ability of investors in the notes who are not subject to those provisions to resell their notes in the secondary market or the price realized for the notes.

Accordingly, all investors whose investment activities are subject to local investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the notes will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

[Commingling of assets by the servicer could reduce or delay payments on the
notes]	[The servicer will be required to deposit all collections on the receivables into the Collection Account within two business days of identification of the payments by the servicer.] See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Deposits to the Collection Account” in this prospectus supplement.]

[However, pending deposit into the Collection Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable or failed to remit the funds, you might incur a loss on your investment in the notes.]

The bank’s review of the pool asset disclosure in this prospectus supplement does not provide absolute certainty that the pool asset disclosure is accurate in all
material respects	The bank, on behalf of the depositor, performed a review under Rule 193 of the Commission of the information required to be included in this prospectus supplement and the accompanying prospectus relating to the receivables by Item 1111 of Regulation AB (such information referred to as “Rule 193 Information”). This review is further described under “The Receivables Pool – Review of Pool Assets.” Our review was designed to provide reasonable assurance that the Rule 193

Information is accurate in all material respects, however, the review was not designed, and was not likely, to be sufficient to provide absolute certainty that the Rule 193 Information is accurate in all material respects. The bank used judgment to determine the scope of the review and to complete the review. Although the Rule 193 review process included verification of certain attributes of a sample of Receivables, it did not involve verification of the underlying details of every Receivable in the pool, and the completion of the review process required the application of a significant level of human diligence and judgment. As a result, the review by the bank and depositor was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects, investors should be aware that the review did not provide complete assurance that the Rule 193 Information is, in fact, accurate in all material respects.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Chase Auto Owner Trust 20[•]-[•] is a statutory trust governed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the Closing Date, between the Depositor and [•], as the owner trustee (the “Owner Trustee”). The trust is referred to in this prospectus supplement and in the accompanying prospectus as either the “Trust” or the “Issuing Entity.”

The Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuing Entity, including the receivables, and the proceeds of those assets;

•	issuing the notes and certificates;

•	making payments on the notes and certificates;

•	selling, transferring and exchanging the notes and certificates;

•	pledging the receivables and other assets of the Issuing Entity pursuant to the indenture;

•	entering into and performing its obligations under the Receivables Transfer Agreement and Transfer Agreement;

•	[entering into and performing its obligations under the interest rate swap agreement;] and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with those activities or as may be required in connection with conservation of the assets of the Issuing Entity and the making of payments on the notes and distributions on the certificates.

The Issuing Entity will be capitalized by the issuance of the notes. The Issuing Entity will transfer the notes and the certificates to the Depositor in exchange for the receivables under a transfer agreement between the Issuing Entity and the Depositor. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes are collectively referred to as the “Notes”. The Notes are being offered hereby. The proceeds from the issuance of the Notes will be used by the Depositor (1) to purchase the receivables from the Bank under the receivables transfer agreement[,] [and] [(2) to [direct the underwriters to] fund the initial deposit into the Reserve Account] [and (3) deposit the pre-funded amount, if any, into the Pre-Funding Account]. The Depositor or its affiliates may use all or a portion of the net proceeds from the sale of the Notes to pay their respective debts and for general purposes.

In addition to the receivables acquired by the Issuing Entity from the Depositor on the Closing Date [and on each Funding Date], the Issuing Entity property will also include:

•	all collections on the receivables [on or] after the [applicable] Cut-off Date;

•	the receivable files relating to the original motor vehicle loans evidencing the receivables;

•	the security interests in the financed vehicles;

•	any proceeds from claims on (1) any theft and physical damage insurance policy maintained by an obligor under a receivable, providing coverage against loss or damage to or theft of the related financed vehicle or (2) any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•	the rights of the Issuing Entity to [funds on deposit in the Reserve Account,] the Collection Account[, the Pre-Funding Account] and the Principal Distribution Account and any other accounts established pursuant to the indenture or servicing agreement (other than the certificate distribution account), and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the Issuing Entity under the transfer agreement and the administration agreement and of the Depositor, as buyer, under the receivables transfer agreement;

•	[rights of the Issuing Entity under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;] and

•	the proceeds of any and all of the above.

If the protection provided to the Class A Noteholders by the subordination of the Class B Notes and to all the noteholders by the [Reserve Account] is insufficient, the Issuing Entity will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure Defaulted Receivables. In that event, various factors, for example if the Issuing Entity does not have a perfected security interest in the financed vehicles, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the Issuing Entity can distribute to the noteholders. See “Application of Available Funds—Priority of Distributions” and “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Reserve Account” in this prospectus supplement and “Material Legal Aspects of the Receivables” in the accompanying prospectus.

The fiscal year of the Issuing Entity is the calendar year.

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$ [•]
Class A-2 Notes	$ [•]
Class A-3 Notes	$ [•]
Class A-4 Notes	$ [•]
Class B Notes	$ [•]
Overcollateralization	$ [•]
[Yield Supplement Overcollateralization Amount ]	$ [•]
[Initial Reserve Account Balance ]	$ [•]

Total	$ [•]

The Owner Trustee

[•] will act as Owner Trustee under the trust agreement. [•] is a [•] existing under the laws of [•] authorized to exercise trust powers. The Owner Trustee maintains its principal office at [•].

[•] has served and currently is serving as Owner Trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

Currently, there are no legal proceedings pending before any court or governmental authority against [•] that would have a material adverse effect on the ability of [•] to perform it obligations as Owner Trustee as provided in the trust agreement.

The Depositor and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

Refer to “The Issuing Entities—The Owner Trustee” in the accompanying prospectus for a description of the Owner Trustee’s duties and responsibilities under the Trust Agreement.

Indenture Trustee

The name of the Indenture Trustee is [•], and it is a [•].

[•] has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[•] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [•] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Indenture Trustee.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

Refer to “The Indenture—The Indenture Trustee” section in the accompanying prospectus for a description of the Indenture Trustee’s duties and responsibilities under the indenture.

THE SPONSOR, ORIGINATOR, SERVICER AND ADMINISTRATOR

Sponsor, Originator, Servicer and Administrator

JPMorgan Chase Bank, National Association, a national banking association is primarily responsible for structuring the Issuing Entity and the securitization of the motor vehicle loans. The motor vehicle loans were originated by the Bank. The Bank will also be the servicer of the motor vehicle loans and the administrator (the “Administrator”) for the Issuing Entity. Information regarding the Bank as sponsor and administrator is set forth in the section of the accompanying prospectus entitled “Sponsor, Servicer and Administrator”, and information regarding the Bank as servicer is set forth in the section of the accompanying prospectus entitled “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement. [The Bank intends to treat the securitization transaction as a sale for accounting purposes.] See “Risk Factors—FDIC receivership of the bank could result in delays in payments or losses on your notes” in this prospectus supplement.

THE DEPOSITOR

Chase Auto Receivables LLC, (the “Depositor”) is a limited liability company formed under the laws of the State of Delaware on October 2, 2012. The Depositor maintains its principal office at 900 Stewart Avenue, Garden City, New York 11530. Its telephone number is (516) 745-4520.

The Depositor is a wholly-owned, special purpose subsidiary of the Bank. The Depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities, selling and otherwise transferring receivables (including for the purpose of securitizing them) and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The Depositor’s limited liability company agreement also includes a provision that requires the Depositor to have at least one director who is independent. Under the Depositor’s limited liability company agreement, an independent director is a person who is not an employee, director, stockholder, partner or officer of the Depositor or any of its affiliates (other than his or her service as an independent director of the Depositor or any of its affiliates), a customer or supplier of the Depositor or any of its affiliates, or any immediate family member of any person described in the foregoing.

The only obligations, if any, of the Depositor with respect to the Notes issued by the Issuing Entity are pursuant to certain limited representations and warranties and limited undertakings to repurchase receivables under certain circumstances, but only to the extent the Bank simultaneously performs its obligation to repurchase those receivables. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

None of the Depositor, the Bank, the Servicer or any of their respective affiliates will insure or guarantee the receivables or the Notes and certificates issued by the Issuing Entity.

[THE SWAP COUNTERPARTY]

[[•] is the swap counterparty. It is organized as a [•] under the laws of [•]. [To be inserted: description of the general character of the business of the swap counterparty.]

Upon the occurrence of an Event of Default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described below under “Description of the Notes—Interest Rate Swap Agreement.”

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.]

[Insert required financial information for the swap counterparty if the significance percentage of the interest rate swap agreement is more than 10% as required by Item 1115(b) of Regulation AB.]

THE RECEIVABLES POOL

The Issuing Entity will own a pool of receivables consisting of motor vehicle loans secured by security interests in the motor vehicles financed by those loans. The pool will consist of the receivables selected from the Bank’s portfolio of motor vehicle loans for new and used vehicles, in each case meeting the criteria described below, which the Bank transfers to the Depositor and the Depositor will transfer to the Issuing Entity on the Closing Date. No selection procedures believed by the Bank to be adverse to the noteholders were utilized in selecting the receivables. The receivables will include payments on the receivables which are made [on or] after the Cut-off Date. [Approximately [•]% of the receivables in the [statistical] pool described in this prospectus supplement (by aggregate principal balance as of the [Statistical] Cut-off Date) are evidenced by electronic contracts.]

[The characteristics set forth in this section are based on the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cut-off Date. The statistical pool consists of a portion of the receivables owned by the originator that met the criteria below as of the Statistical Cut-off Date. The receivables pool sold to the Issuing Entity on the Closing Date will be selected from the statistical pool. Some amortization of the receivables will have occurred since the Statistical Cut-off Date and some receivables included in the statistical pool will have prepaid in full or will have been determined not to meet the eligibility criteria described below as of the Cut-off Date and therefore will not be included in the receivables pool sold to the Issuing Entity on the Closing Date. The characteristics of the receivables pool sold to the Issuing Entity on the Closing Date as of the Cut-off Date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cut-off Date and illustrated in the tables below, but any such variance will not be material.

Criteria Applicable to Selection of Receivables

The receivables sold to the Issuing Entity on the Closing Date will be selected from the Bank’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the accompanying prospectus under “The Receivables Pools.” These criteria include the requirement that each receivable:

•	constitutes “electronic chattel paper”, “tangible chattel paper”, an “account”, a “promissory note” or a “payment intangible”, as applicable, as defined under the Uniform Commercial Code;

•	has a remaining term to maturity, as of the Cut-off Date, of not less than [•] months;

•	had an original term to maturity of not less than [•] months and not more than [•] months;

•	is a fully-amortizing, simple interest loan and which provided, at origination, for level periodic payments (except for the first or last payment, which may be minimally different from the level payments) over its original term;

•	is secured by a new or used automobile or light-duty truck that, as of the Cut-off Date, had not been repossessed [without reinstatement of such receivable];

•	has not been identified on the Bank’s servicing systems as being the subject of any pending bankruptcy or insolvency proceeding as of the Cut-off Date;

•	is not greater than [30] days delinquent as of the Cut-off Date;

•	had an outstanding principal balance, as of the Cut-off Date, of greater than or equal to $[•];

•	has a scheduled maturity date no later than [•]; and

•	has a Contract Rate of no less than [•]% and not more than [•]%.

[Additional receivables sold by the Depositor to the Issuing Entity during the [revolving period] [pre-funding period] must meet substantially similar criteria. However, these criteria will not ensure that each subsequent pool of additional receivables will share the exact characteristics of the initial pool of receivables. As a result, the composition of the aggregate pool of receivables will change if additional receivables are purchased by the Issuing Entity during the [revolving period] [pre-funding period]. See “Risk Factors—Lack of availability of additional receivables during the revolving period could shorten the average life of your notes” in this prospectus supplement.] [Insert any additional requirements for receivables that may be added to the pool during the revolving period or pre-funding period in accordance with Item 1103(a)(5)(vi) of Regulation AB.]

No Exceptions to Underwriting Criteria

[As described in “The Receivables—Underwriting of Receivables” in the accompanying prospectus, under the Bank’s origination process, credit applications are evaluated when received either through the Bank’s automated underwriting process or by a credit analyst in a manual review process. As indicated in that Section, the Bank does not intend to include any motor vehicle loan that was originated as an exception to its underwriting policies in any securitization pool. The Bank, on behalf of the Depositor, conducted a review of the Receivables in the pool to determine if any Receivable deviates from the underwriting criteria described in “The Receivables—Underwriting of Receivables.” Based on the review, none of the Receivables in the pool were originated with exceptions to the Bank’s underwriting criteria that applied at the time the respective Receivable was originated.]

Review of Pool Assets

The Bank, on behalf of the Depositor, has performed the review of the Receivables of the Issuing Entity and the information required to be included in this prospectus supplement and the accompanying prospectus relating to the Receivables by Item 1111 of Regulation AB (the “Rule 193 Information”) in order to provide reasonable assurance that the Rule 193 Information is accurate in all material respects.

The Bank determined the scope and type of review procedures to be utilized in respect of each portion of the Rule 193 Information. The Rule 193 Information consisting of factual information was reviewed by responsible internal personnel at the Bank to ensure its accuracy. The Bank also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents for accuracy. The Bank also consulted with internal and outside counsel who reviewed certain relevant sections of this prospectus supplement and the accompanying prospectus.

The Bank, on behalf of the Depositor, performed a review of the Receivables in the [statistical] pool to confirm that those Receivables satisfied the criteria set forth under “The Receivables Pool” in this prospectus supplement. The Bank verified the individual Receivables data contained in the Bank’s data tape. The data tape is an electronic record from the auto loan databases maintained by the Bank, which includes certain attributes of the Receivables. The Bank selected a random sample of [__] files to confirm certain data points, such as FICO® score, APR and origination date, conformed to the applicable information on the data tape. The Bank also compared the statistical information contained in the tables under “The Receivables Pool—Pool Stratifications” in this prospectus supplement to data in, or derived from, the data tape. The Bank recalculated the statistical information relating to the Receivables in the pool using the applicable information on the data tape and verified that the recalculated information agreed to the information presented in this prospectus supplement. The Bank’s control environment includes periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes, and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

[As described under “The Receivables Pool” in this prospectus supplement, some of the information in this prospectus supplement pertains to a statistical pool rather than the actual pool of receivables to be transferred to the issuing entity. The actual pool will be identical to the statistical pool in all respects except that (a) Receivables which became ineligible as of the actual cutoff date will be excluded, including those which became more than 30 days past due and (b) additional similar receivables, including Receivables originated after the statistical cutoff date but prior to the actual cutoff date, were included in the actual pool. The characteristics of the Receivables sold to the Issuing Entity on the Closing Date are not expected to vary materially from the characteristics of the Receivables in the statistical pool as described in this prospectus supplement. The additional receivables to be added will be selected from the same or similar data tapes created from the Bank’s auto loan databases in the same manner as the data tape used to select the statistical pool. The Bank and the Depositor believe that the verification of certain information, numeric comparisons and recalculations, internal control reviews and other review procedures described above provide similar reasonable assurance that the information in the Bank’s auto loan databases and data tape relating to the actual pool is reliable in all material respects.]

Portions of the review of the descriptions of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the Bank on behalf of the Depositor. The Bank, on behalf of the Depositor, determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Pool Stratifications

The composition of the receivables in the [statistical] pool described in this prospectus supplement as of the [Statistical] Cut-off Date is as follows:

Composition of the Motor Vehicle Loans in the Pool as of the [Statistical] Cut-off Date

	New Financed Vehicles	Used Financed Vehicles	Total
Aggregate Principal Balance	$[•]	$[•]	$[•]
Number of Motor Vehicle Loans	[•]	[•]	[•]
Average Principal Balance	$[•]	$[•]	$[•]
Average Original Balance	$[•]	$[•]	$[•]
Weighted Average Contract Rate	[•]%	[•]%	[•]%
Contract Rate (Range)	[•]% to [•]%	[•]% to [•]%	[•]% to [•]%
Weighted Average Original Term	[•] months	[•] months	[•] months
Original Term (Range)	[•] months to [•] months	[•] months to [•] months	[•] months to [•] months
Weighted Average Remaining Term(1)	[•] months	[•] months	[•] months
Remaining Term (Range)(1)	[•] months to [•] months	[•] months to [•] months	[•] months to [•] months
Weighted Average FICO®(2) Score(3)	[•]	[•]	[•]
FICO®(2)Score (Range)(3)	[•] to [•]	[•] to [•]	[•] to [•]

(1)	Based on the number of monthly payments remaining as of the statistical cutoff date.

(2)	FICO® is a registered trademark of Fair Isaac & Co.

(3)	FICO® scores are based on independent third party information, the accuracy of which cannot be verified by the Bank. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the motor vehicle loans.

As of the [Statistical] Cut-off Date, the receivables in the pool described in this prospectus supplement had an aggregate principal balance of $[•]. As of the Cut-off Date, the receivables sold to the Issuing Entity on the Closing Date are expected to have an aggregate principal balance of $[•].

The distribution by Contract Rate of the motor vehicle loans, the geographic distribution of the motor vehicle loans, the distribution by principal balance of the motor vehicle loans, the distribution by FICO® Scores of the obligors and the distribution by original term to maturity and the distribution by remaining term to maturity of the motor vehicle loans, in each case of the [statistical] pool described in this prospectus supplement as of the [Statistical] Cut-off Date, are set forth in the following tables.

Distribution by Contract Rate of the Motor Vehicle Loans in the Pool

as of the [Statistical] Cut-off Date

Contract Rate Range	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)
2.50% - 3.00%	[—]	[—]	[—]
3.01% - 3.50%	[—]	[—]	[—]
3.51% - 4.00%	[—]	[—]	[—]
4.01% - 5.50%	[—]	[—]	[—]
5.51% - 6.00%	[—]	[—]	[—]
6.01% - 6.50%	[—]	[—]	[—]
6.51% - 7.00%	[—]	[—]	[—]
7.01% - 7.50%	[—]	[—]	[—]
7.51% - 8.00%	[—]	[—]	[—]
8.01% - 8.50%	[—]	[—]	[—]
8.51% - 9.00%	[—]	[—]	[—]
9.01% - 9.50%	[—]	[—]	[—]
9.51% - 10.00%	[—]	[—]	[—]
10.01% - 10.50%	[—]	[—]	[—]
10.51% - 11.00%	[—]	[—]	[—]
11.01% - 11.50%	[—]	[—]	[—]
11.51% - 12.00%	[—]	[—]	[—]
12.01% - 12.50%	[—]	[—]	[—]
12.51% - 13.00%	[—]	[—]	[—]
13.01% - 13.50%	[—]	[—]	[—]
13.51% - 14.00%	[—]	[—]	[—]
14.01% - 14.50%	[—]	[—]	[—]
14.51% - 15.00%	[—]	[—]	[—]
15.01% - 15.50%	[—]	[—]	[—]
15.51% - 16.00%	[—]	[—]	[—]
16.01% - 16.50%	[—]	[—]	[—]
16.51% - 17.00%	[—]	[—]	[—]
17.01% - 17.50%	[—]	[—]	[—]
17.51% - 18.00%	[—]	[—]	[—]

Total:	[—]	$ [—]	[—]%

(1)	Percentages may not add to 100.00% due to rounding.

Geographic Distribution of the Motor Vehicle Loans in the Pool

as of the [Statistical] Cut-off Date(1)

State	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(2)
Alaska	[—]	$ [—]	[—]
Arizona	[—]	[—]	[—]
Arkansas	[—]	[—]	[—]
California	[—]	[—]	[—]
Colorado	[—]	[—]	[—]
Connecticut	[—]	[—]	[—]
Delaware	[—]	[—]	[—]
District of Columbia	[—]	[—]	[—]
Florida	[—]	[—]	[—]
Georgia	[—]	[—]	[—]
Hawaii	[—]	[—]	[—]
Idaho	[—]	[—]	[—]
Illinois	[—]	[—]	[—]
Indiana	[—]	[—]	[—]
Iowa	[—]	[—]	[—]
Kansas	[—]	[—]	[—]
Kentucky	[—]	[—]	[—]
Louisiana	[—]	[—]	[—]
Massachusetts	[—]	[—]	[—]
Michigan	[—]	[—]	[—]
Minnesota	[—]	[—]	[—]
Mississippi	[—]	[—]	[—]
Missouri	[—]	[—]	[—]
Montana	[—]	[—]	[—]
Nebraska	[—]	[—]	[—]
Nevada	[—]	[—]	[—]
New Hampshire	[—]	[—]	[—]
New Jersey	[—]	[—]	[—]
New Mexico	[—]	[—]	[—]
New York	[—]	[—]	[—]
North Carolina	[—]	[—]	[—]
North Dakota	[—]	[—]	[—]
Ohio	[—]	[—]	[—]
Oklahoma	[—]	[—]	[—]
Oregon	[—]	[—]	[—]
Pennsylvania	[—]	[—]	[—]
Rhode Island	[—]	[—]	[—]
South Carolina	[—]	[—]	[—]
South Dakota	[—]	[—]	[—]
Tennessee	[—]	[—]	[—]
Texas	[—]	[—]	[—]
Utah	[—]	[—]	[—]
Vermont	[—]	[—]	[—]
Virginia	[—]	[—]	[—]
Washington	[—]	[—]	[—]
West Virginia	[—]	[—]	[—]
Wisconsin	[—]	[—]	[—]
Wyoming	[—]	[—]	[—]

Total:	[—]	$[—]	[—]%

(1)	Based on the billing address of the obligor of the motor vehicle loan as of the [Statistical] Cut-off Date.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution by Principal Balance of the Motor Vehicle Loans in the Pool

as of the [Statistical] Cut-off Date

Principal Balance ($)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)
0.01 to 5,000.00	[—]	$ [—]	[—]%
5,000.01 to 10,000.00	[—]	[—]	[—]
10,000.01 to 15,000.00	[—]	[—]	[—]
15,000.01 to 20,000.00	[—]	[—]	[—]
20,000.01 to 25,000.00	[—]	[—]	[—]
25,000.01 to 30,000.00	[—]	[—]	[—]
30,000.01 to 35,000.00	[—]	[—]	[—]
35,000.01 to 40,000.00	[—]	[—]	[—]
40,000.01 to 45,000.00	[—]	[—]	[—]
45,000.01 to 50,000.00	[—]	[—]	[—]
50,000.01 to 55,000.00	[—]	[—]	[—]
55,000.01 to 60,000.00	[—]	[—]	[—]
60,000.01 to 65,000.00	[—]	[—]	[—]
65,000.01 to 70,000.00	[—]	[—]	[—]
70,000.01 to 75,000.00	[—]	[—]	[—]
75,000.01 to 80,000.00	[—]	[—]	[—]
80,000.01 to 85,000.00	[—]	[—]	[—]
85,000.01 to 90,000.00	[—]	[—]	[—]
90,000.01 to 95,000.00	[—]	[—]	[—]
95,000.01 to 100,000.00	[—]	[—]	[—]

Total:	[—]	$ [—]	[—]%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution by FICO® Scores of the Motor Vehicle Loans in the Pool

as of the [Statistical] Cut-off Date(1)

FICO® Scores	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(2)
Less than or equal to 600	[—]	$ [—]	[—]%
601 to 650	[—]	[—]	[—]
651 to 700	[—]	[—]	[—]
701 to 750	[—]	[—]	[—]
751 to 800	[—]	[—]	[—]
801 to 850	[—]	[—]	[—]
Greater than or equal to 851	[—]	[—]	[—]

Total:	[—]	$ [—]	[—]%

(1)	Based on the number of monthly payments remaining as of the [Statistical] Cut-off Date.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution by Original Term to Maturity of the Motor Vehicle Loans in the Pool

as of the [Statistical] Cut-off Date(1)

Original Term to Maturity (in months)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(2)
1 to 12	[—]	$ [—]	[—]%
13 to 24	[—]	[—]	[—]
25 to 36	[—]	[—]	[—]
37 to 48	[—]	[—]	[—]
49 to 60	[—]	[—]	[—]
61 to 72	[—]	[—]	[—]
Greater than or equal to 73	[—]	[—]	[—]

Total:	[—]	$ [—]	[—]%

(1)	Based on the number of monthly payments remaining as of the [Statistical] Cut-off Date.
(2)	Percentages may not add to 100.00% due to rounding.

Distribution by Remaining Term to Maturity of the Motor Vehicle Loans in the Pool

as of the [Statistical] Cut-off Date(1)

Remaining Term to Maturity (in months)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(2)
1 to 12	[—]	$ [—]	[—]%
13 to 24	[—]	[—]	[—]
25 to 36	[—]	[—]	[—]
37 to 48	[—]	[—]	[—]
49 to 60	[—]	[—]	[—]
61 to 72	[—]	[—]	[—]
Greater than or equal to 73	[—]	[—]	[—]

Total:	[—]	$ [—]	[—]%

(1)	Based on the number of monthly payments remaining as of the [Statistical] Cut-off Date.
(2)	Percentages may not add to 100.00% due to rounding.

STATIC POOL DATA

Appendix A to this prospectus supplement (“Appendix A”) sets forth in tabular format static pool information regarding delinquency, cumulative loss and prepayment data for receivables originated by the Bank or its affiliates. The static pool data information is presented monthly for the portfolio of motor vehicle loans originated by the Bank [or its affiliates] and which have been serviced by the Bank or one of its affiliates (the “Chase Auto Portfolio”) during each of the last five calendar years. We cannot assure you that the prepayment, loss or delinquency experience of the motor vehicle loans sold to the Issuing Entity will be comparable to the historical prepayment, loss or delinquency experience of the motor vehicle loans in the Chase Auto Portfolio. In this regard, you should note how the characteristics of the motor vehicle loans included in the static pool data differ from the characteristics of the motor vehicle loans being transferred to the Issuing Entity. Such differences, along with the varying economic conditions applicable to the motor vehicle loans in the static pool data, may make it unlikely that the motor vehicle loans in the Issuing Entity will perform in the same way that the motor vehicle loans in the Chase Auto Portfolio have performed historically.

Delinquency and Loan Loss Information

The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Auto Portfolio.

The data presented in the following tables are for illustrative purposes only. Over the periods shown the size of the Chase Auto Portfolio has increased and decreased as new motor vehicle loans were originated and existing motor vehicle loans were repaid or liquidated. The delinquency and loan loss percentages for a static pool of motor vehicle loans originated in any period would differ from the delinquency and loan loss percentages shown in the following tables. In addition, delinquency and loan loss experience may be influenced by a variety of economic and other factors. We cannot assure you that the delinquency and loan loss experience of the motor vehicle loans included in the Issuing Entity will be similar to the delinquency and loan loss levels set forth below.

Delinquency Experience

As of [—]
	[—]			[—]
	Dollars (000’s)		Number of Loans	Dollars (000’s)		Number of Loans
Outstanding Principal Balance	$	[—]	[—]	$	[—]	[—]
Delinquencies(1)(2)
30-59 Days	$	[—]	[—]	$	[—]	[—]
60-89 Days		[—]	[—]		[—]	[—]
90 Days or More		[—]	[—]		[—]	[—]

Total Delinquencies	$	[—]	[—]	$	[—]	[—]
Repossession Inventory	$	[—]	[—]	$	[—]	[—]

Total Delinquencies & Repossession Inventory	$	[—]	[—]	$	[—]	[—]

Delinquencies(1)(2)(3)
30-59 Days		[—]%			[—]%
60-89 Days		[—]%			[—]%
90 Days or More		[—]%			[—]%

Total Delinquencies(3)(4)		[—]%			[—]%
Repossession Inventory(3)		[—]%			[—]%

Total Delinquencies & Repossession Inventory(3)(4)		[—]%			[—]%

As of [—]
	[—]			[—]			[—]
	Dollars (000’s)		Number of Loans(5)	Dollars (000’s)		Number of Loans(5)	Dollars (000’s)		Number of Loans(5)
Outstanding Principal Balance	$	[—]	[—]	$	[—]	[—]		$[—]	[—]
Delinquencies(1)(2)
30-59 Days	$	[—]	[—]	$	[—]	[—]	$	[—]	[—]
60-89 Days		[—]	[—]		[—]	[—]		[—]	[—]
90 Days or More		[—]	[—]		[—]	[—]		[—]	[—]

Total Delinquencies	$	[—]	[—]	$	[—]	[—]	$	[—]	[—]
Repossession Inventory	$	[—]	[—]	$	[—]	[—]	$	[—]	[—]

Total Delinquencies & Repossession Inventory	$	[—]	[—]	$	[—]	[—]	$	[—]	[—]

Delinquencies(1)(2)(3)
30-59 Days		[—]%			[—]%			[—]%
60-89 Days		[—]%			[—]%			[—]%
90 Days or More		[—]%			[—]%			[—]%

Total Delinquencies(3)(4)		[—]%			[—]%			[—]%
Repossession Inventory(3)		[—]%			[—]%			[—]%

Total Delinquencies & Repossession Inventory(3)(4)		[—]%			[—]%			[—]%

(1)	Delinquencies only include principal balances.
(2)	The period of delinquency is based on the number of days payments are contractually past due. An obligor is deemed delinquent if an amount equal to 10% or more of a scheduled monthly payment remains unpaid when due.
(3)	As a percent of outstanding principal in dollars.
(4)	Percentages representing Total Delinquencies and Total Delinquencies & Repossession Inventory may not equal the sum of their components due to rounding.
(5)	Number of delinquent loans is the average number of loans delinquent for the month preceding the date set forth above.

Loan Loss Experience

(Dollars in 000’s)

Year Ended December 31,
	[—]	[—]	[—]	[—]	[—]
Number of Loans(1)	[—]	[—]	[—]	[—]	[—]
Period End Outstanding Principal Balance	$ [—]	$ [—]	$ [—]	$ [—]	$ [—]
Average Outstanding Principal Balance(2)	$ [—]	$ [—]	$ [—]	$ [—]	$ [—]
Number of Repossessions(3)	[—]	[—]	[—]	[—]	[—]
Number of Gross Charge-Offs	[—]	[—]	[—]	[—]	[—]
Gross Charge-Offs(4)	$ [—]	$ [—]	$ [—]	$ [—]	$ [—]
Gross Charge-Offs as a % of Period End Outstanding Principal Balance(4)	[—]%	[—]%	[—]%	[—]%	[—]%
Gross Charge-Offs as a % of Average End Outstanding Principal Balance(4)	[—]%	[—]%	[—]%	[—]%	[—]%
Recoveries(5)	$ [—]	$ [—]	$ [—]	$ [—]	$ [—]
Net Charge-Offs(6)	$ [—]	$ [—]	$ [—]	$ [—]	$ [—]
Net Charge-Offs as a % of Period End Outstanding Principal Balance(6)	[—]%	[—]%	[—]%	[—]%	[—]%
Net Charge-Offs as a % of Average Outstanding Principal Balance(6)	[—]%	[—]%	[—]%	[—]%	[—]%

(1)	Number of loans as of period end.
(2)	The average for each period presented was computed by taking a simple average of monthly average outstanding principal balances for such period.
(3)	The number of repossessions excludes loans that have been subsequently reinstated.
(4)	Amounts charged-off are remaining principal balance less proceeds of repossessed vehicles sold prior to charge-off. Refer to the section of the accompanying prospectus entitled “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Servicing Procedures” for information concerning our charge-off policy.
(5)	Recoveries include amounts received with respect to loans previously charged off.
(6)	Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged off. Net Charge-Offs may not equal the difference of its components due to rounding.

[FDIC Safe Harbor and Risk Retention

The transaction contemplated by this prospectus supplement is intended to comply with the FDIC Safe Harbor. For more information, see “Risk Factors—FDIC receivership or conservatorship of the bank could result in delays in payments or losses on your notes” in this prospectus supplement and “Certain Information Regarding the Securities—FDIC Safe Harbor Covenant” and “Material Legal Aspects of the Receivables—FDIC Safe Harbor” in the accompanying prospectus.

One of the requirements of the FDIC Safe Harbor is that the sponsor must retain an economic interest in not less than five percent of the credit risk of the securitized assets. The sponsor intends to satisfy this risk retention requirement by selecting a representative sample of the securitized receivables equal to not less than 5.0% of the principal balance of the receivables at the time receivables are to be sold to the Issuing Entity. Those assets will not provide credit enhancement for the Notes but their retention will provide the sponsor with similar exposure as the Issuing Entity to the underwriting standards that were used to originate the receivables pool.]

Repurchases and Replacements

The transaction documents contain certain covenants requiring the repurchase of a receivable for the breach of a related representation or warranty as described under “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement” in this prospectus supplement. [No motor vehicle loans securitized by the sponsor and held by non-affiliates of the sponsor were the subject of a demand to repurchase or replacement for breach of representations and warranties [during the one year period ending [            ], 20[    ]]]. [The following table provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by the Bank during the period from [            ], 20[    ] to [            ], 20[    ].]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Receivables in ABS by Originator	Receivables that Were Subject of Demand	Receivables That Were Repurchased or Replaced	Receivables Pending Repurchase or Replacement (within cure period)	Demand in Dispute	Demand Withdrawn	Demand Rejected
Chase Auto Owner Trust 20[ ]-[ ]		Originator 1	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %
Chase Auto Owner Trust 20[ ]-[ ]		Originator 2	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %	# $ %

The Depositor, as securitizer, will disclose fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. The Depositor will file Form ABS-15G with the SEC not later than [•]. The CIK number of the Depositor is 0001563591.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding certain maturity and prepayment considerations with respect to the Notes is set forth under “Maturity and Prepayment Considerations” in the accompanying prospectus. In addition, no principal payments will be made:

•	on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

•	on the Class B Notes until the Class A-4 Notes have been paid in full.

However, if payment of the Notes has been accelerated after an Event of Default, principal payments will be paid, first, to the holders of Class A-1 Notes until the Class A-1 Notes are paid in full, then pro rata to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until paid in full and then to the holders of the Class B Notes until paid in full.

Since the rate of payment of principal on each class of Notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of Notes could occur earlier or later than the respective Final Scheduled Payment Dates.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

Prepayments on motor vehicle loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay [in full] each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

The tables (the “ABS Tables”) captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	interest accrues on the Notes at the following per annum coupon rates: Class A-1 Notes, [ ],%, Class A-2 Notes, [ ]%, Class A-3 Notes, [ ]%, Class A-4 Notes, [ ]% and Class B Notes, [ ]%;

•	each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has [•] days;

•	payments on the Notes are made on each Payment Date commencing [ ], 20[ ] and on the [•th] day of each subsequent month regardless of whether or not that day is a Business Day;

•	the Class A-1 Notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	the initial principal balance of each class of Notes is equal to the initial principal balance set forth on the front cover of this prospectus supplement;

•	the receivables have an initial aggregate principal balance of $[•];

•	except as otherwise specified in the ABS Tables, the Servicer does not exercise its option to purchase the receivables; [and]

•	the Notes are issued on [•] [•], 20[•][.][;]

•	the Servicing Fee will be [ ]% per annum, the Indenture Trustee fee and the Owner Trustee fee, in the aggregate equal $[ ] monthly, and all other fees and expenses equal zero;

•	[$[•] will be deposited in the Pre-Funding Account on the Closing Date; and

•	[all of the funds in the Pre-Funding Account are used to purchase additional receivables.][; and]

•	[insert assumptions relating to revolving period.]

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal balance of each class of Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages.

The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the [Statistical] Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed Cut-off Date of [•] [•], 20[•].

Pool	Principal Balance		Weighted Average Contract Rate of Interest	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1	$	[•]	[•]%	[•]	[•]
2		[•]	[•]%	[•]	[•]
3		[•]	[•]%	[•]	[•]
4		[•]	[•]%	[•]	[•]
5		[•]	[•]%	[•]	[•]
6		[•]	[•]%	[•]	[•]
Total	$	[•]

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class A-1 Notes
Payment Date	[•]%	[•]%	[•]%	[•]%	[•]%	[•]%
Closing Date	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life(1) (Years) to Call(1)	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life to Maturity	[•]	[•]	[•]	[•]	[•]	[•]

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal balance of the note.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class A-2 Notes
Payment Date	[•]%	[•]%	[•]%	[•]%	[•]%	[•]%
Closing Date	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life(1) (Years) to Call(1)	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life to Maturity	[•]	[•]	[•]	[•]	[•]	[•]

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal balance of the note.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class A-3 Notes
Payment Date	[•]%	[•]%	[•]%	[•]%	[•]%	[•]%
Closing Date	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life(1) (Years) to Call(1)	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life to Maturity	[•]	[•]	[•]	[•]	[•]	[•]

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal balance of the note.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class A-4 Notes
Payment Date	[•]%	[•]%	[•]%	[•]%	[•]%	[•]%
Closing Date	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life(1) (Years) to Call(1)	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life to Maturity	[•]	[•]	[•]	[•]	[•]	[•]

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal balance of the note.
(2)	This calculation assumes the Servicer purchases the receivables on the earliest Payment Date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class B Notes
Payment Date	[•]%	[•]%	[•]%	[•]%	[•]%	[•]%
Closing Date	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life(1) (Years) to Call(1)	[•]	[•]	[•]	[•]	[•]	[•]
Weighted Average Life to Maturity	[•]	[•]	[•]	[•]	[•]	[•]

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal balance of the note.
(2)	This calculation assumes the Servicer purchases the receivables on the earliest Payment Date on which it is permitted to do so.

This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES

The Issuing Entity will issue the Notes under an indenture to be dated as of the Closing Date between the Issuing Entity and [•], as indenture trustee (the “Indenture Trustee”). We summarize below some of the most important terms of the Notes. This summary is not a complete description of all the provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any Issuing Entity and the related indenture set forth under the headings “Certain Information Regarding the Securities” and “The Indenture” in the accompanying prospectus. We refer you to those sections.

Payments of Interest

Interest on the principal balances of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be payable to the noteholders on each Payment Date. The Issuing Entity will make payments to the person in whose name such note is registered on the Record Date.

Calculation of Interest. Interest will accrue and will be calculated on the various classes of Notes as follows:

•	Actual/360. Interest on the Class A-1 Notes [and the Class A-4 Notes] will be calculated on the basis of actual days elapsed and a 360-day year. This means that the interest due on each Payment Date for the Class A-1 Notes [and the Class A-4 Notes] will be the product of (i) the outstanding principal balance on the related class of Notes as of the record date for such Payment Date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the current Payment Date, divided by 360.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes [, the Class A-4 Notes], and the Class B Notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each Payment Date for the Class A-2 Notes, the Class A-3 Notes, [the Class A-4 Notes] and the Class B Notes will be the product of (i) the outstanding principal balance of the related class of Notes as of the record date for such Payment Date, (ii) the applicable interest rate and (iii) 30 [(or in the case of the first Payment Date, [__])], divided by 360.

•	Interest Accrual Periods. Interest will accrue on the note balance of each class of Notes (a) with respect to the Class A-1 Notes [and the Class A-4 Notes] from the prior Payment Date (after giving effect to all payments made on that date) (or in the case of the first Payment Date, the Closing Date) to but excluding the following Payment Date [or (b) with respect to the Class A-2 Notes, the Class A-3 Notes, [the Class A-4 Notes] and the Class B Notes from the [ ] day of each calendar month (after giving effect to all payments made on the related Payment Date) (or in the case of the first Payment Date, the closing date) to but excluding the [ ] day of the following month]. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Priority of Interest Payments. The Issuing Entity will pay interest on the Notes (without priority among the classes of Class A Notes) on each Payment Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within 35 days after the related Payment Date. The priority in which interest will be paid on the Class B Notes will change upon the occurrence of certain events as described under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

Payments of Principal

Priority and Amount of Principal Payments. The Issuing Entity will generally make principal payments, including, with respect to the Class A Notes, any Regular Allocation of Principal or First Allocation of Principal, to the Principal Distribution Account for distribution to the noteholders on each Payment Date [during the amortization period] in the amount and in the priority set forth below under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

If the Notes have not been accelerated because of an Event of Default, then on each Payment Date, the Indenture Trustee will distribute all amounts on deposit in the principal distribution account to noteholders in respect of principal of the Notes to the extent of the funds therein in the following order of priority:

first, to the holders of the Class A-1 Notes, until the Class A-1 Notes are paid in full;

second, to the holders of the Class A-2 Notes, until the Class A-2 Notes are paid in full;

third, to the holders of the Class A-3 Notes, until the Class A-3 Notes are paid in full;

fourth, to the holders of the Class A-4 Notes, until the Class A-4 Notes are paid in full; and

fifth, to the holders of the Class B Notes, until the Class B Notes are paid in full.

Event of Default. An Event of Default will occur under the indenture if the outstanding principal balance of any note has not been paid in full on its Final Scheduled Payment Date or the date on which the Servicer exercises the optional purchase described in “—Optional Purchase” below. Payments on the Notes may be accelerated upon an Event of Default. Following the occurrence of an Event of Default under the indenture which has resulted in an acceleration of the Notes, the priority of payments changes. In that instance, payments on the Notes will be made from all funds available to the Issuing Entity in the following order of priority:

first, pro rata, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including any prior unpaid Indenture Trustee or Owner Trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the Servicer[; provided, however, that aggregate expenses and indemnification amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this clause first shall be limited to $[            ] per annum in the aggregate;]

second, to the Servicer, the servicing fee and all prior unpaid servicing fees;

third, to the Administrator, the administration fee and all prior unpaid administration fees;

[fourth, to the swap counterparty, any due and unpaid Net Swap Payments];

fifth, [pro rata, (A) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (B)] to the noteholders of the Class A Notes, any unpaid accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at the respective interest rates for such Class on the note balance of each such class as of the previous Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such class on or prior to such preceding Payment Date, and (ii) the excess, if any, of the amount of interest due and payable to the Class A Noteholders on prior Payment Dates over the amounts in respect of interest actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on any such shortfall at the respective interest rates on such Class A Notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A Notes on a pro rata basis based on the amount of interest payable to each class of Class A Notes;

sixth, if the acceleration of the Notes results from an Event of Default that arises from (i) a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, (ii) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 Notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, in respect of principal thereon, pro rata based on the note balance of each such class, until each such class of Notes has been paid in full;

•	to the Class B noteholders, the unpaid accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B Notes at the Class B interest rate on the Class B note balance as of the previous Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding Payment Date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior Payment Dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B Notes have been paid in full;

[seventh, to the swap counterparty for any due and unpaid Subordinated Swap Termination Payments;]

eighth, if the acceleration of the Notes results from an Event of Default that arises from any event other than those events described above in clause sixth, in the following order of priority:

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B Notes at the Class B interest rate on the Class B note balance as of the previous Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding Payment Date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior Payment Dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 Notes have been paid in full;

•	to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, in respect of principal thereon, pro rata, based on the note balance of each such class until all classes of the Class A Notes have been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B Notes have been paid in full;

ninth, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid; and

tenth, to or at the direction of the Certificateholder any funds remaining; provided, that if a Certificate Distribution Account has been established pursuant to the Servicing Agreement, any funds remaining shall instead be deposited into the Certificate Distribution Account for distribution to the Certificateholder.

Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal balance of any class of Notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class shown on the front cover of this prospectus supplement. The actual date on which the aggregate outstanding principal balance of any class of Notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of Notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the accompanying prospectus. An Event of Default will occur under the indenture if the outstanding principal balance of any note is paid later than the Final Scheduled Payment Date or the date on which the Servicer exercises the optional purchase described in “—Optional Purchase” below relating to that class of Notes.

Subordination of Class B Notes. The rights of the Class B noteholders to receive payments of interest are subordinated to the rights of Class A Noteholders to receive payments of interest and any First Allocation of Principal and, if payment of the Notes has been accelerated because of a failure to make an interest payment on any note of the Controlling Class when the same becomes due and payable, and such failure continues for a period of 35 days or more or a failure to make any payment of principal of any note on the related Final Scheduled Payment Date or optional purchase date or certain insolvency events in respect of the Issuing Entity, subordinated to rights of the Class A Noteholders to receive all payments of principal. In addition, the Class B noteholders will have no right to receive payments of principal until the aggregate principal balance of all the Class A Notes has been paid in full. This subordination is effected by the priority of distributions set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within 35 days after the related Payment Date.

[Principal payments will not be made on the Notes during the revolving period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected. See “Description of the Notes—The Revolving Period” below.

[The Revolving Period]

[During the revolving period, noteholders will not receive principal payments. Instead, on each Payment Date during the revolving period, the Issuing Entity will seek to reinvest amounts that would otherwise be distributed as principal in additional receivables to be purchased from the Depositor.

The Issuing Entity will purchase additional receivables meeting the eligibility requirements described in “The Receivables Pool—Criteria Applicable to Selection of Receivables” in this prospectus supplement. The purchase price for each additional receivable will be [insert formula for determining purchase price].

The Depositor will seek to purchase additional receivables from the Bank, with a purchase price equal to the reinvestment amount, to the extent of available funds. The Bank will seek to make receivables available to the Depositor as additional receivables in an amount approximately equal to the amount of the available funds, but it is possible that the Bank will not have sufficient additional receivables for this purpose. Any portion of available funds that is not used to purchase additional receivables on a Payment Date during the revolving period will be applied on subsequent Payment Dates in the revolving period to purchase additional receivables. Securityholders will be notified of the purchase of additional receivables on Form 10-D.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

The revolving period consists of the collection periods beginning with the [•] collection period and ending with the [•] collection period and the related Payment Dates. Reinvestments in additional receivables will be made on each Payment Date related to those collection periods. The revolving period will terminate sooner if an Early Amortization Event occurs in one of those collection periods, in which case the amortization period will begin and no reinvestment in additional receivables will be made on the related Payment Date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth above in “—Payments of Principal.”

An “Early Amortization Event” will occur if:

•	[the amount on deposit in the reserve account is less than the specified reserve account balance for two consecutive months;

•	an Event of Default occurs as described under “Description of the Notes—Provisions of the Indenture” in this prospectus supplement; or

•	a servicer replacement event occurs as described under “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Servicer Replacement Events” in this prospectus supplement.

The occurrence of an Early Amortization Event is not necessarily an Event of Default under the indenture.]

[Insert any additional limitation on the ability of the Issuing Entity to acquire additional receivables in accordance with Item 1103(a)(5) of Regulation AB.]]

[Interest Rate Swap Agreement]

[On the Closing Date, the Issuing Entity will enter into an “Interest Rate Swap Agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the [Class A-4 Notes]. [        ] will be the swap counterparty (the “Swap Counterparty”) under the Interest Rate Swap Agreement. The [Class A-4] Notes are sometimes referred to as the “Floating Rate Notes.” All terms of the interest rate swap agreement will be acceptable to each credit rating agency hired by the sponsor to rate the Notes (each a “Hired Agency”). The interest rate swap for the [Class A-4 Notes] will have an initial notional amount equal to the initial note balance of the [Class A-4 Notes] on the Closing Date and will decrease by the amount of any principal payments on the [Class A-4 Notes]. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the note balance of the [Class A-4 Notes].

On each Payment Date the Issuing Entity will make and receive payments under the interest rate swap agreements calculated with respect to the preceding interest accrual period and exchanged on a net basis. The Issuing Entity will pay to the swap counterparty the amounts set forth below with respect to the related interest rate swap agreement, in each case on a notional amount equal to the outstanding principal balance of the related class of Floating Rate Notes and the swap counterparty will pay to the Issuing Entity the following amounts on such notional amount:

[Class A-4 Notes]	Amount Payable to Swap Counterparty	Amount Payable to Issuing Entity

$[ ]	$[ ]	$[ ]

In general, under the interest rate swap agreement on each Payment Date, the Issuing Entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [ ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the [Class A-4 Notes] times the same notional amount. Payments on the interest rate swap (other than Swap Termination Payments) will be exchanged on a net basis. The payment obligations of the Issuing Entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the Indenture Trustee that secures payments to the noteholders. A Net Swap Payment made by the Issuing Entity ranks higher in priority than all payments on the Notes.

Among other things, an Event of Default under the interest rate swap agreement includes:

•	failure to make payments due under the interest rate swap agreement;

•	the occurrence of certain bankruptcy events of the Issuing Entity or bankruptcy and insolvency events of the swap counterparty;

•	any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•	failure to post collateral or return collateral pursuant to the terms of the credit support annex by the swap counterparty or the Issuing Entity (solely with respect to the return of collateral);

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any commencement of the liquidation of the Issuing Entity property following an Event of Default under the indenture;

•	failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information;

•	certain tax events;

•	any amendment to the transfer agreement, servicing agreement or the indenture by the Issuing Entity that has a material and adverse affect on the swap counterparty without the prior written consent of the swap counterparty to the extent such consent is required under the related agreement;

•	a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness; or

•	failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

Upon the occurrence of any Event of Default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party or, in some instances, the affected party or burdened party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an Event of Default or a termination event specified in the interest rate swap agreement, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the Issuing Entity out of Available Funds. Any Swap Termination Payment that constitutes a Subordinated Swap Termination Payment will be subordinated to payments of principal of and interest on the Notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pro rata with interest on the Class A Notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.]

Optional Purchase

All outstanding Notes will be prepaid in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables (an “Optional Purchase”). If the Bank is the Servicer, then the Bank may purchase the Issuing Entity property [(other than the Reserve Account)] on any Payment Date (an “Optional Purchase Date”) if the then-outstanding Net Pool Balance of the Receivables as of the end of the related Collection Period has declined to 5% or less of the Net Pool Balance of the Receivables as of the Cut-off Date. We use the term “Net Pool Balance” to mean, as of any date, the aggregate outstanding principal balance of all Receivables (other than Defaulted Receivables) of the Issuing Entity on such date. The purchase price will equal the Adjusted Pool Balance as of such Payment Date, which amount will be deposited by or at the direction of the Servicer into the Collection Account on the Optional Purchase Date. If such optional purchase price, together with the Available Funds to be distributed on such Payment Date, is not at least equal to the outstanding principal balance of the Notes and all accrued interest thereon, the Servicer will not be permitted to exercise its Optional Purchase right and effect the redemption of the Notes. If the Servicer exercises an Optional Purchase, Issuing Entity will apply such payment to the payment of the Notes in full. Upon such purchase by the Servicer, you will receive:

•	the unpaid principal balance of your Notes plus accrued and unpaid interest at the applicable interest rate up to but excluding the Optional Purchase Date; plus

•	interest on any past due interest at the rate of interest on your Notes (to the extent lawful).

It is expected that at the time the Optional Purchase becomes available to the Servicer, only the Class [•] Notes will be outstanding.

Notice of redemption of the Notes under the indenture will be given by the Indenture Trustee (in the name and at the expense of the Issuing Entity) not later than 10 days prior to the applicable redemption date to each holder of Notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) the applicable Record Date; (iv) that with respect to any Definitive Notes, payments will be made only upon presentation and surrender of those Notes, and the place where those Notes are to be surrendered for payment of the optional purchase price; (v) that interest on the Notes will cease to accrue on the redemption date; and (vi) the CUSIP numbers (if applicable) for the Notes. In addition, the Issuing Entity will notify each Hired Agency upon the redemption of the Notes.

Provisions of the Indenture

Events of Default; Rights Upon Events of Default

With respect to the Notes issued by the Issuing Entity, an “Event of Default” under the indenture will consist of any of the following:

•	a default continuing for 35 days in the payment of any interest on any Notes of the Controlling Class when the same becomes due and payable;

•	a default in the payment of the principal of any note at the related Final Scheduled Payment Date or the redemption date;

•	any failure by the Issuing Entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture (other than (i) a covenant or agreement, a default in the observance of which is elsewhere specifically addressed or (ii) a covenant or agreement pursuant to the FDIC Safe Harbor Covenant), which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the Issuing Entity of written notice thereof from the Indenture Trustee or noteholders evidencing a majority of the outstanding principal balance of the Notes;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity or its property as specified in the indenture.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute an Event of Default if that delay or failure was caused by Force Majeure or other similar occurrence. Under such circumstances, the Issuing Entity will deliver to the Indenture Trustee, within five days after its occurrence, written notice of any Event of Default, its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

If any Event of Default (or an event that, with notice or the passage of time or both, would be an Event of Default) occurs and is continuing and is known to an officer of the Indenture Trustee who has direct responsibility for the Indenture Trustee’s administration of the indenture or such officer has received written notice of such Event of Default, the Indenture Trustee will provide to each noteholder and the administrator a notice of that default within 90 days after such officer receives notice or has knowledge thereof. However, unless the default is a default in the payment of principal or interest, the Indenture Trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the noteholders.

The amount of principal due and payable to holders of a class of Notes under the indenture prior to its Final Scheduled Payment Date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default under the indenture until the Final Scheduled Payment Date for such class of Notes.

Rights upon an Event of Default. If an Event of Default (other than an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity) should occur and be continuing with respect to the Notes of the Issuing Entity, the Indenture Trustee may, or if directed by the holders of a majority in principal balance of the Controlling Class of Notes outstanding shall, declare the principal of such Notes to be immediately due and payable and, upon any such declaration, the unpaid principal balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable. Such declaration will be rescinded by the Indenture Trustee, acting at the direction of the holders of a majority in principal balance of the Controlling Class then outstanding if both of the following occur:

1.	the Issuing Entity has paid or deposited with the Indenture Trustee enough money to pay:

•	all payments of principal of and interest on all Notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; [and]

•	all sums paid or advanced by the Indenture Trustee and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; [and]

•	[any payments then due and payable to the swap counterparty under the interest rate swap agreement, if applicable; and]

2.	all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by the acceleration, have been cured or waived.

If an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity should occur, all unpaid principal, together with all accrued and unpaid interest, of all Notes will automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any noteholder.

If an Event of Default has occurred with respect to the Notes issued by Issuing Entity, the Indenture Trustee may, or at the direction of holders of a majority in principal balance of the Controlling Class outstanding will, institute proceedings to collect amounts due on the Notes, exercise remedies as a secured party (including foreclosure or sale of the Issuing Entity property) or elect to maintain the Issuing Entity property and continue to apply the proceeds from the Issuing Entity property as if there had been no declaration of acceleration. Upon the occurrence of an Event of Default resulting in acceleration of the Notes, the Indenture Trustee may sell the related Issuing Entity property only if:

•	the holders of 100% of the Notes of the Controlling Class issued by the Issuing Entity [and the swap counterparty] consent to such sale (excluding Notes held by the Bank, the Servicer or their affiliates),

•	the proceeds of such sale are sufficient to pay in full the outstanding principal of and the accrued and unpaid interest on the Notes of the Issuing Entity [and all amounts owed to the swap counterparty at the date of such sale], or

•	there has been an Event of Default arising from the failure to pay principal or interest and the Indenture Trustee determines that the proceeds of the Issuing Entity property would not be sufficient to make all future payments on the Notes of the Issuing Entity as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of at least 66 2⁄3% of the aggregate outstanding amount of the Controlling Class of the Issuing Entity [and the swap counterparty] as a result of such Event of Default.

Any money received in liquidating the Issuing Entity property will first be applied to pay any due and unpaid fees, expenses and indemnity payments of the Indenture Trustee and the Owner Trustee.

In addition, if the Event of Default relates to a default by the Issuing Entity in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the Indenture Trustee is prohibited from selling the Issuing Entity property unless the holders of all outstanding Notes and, if any are issued, certificates issued by the Issuing Entity consent to such sale or the proceeds of such sale are sufficient to pay in full the outstanding principal of and the accrued and unpaid interest on the outstanding Notes and, if any are issued, certificates of the Issuing Entity [and all amounts owed to the swap counterparty]. The Indenture Trustee may also elect to have the Issuing Entity maintain possession of the Issuing Entity property and apply collections as received without obtaining the consent of noteholders.

Subject to the provisions of the indenture relating to the duties of the Indenture Trustee, if an Event of Default under the indenture occurs and is continuing with respect to Notes of the Issuing Entity, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such Notes, unless such noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal balance of the Controlling Class outstanding of the Issuing Entity will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Indenture Trustee, and the holders of a majority in principal balance of the Controlling Class outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding Notes of the Issuing Entity or a default arising from an insolvency of the Issuing Entity.

No holder of a note of the Issuing Entity will have the right to institute any proceeding with respect to the indenture, unless—

•	such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% in principal balance of the Controlling Class outstanding of the Issuing Entity have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

•	such holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it;

•	such Indenture Trustee has for [60] days after such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to such Indenture Trustee during such [60]-day period by the holders of a majority in principal balance of the outstanding principal balance.

The Indenture Trustee and the noteholders, by accepting the Notes, will covenant that they will not, prior to the end of the period that is one year and one day after all debt issued by the Issuing Entity has been paid in full, institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the Issuing Entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns (other than the Issuing Entity) will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the indenture.

Modification of Indenture

The Issuing Entity, together with the Indenture Trustee, may, without the consent of the noteholders or any other person, but with prior notice from the Issuing Entity to each Hired Agency, execute a supplemental indenture for any of the following purposes:

•	to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm to the Indenture Trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

•	to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity in the indenture and in the Notes;

•	to add to the covenants of the Issuing Entity, for the benefit of the noteholders, or to surrender any right or power in the indenture conferred upon the Issuing Entity;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or under any supplemental indenture which shall not be inconsistent with the provisions of the indenture; provided that such action shall not materially and adversely affect the interests of the noteholders;

•	to evidence and provide for the acceptance of the appointment under the indenture by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute enacted after the date of the indenture and to add to the indenture such other provisions as may be required by the Trust Indenture Act;

•	to modify, eliminate or add to the provisions of the indenture if, and only to the extent, permitted by the FDIC Safe Harbor Covenant; or

•	to comply with, or obtain more favorable treatment under, any law, regulation, regulatory action or accounting rule.

The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures with prior notice from the Issuing Entity to each Hired Agency, without obtaining the consent of the noteholders of the Issuing Entity, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of each noteholder affected by such matter) provided that:

•	such action will not, as evidenced by an officer’s certificate or an opinion of counsel, materially and adversely affect the noteholders; or

•	the Rating Agency Condition will have been satisfied with respect to such action.

No supplemental indenture will, without the consent of the holder of each such outstanding note affected thereby:

•	change the Final Scheduled Payment Date of any note or reduce the principal balance thereof, the interest rate thereon or the optional purchase price with respect thereto, or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

•	reduce the percentage of the aggregate principal balance of the Notes outstanding, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of Notes held by the Issuing Entity, any other obligor on such Notes, the Depositor, the Bank or an affiliate of any of them;

•	reduce the percentage of the aggregate principal balance of the Notes outstanding required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Issuing Entity property after an Event of Default if the proceeds of such sale would be insufficient to pay the outstanding principal balance and accrued but unpaid interest on the outstanding Notes of the Issuing Entity;

•	modify any of the foregoing items requiring the consent of the noteholders in any respect adverse to the interests of the noteholders, except to increase any percentage specified therein or provide that certain additional provisions of the indenture or the other transaction documents cannot be modified or waived without the consent of the holders of all the outstanding Notes affected thereby;

•	affect the rights of the noteholders to the benefit of any provisions for the Optional Purchase of the Notes provided in the indenture;

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of the indenture; or

•	impair the right to institute suit for the enforcement of payment.

DESCRIPTION OF THE CERTIFICATES

The Issuing Entity will issue the certificates, representing an equity interest in the Issuing Entity, under the trust agreement. [We] [An affiliate of the Depositor] [A party unrelated to the Depositor] will initially hold the certificates. The certificates will have no principal balance and will not bear interest. Distributions will be made on the certificates on each Payment Date only to the extent amounts remain after payments on the Notes, payment of Issuing Entity expenses and payments of any other required amounts, as described in this prospectus supplement.

APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

The funds available to the Issuing Entity to make payments and distributions in the amounts and priorities set forth below under “—Priority of Distributions” on each Payment Date will come from the following sources:

•	all collections (including all Liquidation Proceeds) received by the Servicer on the Receivables during the prior collection period (excluding various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee and investment earning on funds on deposit in the Collection Account, to which the Servicer is entitled),

•	proceeds of repurchases of Receivables by the Bank or the Depositor because of certain breaches of representations and warranties or purchases of Receivables by the Servicer because of certain breaches of servicing covenants prior to such Payment Date, and

[•	the Reserve Account Excess Amount for such Payment Date.]

[In addition to Available Funds, any amount withdrawn from the Reserve Account to cover shortfalls, if any, will be used to make payments and distributions on each Payment Date.]

Fees and Expenses of the Issuing Entity

As set forth below under “—Priority of Distributions,” the Issuing Entity is obligated to pay the following fees and expenses on each Payment Date:

Recipient	Fees and Expenses
Servicer	Servicing Fee described under “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Servicing Compensation and Expenses.”
Indenture Trustee	Following an event of default $[•] per annum plus reasonable expenses and indemnities to the extent not otherwise paid by the Bank.
Owner Trustee	Following an event of default $[•] per annum plus reasonable expenses and indemnities to the extent not otherwise paid by the Bank.
Administrator	$[•] per annum plus reasonable expenses and indemnities.

The Servicer, pursuant to the servicing agreement, is required to pay fees, expenses and indemnity payments of the Indenture Trustee and the Owner Trustee. However, following an event of default these payments, fees, expenses and indemnity payments are payable out of the Issuing Entity’s funds in the order of priority specified under “—Priority of Distributions” below.

[Hired Agency Fees

The sponsor will pay the Hired Agency fees, which include initial fees in an amount equal to approximately $[•] and annual surveillance fees in an amount equal to approximately $[•]. None of these fees will be paid out of the collections on the Receivables. No Hired Agency retains any risk of loss with respect to the Receivables.]

[Risk Retention

At closing, the sponsor and the Servicer do not plan to retain any risk of loss with respect to the Receivables other than to the extent that any purchase or repurchase obligations resulting from certain breaches of representations and warranties can be deemed to be a risk of loss. However, the sponsor intends to satisfy the risk retention requirement in connection with the FDIC Safe Harbor by selecting a representative sample of the selected Receivables in an amount equal to not less than 5.0% of the principal balance of the Receivables at the time the Receivables are sold to the Issuing Entity, in the manner and subject to the limitations set forth in “Material Legal Aspects of the Receivables—FDIC Safe Harbor” in the accompanying prospectus. Additionally, if the Depositor does not sell all or a portion of the certificates, then the sponsor will indirectly be exposed to a risk of loss with respect to the Receivables through its direct ownership interest in the Depositor.]

Priority of Distributions

On each Payment Date the Issuing Entity will apply the Available Funds, to make payments and distributions in the following amounts and order of priority:

(1)        first, to the Servicer, the servicing fee for the prior Collection Period and all prior unpaid servicing fees with respect to prior Collection Periods;

(2)        second, to the Administrator, any fees owed to the Administrator for the prior Collection Period under the Administration Agreement and all prior unpaid fees owed to the Administrator with respect to prior Collection Periods;

(3)        third, [to the swap counterparty, the Net Swap Payment if any, for such Payment Date;]

(4)        fourth, [pro rata, (i) to the swap counterparty, any Senior Swap Termination Payments for such Payment Date and (ii)] to the Class A Noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of Class A Notes at their respective interest rates on the respective note balances as of the previous Payment Date or the Closing Date, as the case may be (after giving effect to all payments of principal to the Class A Noteholders on prior Payment Dates); and (b) the excess, if any, of the amount of interest due and payable to the Class A Noteholders on prior Payment Dates over the amounts in respect of interest actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on any such shortfall at the respective interest rates on each class of Class A Notes (to the extent permitted by law), provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amounts available will be applied to the payment of such interest on the Class A Notes on a pro rata basis;

(5)        fifth, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the First Allocation of Principal;

(6)        sixth, to the Class B noteholders, the accrued Class B Note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B Notes at the applicable interest rate on the Class B note balance as of the previous Payment Date or the Closing Date, as the case may be (after giving effect to all payments of principal to the Class B noteholders on prior Payment Dates); and (b) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior Payment Dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior Payment Dates, plus interest on any such shortfall at the applicable interest rate on the Class B Notes (to the extent permitted by law);

(7)        seventh, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the Second Allocation of Principal;

(8)         [eighth, to the Reserve Account, any additional amount required to increase the amount on deposit in the Reserve Account up to the Specified Reserve Account Balance;]

(9)         ninth, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the Regular Allocation of Principal;

(10)         [tenth, to the swap counterparty, any Subordinated Swap Termination Payment and any other amounts payable by the Issuing Entity to the swap counterparty and not previously paid;] and

(11)         eleventh, to or at the direction of the Certificateholder any funds remaining; provided, that if a Certificate Distribution Account has been established pursuant to the Servicing Agreement, any funds remaining shall instead be deposited into the Certificate Distribution Account for distribution to the certificateholder.

If the Available Funds are insufficient to make the payments in clauses [first through seventh] above, [funds, if any, on deposit in the Reserve Account will be applied toward those shortfalls.] See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Deposits to the Collection Account” in this prospectus supplement.

Subordination of Class B Notes

The subordination of the Class B Notes to the Class A Notes, as described above under “—Priority of Distributions” is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a Payment Date until accrued and unpaid interest on the Class A Notes and the First Allocation of Principal on the Class A Notes have been made. Also, if payment of the Notes has been accelerated after an Event of Default because of a failure to make an interest payment on any Note of the Controlling Class when the same becomes due and payable, and such failure continues for a period of 35 days or more or a failure to make any payment of principal of any Note on the related Final Scheduled Payment Date or Optional Purchase Date or because of certain insolvency events in respect of the Issuing Entity, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within 35 days after the related Payment Date.

DESCRIPTION OF THE SERVICING AGREEMENT, RECEIVABLES TRANSFER AGREEMENT AND

TRANSFER AGREEMENT

Summarized below are some of the important terms of the servicing agreement between the Servicer, the Issuing Entity and the Indenture Trustee, the receivables transfer agreement between the Bank and the Depositor and the transfer agreement between the Depositor and the Issuing Entity. This summary is not a complete description of all of the provisions of the servicing agreement, the receivables transfer agreement or the transfer agreement.

Accounts

In addition to the Collection Account, the Servicer will cause to be established:

•	the Principal Distribution Account in the name of the Indenture Trustee for the benefit of the noteholders [and the swap counterparty];

•	[the Reserve Account in the name of the Indenture Trustee for the benefit of the noteholders [and the swap counterparty][.] [;] [and]]

•	if the Depositor or an Affiliate of the Depositor is no longer the sole Certificateholder or if the Certificateholder so requests, the Certificate Distribution Account in the name of the Issuing Entity for the benefit of the certificateholders[.] [;] [and]

•	[the Pre-Funding Account in the name of the Indenture Trustee for the benefit of the noteholders [and the swap counterparty].]

The Principal Distribution Account may be a subaccount of the Collection Account.

Servicing Compensation and Expenses

The Servicer is entitled to receive the Servicing Fee for the previous month on each Payment Date equal to the product of (i) one-twelfth (or, in the case of the first Payment Date, a fraction, the numerator of which is the number of days from but not including the [initial] Cut-off Date to and including the last day of the first collection period and the denominator of which is 360), (ii) [•]% and (iii) the Net Pool Balance of the Receivables at the beginning of the previous month (or, in the case of the first Payment Date, the [initial] Cut-off Date). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such Payment Date, plus funds, if any, deposited into the Collection Account from the [Reserve Account]. As additional compensation, the Servicer also is entitled to retain all Supplemental Servicing Fees and to receive any investment earnings on funds on deposit in the Collection Account, the [Reserve Account] [and the Principal Distribution Account]. See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Servicing Compensation and Expenses” in the accompanying prospectus.

Servicer Replacement Events

“Servicer Replacement Events” under the servicing agreement will consist of:

•	any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or noteholders evidencing a majority of the aggregate outstanding principal balance of the Notes, voting together as a single class;

•	any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the servicing agreement [(other than with respect to the FDIC Safe Harbor Covenant)], which failure materially and adversely affects the rights of the Issuing Entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the noteholders evidencing a majority of the aggregate outstanding principal balance of the Notes, voting together as a single class (it being understood that no Servicer Replacement Event will result from a breach by the Servicer of any covenant if remedied through the purchase by the Servicer of the affected receivable pursuant to the servicing agreement);

•	any representation or warranty of the Servicer made in any transaction document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuing Entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the noteholders evidencing a majority of the aggregate outstanding principal balance of the Notes, voting together as a single class (it being understood that any repurchase of a receivable by the Bank, the Depositor or the Servicer will remedy any incorrect representation or warranty with respect to such receivable); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than [90] days) of bankruptcy, insolvency, receivership or liquidation of the Servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute a Servicer Replacement Event if that delay or failure was caused by Force Majeure or other similar occurrence. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event described in the first three bullet points above has occurred.

Removal or Replacement of Servicer

If a Servicer Replacement Event occurs, the Indenture Trustee may or, acting at the direction of holders of not less than 66 2⁄3% of the principal balance of the Notes of the Controlling Class, will terminate all of the servicing rights and obligations of the Servicer with respect to the Receivables. The Indenture Trustee will effect that termination by delivering notice to the Servicer, the Owner Trustee, the Issuing Entity, the administrator [, the Swap counterparty] and the noteholders. Any successor Servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables.

The Servicer may not resign from its servicing obligations and duties except (i) upon determination that the performance of its duties as Servicer is no longer permissible under applicable law [or (ii) upon satisfaction of the Rating Agency Condition in the event of the appointment of a successor Servicer.] No Servicer resignation will become effective until a successor Servicer has assumed the Servicer’s obligations and duties and provided in writing the information reasonably requested by the Depositor to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to a replacement Servicer. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the servicing agreement to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the Servicer of its responsibility with respect to its duties, and the Servicer will remain obligated and liable to the Issuing Entity and the Indenture Trustee for those duties as if the Servicer alone were performing those duties.

Upon the Servicer’s receipt of notice of termination, such terminated Servicer will continue to perform its functions as Servicer only until the date specified in that termination notice or, if no date is specified, immediately upon receipt of notice that a successor servicer has been appointed. If a successor Servicer has not been appointed at the time when the terminated Servicer ceases to act as Servicer of the receivables, the Indenture Trustee will automatically be appointed the successor Servicer. However, if the Indenture Trustee is legally unable or is unwilling to act as Servicer, the Indenture Trustee will appoint (or petition a court to appoint) a successor Servicer.

Upon appointment of a successor Servicer, the successor Servicer will assume all of the responsibilities, duties and liabilities of the Servicer with respect to the receivables (other than the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations against certain events arising before its replacement). The Indenture Trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the Servicer under the servicing agreement. In a bankruptcy or similar proceeding for the Servicer, a bankruptcy trustee or similar official may have the power to prevent the Indenture Trustee, the Owner Trustee or the noteholders from effecting a transfer of servicing to a successor Servicer.

The terminated Servicer is responsible for the reasonable costs of such transfer. The Issuing Entity will not set aside any funds to cover the costs of such transfer.

Waiver of Past Servicer Replacement Events

If a Servicer Replacement Event occurs, holders of not less than a majority of the principal balance of the Controlling Class may waive any Servicer Replacement Event without the consent of any of the other noteholders.

Deposits to the Collection Account

The Servicer will establish the Collection Account as an Eligible Deposit Account as described under “Description of the Receivables Transfer and Servicing Agreements” in the accompanying prospectus. [The Servicer will be required to deposit collections into the Collection Account within two Business Days after identification.] [In general, the Servicer will be permitted to retain collections on the receivables until the related Payment Date. However, the Servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after identification to the Collection Account if (1) the Bank or one of its affiliates is no longer the Servicer, (2) a Servicer Replacement Event has occurred and is continuing or (3) [        ]does not have a short term debt rating of at least [                ] from [                ] and [                ] from [                ].

On the Payment Date, the Servicer will cause all collections on the receivables and other amounts constituting Available Funds, to be deposited into the Collection Account. See “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Collections” in the accompanying prospectus.

[On or before each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw the following amounts from the Reserve Account for deposit into the Collection Account:

•	an amount equal to the lesser of (a) the amount by which the amounts required to be paid pursuant to clauses [first through seventh] under “Application of Available Funds—Priority of Distributions” exceeds Available Funds for such Payment Date or (b) the amount on deposit in the Reserve Account on such Payment Date; and

•	the Reserve Account Excess Amount.]

[Reserve Account

The Servicer will establish the Reserve Account with the Indenture Trustee. It will be held in the name of the Indenture Trustee for the benefit of the noteholders [and the swap counterparty].

Deposits to the Reserve Account. The Reserve Account will be funded by the underwriters, as directed by the Depositor on the Closing Date, in a deposit amount equal to at least [the sum of (a)] $[        ] [and (b) an amount expected to cover the negative carry with respect to the accrued interest on that portion of the Notes balance equal to amounts in the Pre-Funding Account and earnings on funds, if any, on deposit in the Pre-Funding Account]. [The reserve account will be funded by deposits from proceeds of the sale by the Depositor of subsequent receivables on each Funding Date in an amount equal to [•]% of the aggregate receivables balance of the subsequent receivables for that Funding Date.] [The “Specified Reserve Account Balance” means, as of the Closing Date, $[            ], and for any Payment Date, the lesser of $[            ] and the aggregate outstanding principal balance of the Notes after giving effect to all payments of principal on such Payment Date.]

[The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Depositor without the consent of any noteholder, if each Hired Agency confirms in writing to the Indenture Trustee that such action will not result in a withdrawal or reduction in any of its ratings of the Notes.]

As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each Payment Date, the Issuing Entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth above under “Application of Available Funds—Priority of Distributions.”

[Funds in the Reserve Account Will Be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your Notes; and

•	decrease the likelihood that you will experience losses on your Notes.

However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a shortfall in the amounts distributed to the noteholders could result. Depletion of the Reserve Account ultimately could result in losses on the Notes. Because the Class B Notes are subordinated to the Class A Notes, the Class B Notes will experience shortfalls and losses due to a depletion of the Reserve Account before the Class A Notes experience such shortfalls and losses.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes and the outstanding principal balance of the Notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holders of the certificates representing the beneficial interest in the Issuing Entity.]

Withdrawals From the Reserve Account. Amounts on deposit in the Reserve Account may decrease on each Payment Date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses [first through seventh] under “Application of Available Funds—Priority of Distributions” above.]

Certificate Distribution Account

If the Depositor or an affiliate of the Depositor is no longer the sole certificateholder or if the certificateholder so requests, the Servicer will establish the Certificate Distribution Account with the certificate paying agent. It will be held in the name of the Issuing Entity for the benefit of the certificateholders.

[Pre-Funding Account]

[On the Closing Date, $[•] will be deposited from the proceeds of the sale of the Notes into the Pre-Funding Account which will be included in the Issuing Entity property. The amount deposited from the proceeds of the sale of the Notes into the Pre-Funding Account is not more than 50% of the proceeds of the offering and represents [•]% of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). In order to acquire subsequent receivables on a Funding Date, certain conditions precedent must be satisfied and the subsequent receivables must satisfy the same eligibility criteria as the receivables transferred to the Issuing Entity on the Closing Date. The amount of funds withdrawn from the Pre-Funding Account for the acquisition of subsequent receivables on a Funding Date will be equal to the purchase price for such subsequent receivables. The underwriting criteria for subsequent receivables are expected to be substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the Pre-Funding Account will not vary materially from the characteristics of the receivables pool on the Closing Date.

On the first Payment Date following the termination of the Funding Period, the Indenture Trustee will withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 Notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the Pre-Funding Account exceed $100,000, the funds will be paid ratably to the Class A Noteholders, until the Class A Notes are paid in full[, and then ratably to the Class B noteholders, until the Class B Notes are paid in full].

Amounts on deposit in the Pre-Funding Account will be invested by the Indenture Trustee at the direction of the Servicer in permitted investments and investment earnings therefrom will be deposited into the collection account as Available Funds on each Payment Date. Permitted investments are generally limited to obligations or securities that mature on or before the next Payment Date. However, if the Rating Agency Condition is satisfied, funds in the Pre-Funding Account may be invested in investments that will not mature prior to the next Payment Date with respect to such Notes and which meet other investment criteria.

In connection with each purchase of subsequent receivables, officers on behalf of the Servicer, the Depositor and the Issuing Entity will certify that the requirements summarized above are met with regard to that prefunding. No Hired Agency nor any other person (other than the Servicer, the Depositor and the Issuing Entity) will provide independent verification of that certification.]

Credit Enhancement

[Subordinated Certificates]

[The certificates will be subordinated to the Notes to provide credit enhancement for the Notes because [no payments will be made on the certificates until the Notes have been paid in full.] [no payments will be made on the certificates after an Event of Default until the Notes have been paid in full.] The certificates are not offered to you under this prospectus supplement.]

Subordination of Payments on the Class B Notes

For a description of the subordination of payments on the Class B Notes, see “Description of the Notes—Payments of Principal—Subordination of Class B Notes” in this prospectus supplement.

[Reserve Account]

For a description of the Reserve Account, see “Description of the Servicing Agreement, Receivables Transfer Agreement and Transfer Agreement —Reserve Account” in this prospectus supplement.

[Overcollateralization]

[Overcollateralization is the amount by which the [adjusted] pool balance exceeds the outstanding principal balance of the Notes. Overcollateralization means that there will be additional assets [(in addition to the Yield Supplement Overcollateralization Amount described below)] generating collections that will be available to cover credit losses on the receivables. The initial amount of overcollateralization will be $[•], or [•]% of the initial [adjusted] pool balance. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount (as defined in “Glossary of Terms”). The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate outstanding principal balance of the Notes will support such Notes. The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency that it wishes to apply a formula for determining the Target Overcollateralization Amount that is different from the formula described above. If the Rating Agency Condition is satisfied with respect to such action and the servicer delivers an officer’s certificate to the indenture trustee stating that the issuing entity has satisfied the Rating Agency Condition, the Target Overcollateralization Amount will be determined in accordance with the new formula. The servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.]

[Yield Supplement Overcollateralization Amount]

[As of the Closing Date, the yield supplement overcollateralization amount will equal $[•], which is approximately [•]% of the initial Adjusted Pool Balance. The yield supplement overcollateralization amount will decline on each Payment Date. It is intended to compensate for low Contract Rates on some of the receivables and is in addition to the overcollateralization referred to in “Summary of Terms of the Notes—Credit Enhancement—Overcollateralization” above.

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below with respect to that Payment Date:

Payment Date	Yield Supplement Overcollateralization Amount

Closing Date	$[•]

[•]	$[•]

The Yield Supplement Overcollateralization Amount for each Payment Date is equal to the sum of the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the Contract Rate of that receivable over (y) the scheduled payments due on each receivable for the future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the Contract Rate of that receivable and [•]%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.]

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee[, any net swap payment] and interest on the Notes each month, there is expected to be excess interest. Any excess interest will be applied on each Payment Date as an additional source of Available Funds as described under “Application of Available Funds—Priority of Distributions” above to increase over time the amount of overcollateralization as of any Payment Date to the Target Overcollateralization Amount.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the Notes in accordance with Item 1114(b) of Regulation AB.]

[Permitted Investments

Amounts on deposit in the Collection Account and the [Reserve Account] will be invested by the Indenture Trustee solely at the prior written direction of the Servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature so that funds will be available by 10:00 a.m. New York City time on the next Payment Date. ]

Amendment

The servicing agreement, transfer agreement and the receivables transfer agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person and the servicing agreement may be amended by the Servicer, without the consent of the noteholders or any other person, in each case, if each Hired Agency is given prior written notice and one of the following documents is delivered to the Indenture Trustee:

(i)         an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(ii)         an officer’s certificate to the effect that such amendment will not materially and adversely affect the interests of the noteholders; or

(iii)         satisfaction of the Rating Agency Condition.

provided, that no such amendment will be effective which materially adversely affects the rights of the Indenture Trustee or the Owner Trustee without the prior written consent of such materially adversely affected party.

Any amendment to the servicing agreement, transfer agreement and receivables transfer agreement also may be entered into by the parties thereto with the consent of the related noteholders evidencing not less than a majority of the outstanding principal balance of the Controlling Class, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any provision or of modifying in any manner the rights of noteholders; provided, that no such amendment shall reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of each Holder of such Note. It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

The Owner Trustee and the Indenture Trustee may, but will not be obligated to, enter into any amendment which adversely affects its own rights, duties or immunities under the applicable agreement.

LEGAL INVESTMENT

[Money Market Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.]

Capital Requirements Directive

The member states of the European Economic Area (as defined below) have implemented or are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (together with implementing measures in each European Economic Area member state, “Article 122a”) that, among other things, places certain restrictions on the ability of a European Economic Area-regulated credit institution and its affiliates to invest in asset-backed securities. Article 122a requires such credit institutions and their affiliates to only invest in asset-backed securities in respect of which the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution or its affiliate must also be able to demonstrate that, amongst other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

Other than as described under “Risk Retention,” none of the Bank, the Depositor or any of their respective affiliates are obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of a European Economic Area-regulated credit institution or an affiliate thereof (or any other European Economic Area-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the Notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the Notes for investment.

USE OF PROCEEDS

The proceeds from the issuance of the Notes will be used by the Depositor (1) to purchase the receivables from the Bank under the receivables transfer agreement and (2) to [direct the underwriters to] fund the initial deposit into the [Reserve Account][,] [and (3) deposit the pre-funded amount, if any, into the Pre-Funding Account]. The Depositor or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts and for general purposes.

AFFILIATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following parties are all affiliates and are all direct and indirect subsidiaries of the Bank, the Depositor, [[        ] as one of the underwriters], [[        ] as the swap counterparty] and the Bank as originator, as Servicer and as administrator. [An affiliate of one or more of the underwriters is the [Indenture Trustee] [Owner Trustee]]. [Neither the Indenture Trustee nor the Owner Trustee is an affiliate of any of the foregoing parties.] Additionally, neither the Indenture Trustee nor the Owner Trustee is an affiliate of one another [describe any other material affiliates.]

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, [swap counterparty,] Servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that, based on the terms of the Notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered Notes (other than any Notes, if any, retained by the Issuing Entity or a person considered to be the same person as the Issuing Entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and (ii) for federal income tax purposes, the Issuing Entity will not be classified as an association taxable as a corporation and the Issuing Entity will not be treated as a publicly traded partnership taxable as a corporation.

It is anticipated that the Notes offered hereunder (other than Notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the accompanying prospectus under “Material Federal Income Tax Consequences—The Notes—Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1⁄4% of the principal balance of the Notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any Notes, if any, retained by the Issuing Entity or a person considered to be the same person as the Issuing Entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the Notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated optional purchase price at maturity” of the Notes offered hereunder (generally equal to their principal balance as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Notes. It is unclear whether those provisions would be applicable to the Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the Notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the Notes offered hereunder are issued with OID.

In the case of a Note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the Note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal balance of the Note. Such income generally is capital gain. If the Notes are not issued with OID but a holder purchases a Note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such Note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their Notes.

The Issuing Entity will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the Notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the following discussion, the Notes may be acquired by or on behalf of a Plan. Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable under applicable state, local or other law (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of notes. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor is prohibited.

However, without regard to whether the notes are treated as an equity interest in the Issuing Entity for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Issuing Entity, the Depositor, the originator, the Bank, the Servicer, the underwriter, the Indenture Trustee, the Owner Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring the note (or interest therein) with the assets of a Plan; or (ii) (a) the note has an investment grade rating from at least one nationally recognized statistical rating organization and (b) the acquisition and holding of the note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

A Plan fiduciary considering the acquisition of notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom [•] is acting as representative, has severally agreed to purchase, the initial principal balance of the Notes set forth opposite its name below:

Underwriters	Principal Balance of Class A-1 Notes		Principal Balance of Class A-2 Notes		Principal Balance of Class A-3 Notes		Principal Balance of Class A-4 Notes		Principal Balance of Class B Notes
[•]	$		$		$		$		$
[•]
[•]
[•]
[•]
[•]

[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]

The Depositor has been advised by the underwriters that they propose initially to offer the Notes to the public at the applicable prices set forth on the front cover of this prospectus supplement. If all of the Notes are not sold at the initial offering price, or at any time after the initial public offering of the Notes, the public offering prices and other selling terms may change.

The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal balance of each Class of the Notes shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1 Notes	%	%	%	%
Class A-2 Notes	%	%	%	%
Class A-3 Notes	%	%	%	%
Class A-4 Notes	%	%	%	%
Class B Notes	%	%	%	%

Certain of the Notes initially may be retained by the Depositor or an affiliate of the Depositor or sold by the underwriters to the Depositor or an affiliate of the Depositor. Such Notes may be sold from time to time to purchasers directly by the Depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or the purchasers of such Notes. If such Notes are sold through underwriters or broker-dealers, the Depositor will be responsible for underwriting discounts or commissions or agent’s commissions. Such Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the Depositor and the Bank that:

•	it will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•	it will not offer or sell any Notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

Each underwriter has further severally, but not jointly, represented to and agreed with the Issuing Entity that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in the Relevant Member State:

(i)          at any time to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)        at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive (as defined         below), 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(iii)        at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer of offered Notes to the public” in relation to any Notes in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

General

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the underwriters create a short position in the Notes in connection with this offering (i.e., they sell more Notes than the aggregate initial principal balance set forth on the front cover of this prospectus supplement), the underwriters may reduce that short position by purchasing Notes in the open market.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Notes as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

None of the Bank, the Depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the Notes. In addition, none of the Bank, the Depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

The Notes are new issues of securities and there currently is no secondary market for the Notes. The underwriters for the Notes expect to make a market in the Notes but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

The Indenture Trustee may, from time to time, on behalf of the Issuing Entity, invest the funds in the Collection Account and the [Reserve Account] in investments acquired from or issued by the underwriters so long as such investments are Permitted Investments.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Bank, the Depositor and their respective affiliates. [One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.]

Subject to certain conditions, the Bank has agreed (or will agree) (subject to certain limits set forth in the transaction documents) to indemnify the underwriters against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof, and the Bank has agreed (or will agree) to reimburse certain expenses of the underwriters in connection with the offering of the Notes. If the obligations of the underwriters have been terminated by the Bank, the Depositor fails to tender the underwritten Notes for delivery to the underwriters or the underwriters decline to purchase the underwritten Notes under certain permitted circumstances, the Bank will reimburse the underwriters for the fees and expenses of their counsel and such other out-of-pocket expenses.

The closings of the sale of each class of the Notes are conditioned on the closing of the sale of each other class of Notes.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

LEGAL OPINIONS

Certain legal matters and federal income tax matters relating to the Notes will be passed upon for the Depositor by Mayer Brown LLP. Certain legal matters relating to the Notes will be passed upon for the underwriters by [•]. From time to time Mayer Brown LLP provides other legal services to the Bank and its affiliates.

GLOSSARY OF TERMS

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the accompanying prospectus.

“Adjusted Pool Balance” means (a) as of the Closing Date, an amount equal to (x) the Net Pool Balance as of the Cut-off Date minus (y) the Yield Supplement Overcollateralization Amount for the Closing Date and (b) for any Payment Date an amount equal to (x) the Net Pool Balance at the end of the collection period preceding that Payment Date minus (y) the Yield Supplement Overcollateralization Amount for that Payment Date.

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all collections received by the Servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the Collection Account with respect to each receivable that will be purchased by the Bank, the Depositor or Servicer on that Payment Date because of certain breaches of representations and warranties, (iii) the [Reserve Account Excess Amount for such Payment Date][,] [(iv) the Net Swap Receipts (excluding any swap termination payments received from the swap counterparty and deposited into the swap termination payment account), (v) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the Issuing Entity determines not to replace the initial interest rate swap agreement and the Rating Agency Condition is met with respect to such determination, and (vi) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty following the termination of the interest rate swap agreement following an Event of Default or termination event under the interest rate swap agreement].

“Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Delaware or the State of Ohio, or the State in which the corporate trust office of the Indenture Trustee [or the principal place of business of the swap counterparty] is located, are authorized or obligated by law, executive order or government decree to be closed.

“Class A-1 Notes” means the Class A-1 Notes specified on the cover page of this prospectus supplement.

“Class A-2 Notes” means the Class A-2 Notes specified on the cover page of this prospectus supplement.

“Class A-3 Notes” means the Class A-3 Notes specified on the cover page of this prospectus supplement.

“Class A-4 Notes” means the Class A-4 Notes specified on the cover page of this prospectus supplement.

“Class A Notes” means collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class B Notes” means the Class B Notes specified on the cover page of this prospectus supplement.

“Closing Date” means on or about [•] [•], 20[•].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collection Account” means an account established pursuant to the servicing agreement, held in the name of the Indenture Trustee, into which the Servicer is required to deposit collections on the receivables and other amounts.

“Collection Period” means, with respect to the first Payment Date, the period from and including the close of business on the Cut-off Date to and including [•] [•], 20[•] and, with respect to each subsequent Payment Date, the calendar month preceding such Payment Date.

“Contract Rate” means with respect to a receivable, the rate per annum at which interest accrues under the motor vehicle retail installment sales contract or installment loan evidencing such receivable. For any receivable, the Contract Rate may be less than the annual percentage rate disclosed in the related contract.

“Controlling Class” means the Class A Notes, voting together as a single class, as long as any Class A Notes are outstanding, and thereafter, the Class B Notes, as long as any Class B Notes are outstanding (excluding, in each case, Notes held by the Issuing Entity, the Depositor, the Servicer or any affiliate of the foregoing).

“Cut-off Date” means [•] [•], 20[•].

“Defaulted Receivable” means [any receivable (i) that the Servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of the calendar month] [a receivable which the Servicer has charged-off to zero in accordance with its customary servicing practices; provided that a receivable shall become a Defaulted Receivable during the calendar month in which more than 10% of any scheduled payment becomes 240 days delinquent, regardless of whether the Servicer has charged-off such receivable to zero]. The outstanding principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“DTC” means The Depository Trust Company and its successors.

“FDIC” means the Federal Deposit Insurance Corporation.

[“FDIC Safe Harbor Covenant” has the meaning set forth in “Material Legal Aspects of the Receivables—FDIC Safe Harbor.” in the accompanying prospectus.]

“Federal Tax Counsel” means Mayer Brown LLP.

“Final Scheduled Payment Date” for each class of Notes means the respective dates set forth on the front cover of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the Note balance of the Class A Notes as of that Payment Date (before giving effect to any principal payments made on the Class A Notes on that Payment Date) over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, that the First Allocation of Principal will not exceed the outstanding principal balance of the Class A Notes; provided, further, that the First Allocation of Principal on and after the Final Scheduled Payment Date for any class of Class A Notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A Notes to zero.

“Force Majeure” means any delay caused by reason of an act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank of New York wire or facsimile or other wire or communication facility.

[“Funding Date” means each date (but not more than once per week) after the Closing Date and prior to the end of the Funding Period on which subsequent receivables are purchased by the Issuing Entity.]

[“Funding Period” means the period from the Closing Date until the earliest of (1) two full calendar months following the Closing Date; (2) the date the amount on deposit in the pre-funding account is $10,000 or less; and (3) the occurrence of an Event of Default under the indenture.]

[“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Screen LIBOR Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consultation with the Depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.]

“Liquidation Proceeds” means, with respect to any receivable (a) insurance proceeds received by the Servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the Servicer in connection with that receivable pursuant to the exercise of rights under that receivable, [(c) in the case of any receivable that has been partially charged-off, all amounts received during a collection period from whatever source on such receivable after the date of such Partial Charge-off in excess of such receivable’s principal balance,] (d) amounts received pursuant to the exercise of rights under the related receivable and (e) the monies collected by the Servicer (from whatever source, including proceeds of a sale of the related financed vehicle, a deficiency balance recovered from the related obligor after the charge-off of that receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payments by or on behalf of the obligor thereunder or any full or partial payment of that receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable purchased by the Bank, the Depositor or the Servicer will not constitute Liquidation Proceeds.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England and New York are authorized or obligated by law or government decree be closed.]

[“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the Issuing Entity to the swap counterparty on any Payment Date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.]

[“Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the Issuing Entity, if any, on any Payment Date, excluding any Swap Termination Payments.]

“Originator” means JPMorgan Chase Bank, National Association, as Originator.

“Payment Date” means the date on which the Issuing Entity will pay interest and principal on the Notes, which will be the [•] day of each month or, if any such day is not a Business Day, the next Business Day, commencing on [•] [•], 20[•].

“Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i), (iii) money market funds (a) rated not lower than [the

highest rating category from [            ] and “[            ]” or “[            ]” from [            ] or (b) which are otherwise acceptable to each rating agency, as evidenced by a letter from that rating agency to the Issuing Entity or the Indenture Trustee, or (iv) commercial paper (including commercial paper of any affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) rated, at the time of investment or contractual commitment to invest therein, at least “[            ]” (or the equivalent) by [            ] and at least “[            ]” (or the equivalent) by [            ]].

“Person” shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Distribution Account” means an account established pursuant to the servicing agreement, held in the name of the Indenture Trustee.

“Purchased Receivable” means a receivable that has been (a) repurchased by the Bank or the Depositor due to certain breaches of representations or warranties made by the Bank or the Depositor, as applicable, with respect to such receivable, (b) purchased by the Servicer due to certain breaches of servicing covenants or (c) purchased by the Servicer pursuant to the election of its Optional Purchase.

“Rating Agency Condition” means, with respect to any action, that each Hired Agency shall have been given ten Business Days (or such shorter period as is practicable or acceptable to each Hired Agency) prior notice thereof and within ten Business Days of each Hired Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Hired Agency) such Hired Agency shall not have notified the Depositor, the Servicer, the Issuing Entity or the Indenture Trustee in writing that such action will result in a downgrade, qualification or withdrawal of the then current rating of the Notes.

“Record Date” with respect to any Payment Date means the close of business on the Business Day immediately preceding the Payment Date or, if the Notes are issued as definitive securities, the close of business on the last Business Day of the preceding month.

“Recoveries” means, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such receivable and any payments required by law to be remitted to the obligor.

“Regular Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (i) the sum of the note balance of the Class A Notes and the Class B Notes minus the First Allocation of Principal and the Second Allocation of Principal for such Payment Date over (ii) (a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date.

[“Reserve Account” means the account which the Servicer will establish pursuant to the servicing agreement in the name of the Indenture Trustee into which the Depositor will deposit the Reserve Initial Deposit on the Closing Date and into and from which the Issuing Entity will make the other deposits and withdrawals specified in this prospectus supplement.]

[“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to such Payment Date, over (b) the Specified Reserve Account Balance with respect to such Payment Date.]

[“Reserve Initial Deposit” means an amount equal to at least $[•], which will initially be deposited into the Reserve Account.]

“Second Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A Notes and the Class B Notes minus the First Allocation of Principal for such Payment Date over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class A Notes or the Class B Notes will not be less than the amount that is necessary to reduce the note balance of each such class, as applicable, to zero (after the application of the First Allocation of Principal).

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the swap counterparty under an interest rate swap agreement that is not a Subordinated Swap Termination Payment.]

“Servicer” means, initially, JPMorgan Chase Bank, National Association, a national banking association, as Servicer, and any successor Servicer or replacement Servicer appointed pursuant to the Servicing Agreement.

“Servicing Fee” means a fee payable to the Servicer on each Payment Date for servicing the receivables which is equal to the product of (i) one-twelfth (or in the case of the first Payment Date, a fraction, the numerator of which is the number of days from but not including the [initial] Cut-off Date to and including the last day of the first Collection Period and the denominator of which is 360), (ii) [•]% and (iii) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, the [initial] Cut-off Date).

“Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

“Sponsor” means JPMorgan Chase Bank, National Association, a national banking association, as Sponsor.

“Statistical Cut-off Date” means [•] [•], 20[•].

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the swap counterparty under an interest rate swap agreement where the swap counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such interest rate swap agreement.]

“Supplemental Servicing Fee” means, for each Collection Period, the amount of any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) other administrative fees or similar charges collected during that Collection Period.

[“Swap Termination Payment” means payments due to the swap counterparty by the Issuing Entity or to the Issuing Entity by the swap counterparty, including interest that may accrue thereon under the interest rate swap agreement, due to a termination of the interest rate swap agreement due to an “event of default” or “termination event” under the interest rate swap agreement.]

[“Target Overcollateralization Amount” means, with respect to any Payment Date, the greater of (i) [__]% of the Adjusted Pool Balance on such Payment Date and (ii) [__] of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on any Payment Date.]

INDEX OF PRINCIPAL TERMS

2010 PD Amending Directive	S-74
ABS	S-42
ABS Tables	S-42
Adjusted Pool Balance	S-76
Administrator	S-29
Appendix A	S-38
Article 122a	S-69
Authorised Persons	S-2
Available Funds	S-76
Benefit Plan Investor	S-15
Business Day	S-76
Cede	S-2
Chase Auto Portfolio	S-38
Class A Notes	S-76
Class A-1 Notes	S-76
Class A-2 Notes	S-76
Class A-3 Notes	S-76
Class A-4 Notes	S-76
Class B Notes	S-76
Closing Date	S-76
Code	S-76
Collection Account	S-76
Collection Period	S-76
Contract Rate	S-77
Controlling Class	S-77
Cut-off Date	S-77
Defaulted Receivable	S-77
Depositor	S-29
DTC	S-77
Early Amortization Event	S-53
European Economic Area	S-74
Event of Default	S-55
Exchange Act	S-64
FDIC	S-77
FDIC Rule Covenant	S-77
Federal Tax Counsel	S-77
Final Scheduled Payment Date	S-77
First Allocation of Principal	S-77
Floating Rate Notes	S-53
Force Majeure	S-77
FSMA	S-73
Funding Date	S-77
Funding Period	S-77
Hired Agency	S-53
Interest Rate Swap Agreement	S-53
Investment Company Act	S-15, S-69
Issuing Entity	S-27
JPMorgan Chase	S-2
LIBOR	S-77

LIBOR Determination Date	S-78
Liquidation Proceeds	S-78
London Business Day	S-78
Net Pool Balance	S-55
Net Swap Payment	S-78
Net Swap Receipts	S-78
Notes	S-27
OID	S-70
Optional Purchase	S-55
Optional Purchase Date	S-55
Originator	S-78
Payment Date	S-78
Permitted Investments	S-78
Person	S-79
Plans	S-15
Principal Distribution Account	S-79
Prospectus Directive	S-74
PTCE	S-72
Purchased Receivable	S-79
Rating Agency Condition	S-79
Record Date	S-79
Recoveries	S-79
Regular Allocation of Principal	S-79
Regulation	S-72
Relevant Implementation Date	S-74
Relevant Member State	S-74
Reserve Account	S-79
Reserve Account Excess Amount	S-79
Reserve Initial Deposit	S-79
Rule 193 Information	S-31
SEC	S-2
Second Allocation of Principal	S-80
Senior Swap Termination Payment	S-80
Servicer	S-80
Servicer Replacement Events	S-63
Servicing Fee	S-80
Similar Law	S-72
Simple Interest Receivable	S-80
Specified Reserve Account Balance	S-65
Sponsor	S-80
Statistical Cut-off Date	S-80
Subordinate Swap Termination Payment	S-80
Supplemental Servicing Fee	S-80
Swap Counterparty	S-53
Swap Termination Payment	S-80
Target Overcollateralization Amount	S-80
Trust	S-27
Yield Supplement Overcollateralization Amount	S-68

APPENDIX A

Static Pool Information

1

Chase Auto Trusts

Issuing Entities

Asset Backed Notes

Asset Backed Certificates

Chase Auto Receivables LLC

Depositor

JPMorgan Chase Bank, National Association

Sponsor and Servicer

Before you purchase any of these securities, you should consider the discussion under “Risk Factors” beginning on page 5 of this prospectus and the discussion under “Risk Factors” set forth in the related prospectus supplement.

A security is not a deposit and neither the securities nor the underlying motor vehicle retail installment sales contracts and/or direct loans are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the issuing entity or the receivables only and will not represent obligations or deposits of or interests in JPMorgan Chase Bank, National Association, Chase Auto Receivables LLC or any of their respective affiliates or any other person or entity.

This prospectus may be used to offer and sell securities only if accompanied by a related prospectus supplement for the related issuing entity.

Each issuing entity—

—    will issue asset-backed notes and/or certificates in one or more classes;

—    will own

—    a portfolio of receivables consisting of motor vehicle retail installment sales contracts and/or direct loans secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

—    collections on the above assets;

—    security interests in the financed vehicles and the rights to receive proceeds from claims on insurance policies; and

—    funds in the accounts of the issuing entity; and

—    may have the benefit of some form of credit, yield or payment enhancement. The main sources of funds for making payments on an issuing entity’s securities will be collections on its motor vehicle retail installment sales contracts and/or direct loans and any enhancement that the issuing entity may have.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2014

i

READING THIS PROSPECTUS AND THE RELATED

PROSPECTUS SUPPLEMENT

We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the related prospectus supplement will provide a summary of the specific terms of your securities.

The related prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the related prospectus supplement.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

You will find the “Glossary of Terms for the Prospectus” on page 85 of this prospectus which lists the definitions of capitalized terms used in this prospectus. You will find on page 88 the “Index of Principal Terms” which lists the page number where the definitions of certain terms used in this prospectus can be found.

You should rely only on the information contained in this prospectus and the related prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the related prospectus supplement is only accurate as of the dates on their respective covers.

In this prospectus, the terms “we,” “us” and “our” refer to Chase Auto Receivables LLC.

Forward-looking Statements. This prospectus and a prospectus supplement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus or in any prospectus supplement or any documents incorporated by referenced into this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of uncertainties and circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in any prospectus supplement or any documents incorporated by reference into this prospectus speak only as of the date of this prospectus or the date of the related prospectus supplement or the document incorporated by reference, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement or any documents incorporated by reference to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Chase Auto Receivables LLC, as the depositor of each issuing entity, has filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Also, the SEC maintains an Internet site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed with the SEC by or on behalf of any issuing entity and these subsequently filed reports will automatically update the information in this prospectus. In all cases, you should rely on the later information over inconsistent information included in this prospectus or the related prospectus supplement. Information that we incorporate by reference with respect to any series will be filed under the name of the issuing entity for that series.

COPIES OF THE DOCUMENTS

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the related prospectus supplement if:

•	you received this prospectus, and

•	you request such copies from JPMorgan Chase Bank, National Association, Attention: Investor Relations, 270 Park Avenue, New York, New York 10017 (Telephone: (212) 270-6000).

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED ( “FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS TO WHOM ARTICLE 49(2)(A)-(D) OF THAT ORDER APPLIES OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM.

NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO PERSON IN THE UNITED KINGDOM FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS FALLING IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ARE NOT PROSPECTUSES FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED) INCLUDING ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (THE “PROSPECTUS DIRECTIVE”). THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE

NOTES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS. NEITHER THE ISSUING ENTITY NOR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DOES THE ISSUING ENTITY OR THE UNDERWRITERS AUTHORIZE, THE MAKING OF ANY OFFER OF THE NOTES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY ANY OF THE UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE NOTES CONTEMPLATED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

SUMMARY

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you to make an informed investment decision or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety. You should consider the discussion under “Risk Factors” beginning at page 5 of this prospectus before you purchase any securities.

The Issuing Entities

A separate issuing entity will be formed to issue each series of securities. Each issuing entity will be created by an agreement between the depositor and the owner trustee.

The Depositor

Chase Auto Receivables LLC, a Delaware limited liability company and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association.

The Sponsor, the Servicer and the Administrator

JPMorgan Chase Bank, National Association.

The Originators

JPMorgan Chase Bank, National Association, or one of its affiliates or any other originator specified in the related prospectus supplement.

Owner Trustee

The related prospectus supplement will name the owner trustee for the issuing entity. If an issuing entity issues notes, this trustee will be referred to as the owner trustee in the related prospectus supplement.

Indenture Trustee

If an issuing entity issues notes, the related prospectus supplement will name the indenture trustee.

Securities

An issuing entity’s securities may include one or more classes of notes and/or certificates. You will find additional information about each class of securities in the related prospectus supplement, including the following:

•	its principal amount;
•	its interest rate, if any, which may be fixed, variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal payments;

•	its final payment date;

•	whether and when it may be redeemed prior to its final payment date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Some classes of securities may be retained by the depositor or purchased by an affiliate of the depositor, who may then resell or transfer the securities pursuant to this prospectus.

The related prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Purchase

Generally, the servicer will have the option to purchase (and/or to designate one or more other persons to purchase) some or all of the receivables of each issuing entity when certain conditions have been satisfied.

For a more detailed description of the servicer’s option to purchase the receivables supporting the securities, see “Description of the Notes—Optional Purchase” in the related prospectus supplement.

The Receivables and Other Issuing Entity Property

The receivables of each issuing entity will consist of the following:

•	a pool of motor vehicle retail installment sales contracts purchased from dealers and/or direct loans made by an originator and secured by new or used automobiles, light-duty trucks or other property;

•	collections on the receivables on or after the date (a “cut-off date”) specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

•	all proceeds of the foregoing.

The bank will transfer the receivables to the depositor, which will in turn convey them to the issuing entity that is issuing the related series of securities.

You will find a description of the characteristics of the issuing entity’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various accounts from which funds are withdrawn to make payments of issuing entity obligations, which may include:

•	an account into which collections are deposited;

•	an account from which payments of principal on the securities are made;

•	an account to fund post-closing purchases of additional receivables during the funding period; or
•	a reserve account, yield supplement account or other account relating to credit, yield or payment enhancement.

Purchase of Receivables After the Closing Date during a Funding Period

If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables over the funding period specified in the related prospectus supplement.

Credit, Yield or Payment Enhancement

The related prospectus supplement will specify the credit, yield or payment enhancement, if any, for each issuing entity. Credit, yield or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve account;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in a reserve account, if any);

•	letters of credit;

•	insurance policies, surety bonds or guaranties;

•	liquidity arrangements;

•	interest rate swaps, caps or floors or currency swap agreements;

•	yield supplement accounts or agreements;

•	yield supplement overcollateralization amounts;

•	guaranteed investment contracts;

•	ability to issue revolving notes to an affiliate of the sponsor or another third party;

•	demand obligations issued or guaranteed by an affiliate of the depositor; or

•	a combination of two or more of the above.

Limitations or exclusions from coverage could apply to any form of credit, yield or payment enhancement. The related prospectus supplement will describe the credit, yield or payment enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account

If there is a reserve account, the issuing entity or the depositor will initially deposit in it cash or securities having a value equal to the amount specified in the related prospectus supplement. The related prospectus supplement may also specify other ways to fund the reserve account. Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the related prospectus supplement. The related prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account, (2) what funds are available for deposit to reinstate that balance, and (3) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Credit, Yield or Payment Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The depositor will transfer the receivables to an issuing entity under a transfer agreement. The servicer will agree with the issuing entity under a servicing agreement to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the transfer and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Transfer and Assignment of Receivables” in this prospectus.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from investment of collections on the receivables.

Servicer Advances of Certain Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may, to the extent set forth in the related prospectus supplement, advance to the issuing entity certain amounts to cover such shortfall. If the servicer makes advances with respect to any series, it will be entitled to reimbursement as described in the related prospectus supplement.

Purchase May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to purchase the receivable.

For a discussion of the servicer’s purchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Servicing” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

The bank will make representations and warranties relating to the receivables when it transfers them to the depositor. The depositor will make the same representations and warranties when it transfers the receivables to the issuing entity.

If one of the representations is breached with respect to a receivable, and the breach materially and adversely affects the interests of the issuing entity or the securityholders in that receivable, the depositor will be required to repurchase that receivable from the issuing entity (and the bank will be required to repurchase that receivable from the depositor) or correct or cure the breach, in each case, on or before the payment date following the collection period which includes the 60th day after the date that the depositor became aware or was notified of such breach.

For a discussion of the representations and warranties given by the bank and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Transfer and Assignment of Receivables” in this prospectus.

No Additional Issuances of Securities by an Issuing Entity

After issuing the securities described in a prospectus supplement, the related issuing entity will not issue any additional securities.

Tax Status

If the issuing entity issues notes, Special Tax Counsel to the issuing entity will deliver an opinion when the notes are issued that for federal income tax purposes:

•           the notes will be characterized as debt unless otherwise stated in the related prospectus supplement; and

•           the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Certain classes of subordinate notes issued under the related prospectus supplement may be issued without an opinion of Special Tax Counsel to the effect that such notes will be treated as debt for federal income tax purposes and may be more likely to be recharacterized as equity in a partnership. See “Material Federal Income Tax Consequences—Partnership Certificates” in this prospectus.

If the issuing entity is a grantor trust issuing certificates, Special Tax Counsel will deliver an opinion when the certificates are issued that, for federal income tax purposes, the issuing entity will be characterized as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

ERISA Considerations

If you are (or are investing on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, an entity deemed to hold plan assets of the foregoing (each, a “benefit plan investor”), or a governmental or church plan subject to similar restrictions under applicable state, local or other law (collectively with benefit plan investors, referred to as “plans”), you should review the matters discussed under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus and the related prospectus supplement before investing in the securities.

Form, Denomination and Record Date

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the related prospectus supplement. The record date for a payment date with respect to book-entry securities will be the close of business on the business day immediately preceding the payment date or, if definitive securities are issued, the close of business on the last business day of the calendar month preceding such payment date.

RISK FACTORS

This risk factors disclosed in this section of the prospectus describe the principal risks of an investment in the securities. You should consider the following risk factors and the risk factors set forth in the related prospectus supplement in deciding whether to purchase any of the securities. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be adversely affected.

You must rely for repayment only upon the issuing entity’s assets and available credit enhancement, which may not be sufficient to make full payments on your
securities	The depositor does not have, nor is it expected to have, any significant assets (although the depositor may hold residual interests in, and senior or subordinated debt of, various issuing entities from time to time). There will be no recourse to the depositor or any of its affiliates or any other person for any default on the securities or any failure to receive distributions on the securities with respect to any series, except as may be specified in the related prospectus supplement. Consequently, holders of securities of each series must rely solely upon the assets of the issuing entity for that series, including, if applicable, any amounts available pursuant to any credit or cash flow enhancement for that series, for the payment of principal of and interest on the securities of that series. If delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of securities, you may experience delays in payments due to you and you could suffer a loss.

The sponsor, the depositor and the servicer have limited obligations to the issuing entity and will not make payments on the securities

The bank, the depositor and their affiliates are generally not obligated to make any payments to you on your securities. However, the depositor and/or the servicer will make representations and warranties about the characteristics of the receivables.

If the depositor or the servicer breaches a representation or warranty for the receivable, the depositor may be required to repurchase or the servicer may be required to purchase that receivable. If the depositor fails to repurchase or the servicer fails to purchase, as applicable, that receivable, you might experience delays and/or reductions in payments on the securities. See “Description of the Receivables Transfer and Servicing Agreements” in this prospectus.

You may suffer losses because you have limited control over the actions of the issuing entity and conflicts between the senior securityholders and subordinate
securityholders may occur	Under certain circumstances, a portion of the holders of an issuing entity’s most senior class of outstanding securities will have the right to control the issuing entity’s actions. For example, if an event of default should occur and be continuing with respect to notes issued by any issuing entity, the related indenture trustee or holders of a majority in principal amount of the most senior class of outstanding securities (excluding securities held by any issuing entity, the depositor, the servicer, the administrator or any affiliate of any of the foregoing) may declare the principal of those notes to be immediately due and payable. Furthermore, following certain events of default and under certain circumstances, the consent of the holders of 66 2⁄3% of the aggregate outstanding amount of the most senior class of outstanding securities (or such other percentage as specified in the related prospectus supplement) (excluding securities held by any issuing entity, the depositor, the servicer, the administrator or any affiliate of any of the foregoing) will be required before the indenture trustee may sell the receivables of an issuing entity. The holders of any subordinate class of securities may not have any right to participate in those determinations for so long as any more senior class is outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the most senior class.

Additionally, if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinate notes will not be an event of default so long as a more senior class of notes is outstanding. Under these circumstances the holders of the subordinate notes will not have any right to declare an event of default, cause the maturity of the notes to be accelerated or direct or consent to any action under the indenture.

Extensions and deferrals of payments on receivables could increase the average life
of the securities	In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase a receivable from the related issuing entity if any modification or extension extends the term of that receivable beyond the latest final scheduled payment date for the latest maturing class of securities issued by that issuing entity.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from
the issuing entity	You may receive payments on your securities earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities.

•     The rate of return of principal is uncertain. The amount of distributions of principal of your securities and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Accordingly, there is no assurance that the stated principal amount of your securities will be paid by their scheduled principal payment date.

•     Repurchase of receivables may accelerate payment of principal. Additionally, if the bank or the servicer is required to repurchase receivables from the issuing entity because of a breach of representation or warranty, payment of principal on the securities will be accelerated.

•     Events of Default. The occurrence of an event of default resulting in acceleration may require repayment of the securities prior to the expected principal payment date for one or more classes of securities of a series.

•     An early redemption of the securities from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of an optional purchase by the servicer as described in the related prospectus supplement, the issuing entity will redeem the securities and you will receive the remaining principal amount of your securities plus any other amounts due to securityholders, such as accrued interest through the related payment date. Because your securities will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Asset backed securities usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

Bankruptcy of Chase Auto Receivables LLC, as depositor, could result in delaysin payment or losses on the
securities	The depositor intends that its transfer of the receivables to an issuing entity will be a valid transfer and assignment of the receivables to the issuing entity. If Chase Auto Receivables LLC, as depositor, were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Chase Auto Receivables LLC or Chase Auto Receivables LLC itself were to take the position that the transfer of receivables by the depositor to the issuing entity should instead be treated as a pledge of the receivables to secure a borrowing of Chase Auto Receivables LLC, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale.

Removal of the servicer after a servicer termination event may adversely affect the securities and may result in
payment delays or losses	The related prospectus supplement may provide that with respect to a series of securities, upon the occurrence of a servicer termination event, the related indenture trustee or specified portion of noteholders may remove the servicer without the consent of the related owner trustee or the noteholders of any subordinated class. The indenture trustee or any such subordinated class with respect to a series may not have the ability to remove the servicer if a servicer termination event occurs. In addition, the noteholders of a senior class with respect to a series may have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the noteholders of any subordinated class of the series. If the servicer were to become a debtor in a bankruptcy case or the Federal Deposit Insurance Corporation was appointed conservator or receiver for the servicer or other similar official has been appointed for the servicer, and no servicer termination event other than the such bankruptcy or insolvency related events has occurred, the bankruptcy trustee (including the servicer itself as a debtor-in-possession) or similar official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities. Delays in payments on the securities and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on the securities.

The senior class of securities controls removal of the servicer upon a
default on its servicing obligations	Generally, the holders of 66 2⁄3% of an issuing entity’s senior class of securities (or the applicable indenture trustee acting on their behalf) (excluding securities held by any issuing entity, the depositor, the servicer or any affiliate of any of the foregoing) can remove the servicer if the servicer—

•     does not deliver to the applicable owner trustee or indenture trustee the available funds for application to a required payment after a grace period after notice or discovery;

•     defaults on a servicing obligation which materially and adversely affects the rights of the issuing entity or the securityholders after a grace period after notice;

•     breaches a representation or warranty which materially and adversely affects the rights of the issuing entity or the securityholders after a grace period after notice; or

•     suffers certain events of bankruptcy or insolvency.

The holders of a majority of an issuing entity’s senior class of securities (excluding securities held by the issuing entity, the depositor, the servicer, the administrator or an affiliate of any of the foregoing) may waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events”, “—Rights Upon Servicer Replacement Event” and “—Servicer Replacement Events” in this prospectus.

The failure to make principal payments will generally not result in an event of
default	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the related prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that class or series of notes.

Prepayments and losses on your notes may result from an event of default under the indenture	An event of default under the indenture may result in:

•     losses on your notes if the receivables are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes; and

•     your notes being repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

See “Description of the Notes—Provisions of the Indenture” in the related prospectus supplement.

You may experience a loss or a delay in receiving payments on the securities if the assets of the issuing entity are
liquidated	If certain events of default under the indenture occur and the securities of a series are accelerated, the related indenture trustee may, in certain circumstances, liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the securities of that series in full. Even if liquidation proceeds are sufficient to repay the securities in full, any liquidation that causes the outstanding principal balance of a class of securities to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” in this prospectus.

You may not be able to resell your
securities	There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities. Absent a secondary market for the securities, you may experience a delay if you choose to sell your security or the price you receive for your security may be less than you would receive for a comparable liquid security. The market values of the securities are likely to fluctuate. Adverse events in financial markets, such as increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings in certain asset-backed securities may reduce the market price or adversely affect the liquidity of your securities. Fluctuations may be significant and could result in significant losses to you.

Subordination may cause some classes of
securities to bear additional credit risk	The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Holders of subordinated classes of securities will bear more credit risk than more senior classes. Interest payments on the subordinate securities on each payment date will be subordinated to interest payments and any first priority principal payments on the notes on such payment date and, if payment of the notes has been accelerated because of a failure to pay an amount due on the senior notes or certain events of insolvency in respect of the issuing entity, to principal payments on the senior notes. The subordinate securities also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the subordinate security interest rate plus the servicing fee rate.

Principal payments on the subordinate securities will be fully subordinated to principal payments on the senior notes, unless otherwise specified in the related prospectus supplement, since no principal will be paid on the subordinate securities until the senior notes have been paid in full. If both certificates and subordinate notes are issued, the certificates will be subordinate to the subordinate notes in the same manner as described with respect to the senior notes, unless otherwise specified in the related prospectus supplement. Subordination may take the following forms:

•    interest payments on any date on which interest is due may first be allocated to the more senior classes or to other parties such as swap counterparties;

•    principal payments on the subordinated classes may not begin until principal of the more senior classes is repaid in full;

•    principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made;

•    subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do;

•    if the indenture trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes; and

•    if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinate notes will not be an event of default so long as a more senior class of notes is outstanding.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the related prospectus supplement.

You may suffer losses on your securities if your securities are subject to certain forms of credit enhancements, hedge or
swap transactions involving credit risk	The issuing entity may enter into certain forms of credit enhancement, interest rate or currency swaps or other hedge arrangements with respect to a series or class of securities. Such arrangements entail certain kinds of risks, including credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge) and, with respect to any swap or hedge arrangement, the risk of an event of default or termination event which would cause the hedge arrangement to be prematurely terminated. Any such event of default or termination event could also result in the issuing entity owing a termination payment to the applicable swap counterparty which could deplete the amount of any collections available to make payments on the securities and you may incur a loss on your securities. The related prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

Interests of other persons in the receivables could reduce the funds available to make payments on your
securities	Financing statements under the Uniform Commercial Code will be filed reflecting the transfer of the receivables by the bank to the depositor and by the depositor to the issuing entity. The bank’s accounting records and computer systems will also be marked to reflect a transfer of the receivables, through the depositor, to the issuing entity. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the issuing entity, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest by obtaining physical possession of the loan document representing that receivable in tangible form without knowledge of the assignment of the receivable to the issuing entity. In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract. If another person acquires an interest in a receivable that is superior to the issuing entity’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

If another person acquires a security or other interest in a financed vehicle that is superior to the issuing entity’s security interest in the financed vehicle, some or all of the proceeds from the sale of the financed vehicle may not be available to make payments on the securities.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•     the bank might fail to perfect its security interest in a financed vehicle;

•     another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

•     the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of a security interest therein to the issuing entity;

•     holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity’s security interest; and

•     the issuing entity may lose its security interest in vehicles confiscated by the government.

None of the bank, the depositor or the servicer will be required to repurchase a receivable if the security interest in a related financed vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the securities.

Consumer protection laws may cause an issuing entity to experience losses on its
receivables	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The depositor or the bank may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that the depositor or the bank fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the administrator, the depositor or the issuing entity and could adversely affect the timing and
amount of payments on your securities	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, some provisions still require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•     creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

•     creates a new framework for the regulation of over-the-counter derivatives activities;

•     expands the regulatory oversight of securities and capital markets activities by the SEC; and

•     created the Consumer Financial Protection Bureau (the “CFPB”), a new agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

Among other things, the CFPB has broad enforcement, supervisory and rulemaking authority including the authority to prevent banks and other providers of consumer financial services from engaging in unfair, deceptive or abusive acts or practices in connection with any transaction with a consumer involving a consumer financial product or service. The Dodd-Frank Act transferred the rulemaking authority with respect to many federal consumer financial laws from various other federal agencies to the CFPB. It is unclear what changes to these existing federal consumer financial laws and regulations may be issued or promulgated by the CFPB and what effect, if any, such changes would have on the bank or the receivables. Finally, the Dodd-Frank Act transferred supervisory responsibility for the bank’s consumer financial products and services from the Office of the Comptroller of the Currency to the CFPB. It is unknown at this time what, if any, impact the transfer of this authority and the accompanying supervision and supervision by the CFPB may have on the bank.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on or create operational constraints with respect to banks such as the bank. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to the bank, its parent or its nonbank affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in this prospectus. Therefore, application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your securities.

Regulatory action could causedelays or reductions in payment of your
securities to occur	Federal banking agencies have broad enforcement powers over the bank. If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of the bank, the depositor, or an issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the bank or would adversely affect the safety and soundness of the bank, that banking agency has the power to order the bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered the bank to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and the bank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See “Material Legal Aspects of the Receivables—Certain Regulatory Matters” in this prospectus.

If book-entry registration is used, you will be able to exercise your rights as a securityholder only through the clearing agency and your ability to transfer your securities may be limited and payments
on your securities may be delayed	The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company (“DTC”), Clearstream Banking Luxembourg S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”). Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the indenture trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the DTC system, Clearstream or Euroclear. In addition, you may experience delays in your receipt of payments with respect to your beneficial interest in book-entry notes because payments will be made by the indenture trustee to Cede & Co., as nominee for DTC, rather than directly to you. You may also experience delays in receipt of payments in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Physical notes and/or certificates will only be issued in the limited circumstances described in this prospectus. See “Certain Information Regarding the Securities—Definitive Securities” in this prospectus.

The application of the Servicemembers Civil Relief Act may lead to delays in
payment or losses on your securities	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation and the Servicer’s policies developed to comply with such legislation as well as give additional benefits to active military personnel could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Some obligors may provide information that is inaccurate or intentionally false
during the underwriting process.	Receivables are originated generally in accordance with the underwriting criteria and process described in this prospectus. Obligors supply a variety of information regarding income, occupation, and employment status that is used in the underwriting process. The bank generally does not verify this information, and this information may be inaccurate or intentionally false. Receivables that are underwritten based on such inaccurate or intentionally false information may lead to increased receivable delinquencies or charge offs, which could result in reduced payments on your securities.

The underwriting, risk management and servicing efforts of the bank may not
be effective.	The bank’s underwriting criteria and process may not be successful in identifying and declining applicants with higher than average credit risks, such as applicants that may have had difficulty obtaining loans from other sources, including other banks and other financial institutions, due to credit problems, limited credit histories, adverse financial circumstances or high debt-to-income ratios. The bank’s risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which it is exposed, to mitigate the risks it has identified, or to identify additional risks to which it may become subject in the future. In addition, a failure to effectively identify, manage, monitor and mitigate operational risks may negatively impact the servicer’s ability to service receivables of the issuing entity. These risks may result in your principal and interest payments being reduced, delayed or accelerated.

The offered securities may not be a
suitable investment for you	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments and the securities should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the resources and expertise to analyze the prepayment, reinvestment, default and market risk, tax consequences of the investment, and the interaction of these factors. The offered securities may not be a suitable investment for you because, among other things, a secondary market for the securities may not develop or provide holders with liquidity of investment. See “Risk Factors—You may not be able to resell your securities” in this prospectus.

THE ISSUING ENTITIES

Chase Auto Receivables LLC (the “Depositor”) will establish a separate issuing entity (each, an “Issuing Entity”) to issue each series of classes of notes and/or certificates as either a limited liability company formed pursuant to a limited liability company agreement, a limited partnership formed pursuant to a limited partnership agreement or a statutory trust or a common law trust formed pursuant to a Trust Agreement. The Issuing Entity will be formed in accordance with the laws of Delaware or New York as a limited liability company, a limited partnership, a statutory trust, or a common law trust, as specified in the related prospectus supplement. Each Issuing Entity will be established for the transactions described in this prospectus and in the related prospectus supplement. If an Issuing Entity is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

Unless otherwise stated in the related prospectus supplement, each Issuing Entity will only engage in the following activities:

•	entering into and performing its obligations under the agreements to which it is a party and, if applicable, a credit, yield or other enhancement agreement;

•	acquiring, holding, pledging and managing its Receivables, their proceeds, its credit, yield or other enhancement, if any, and other assets of the Issuing Entity;

•	issuing its securities;

•	making payments on the securities;

•	selling, transferring and exchanging the securities to the Depositor;

•	making deposits to and withdrawals from the accounts owned by the Issuing Entity;

•	paying organizational, start-up and transactional expenses of the Issuing Entity, as specified in any related prospectus supplement; and

•	other activities that are necessary, suitable or incidental to the above activities or engaging in other activities, as may be required in connection with conservation of the assets of the Issuing Entity and the making of payments on the securities.

The operations of an Issuing Entity are governed by the Trust Agreement or other organizational document and the Indenture. Under the administration agreement the Administrator will be obligated to perform the administrative duties of the related Issuing Entity and Owner Trustee. An Issuing Entity does not have the discretion to engage in activities other than those described above.

The Receivables

On the Closing Date for an Issuing Entity, the JPMorgan Chase Bank, National Association (the “Bank”) will transfer Receivables to the Depositor, and the Depositor will transfer the Receivables to the Issuing Entity, for an amount specified in the related prospectus supplement.

The property of each Issuing Entity will include:

•	the Receivables acquired by the Issuing Entity from the Depositor on the Closing Date and payments made on the Receivables on or after the Cut-off Date;

•	the right to receive all payments on the Receivables that are received after the Cut-off Date specified in the related prospectus supplement;

•	the Receivable files relating to the original motor vehicle retail installment sales contracts and/or direct loans evidencing the Receivables;

•	the security interests in the financed vehicles;

•	any proceeds from claims on (1) any theft and physical damage insurance policy maintained by an obligor under a Receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) any credit life or credit disability insurance maintained by an obligor in connection with any Receivable;

•	any other property securing the Receivables;

•	the rights of the Issuing Entity to funds on deposit in, if applicable, the reserve account, the yield supplement account, the collection account, and the principal distribution account and any other accounts established pursuant to the Indenture or Servicing Agreement (other than any certificate distribution account), and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the Issuing Entity under the Transfer Agreement and of the Depositor, as buyer, under the receivables transfer agreement;

•	rights of the Issuing Entity under a credit, yield or payment enhancement agreement, if any, and payments made by the credit enhancement provider under the credit enhancement agreement; and

•	the proceeds of any and all of the above.

If the Issuing Entity issues notes, the Issuing Entity’s rights and benefits with respect to the property of the Issuing Entity will be assigned to the Indenture Trustee for the benefit of the noteholders and, if applicable, the credit enhancement provider.

Funding Periods

To the extent provided in the related prospectus supplement, the Bank will convey additional Receivables (“Subsequent Receivables”) to the Depositor, and the Depositor will convey those additional Receivables to the Issuing Entity, as frequently as daily during the period (the “Funding Period”) specified in that prospectus supplement. A Funding Period will not exceed one year. An Issuing Entity will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the Closing Date. Up to 50% of the net proceeds from the sale of the securities issued by an Issuing Entity may be deposited into a pre-funding account for the purchase of Subsequent Receivables. An Issuing Entity will invest funds in its pre-funding account in Permitted Investments in the manner described under “Description of the Receivables Transfer and Servicing Agreements—Accounts” in this prospectus.

The Subsequent Receivables will be required to meet the applicable criteria set forth in the related prospectus supplement. We will note any differences from the criteria used for the initial pool purchased by the Issuing Entity. There will not be any independent verification of the Depositor’s determination that the Subsequent Receivables satisfy such criteria. We will describe in the related prospectus supplement any events the occurrence of which would result in the termination of the Funding Period and the distribution of funds, if any, in the pre-funding account to securityholders.

After the Funding Period ends, to the extent required by applicable rules under the Securities Exchange Act of 1934, as amended, we will file a report on Form 10-D with the SEC that gives required information in respect of the final pool of Receivables for the Issuing Entity.

The Owner Trustee

The Owner Trustee for each Issuing Entity will be specified in the related prospectus supplement. The Owner Trustee’s liability in connection with the issuance and sale of the securities and the operation of an Issuing Entity is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Servicing Agreement. The Servicer will reimburse and indemnify the Owner Trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any nature whatsoever which may at any time be imposed on, incurred by or asserted against the Owner Trustee in any way relating to or arising out of the Trust Agreement and the Servicing Agreement, as applicable, the other transaction documents, the Issuing Entity property, the administration of the Issuing Entity property or the action or inaction of the Owner Trustee. However, neither the Depositor nor the Servicer will be liable for or required to indemnify the Owner Trustee from and against the Owner Trustee’s own willful misconduct, bad faith or negligence, the inaccuracy of certain of the Owner Trustee’s representations and warranties expressly made by the Owner Trustee in the related Trust Agreement, liabilities arising from the failure of the Owner Trustee to discharge any liens on any part of the Issuing Entity property that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Issuing Entity property, or taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. To the extent that any such indemnities are not paid by the Servicer, they will be paid from available funds as described in the related prospectus supplement. Prior to an Event of Default, any such indemnification will be paid on a Payment Date only after all amounts required to be paid to the securityholders have been paid and certain other distributions have been made. The Owner Trustee will not be liable for any error in judgment made in good faith by any of its officers or employees unless such persons were negligent in ascertaining the pertinent facts. The Owner Trustee will not be required to expend its own funds or incur any financial liability in respect of its rights or powers.

An Owner Trustee may resign at any time, in which event the Depositor and the Administrator, acting jointly, will be obligated to appoint a successor Owner Trustee. The Depositor or the Administrator of an Issuing Entity may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement and fails to resign after written request by the Depositor or administrator, or if the Owner Trustee is legally unable to act or certain insolvency events occur with respect to the Owner Trustee. In such circumstances, the Depositor and the Administrator, acting jointly, will be obligated to appoint a successor Owner Trustee. Any resignation or removal of an Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee. To be eligible to be an Owner Trustee, a financial institution must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $50,000,000 and be subject to supervision by state or federal authorities.

The Owner Trustee is not required to give any certificateholder or other person notice of any Event of Default under any of the documents relating to the Issuing Entity.

The Issuing Entity will deliver to the certificateholders information required by the Code that is necessary for the preparation of their tax returns as they relate to the certificates. The holders of a majority interest in the certificates issued by an Issuing Entity may direct the actions to be taken by the related Owner Trustee so long as such actions are not contrary to the provisions of the Trust Agreement or any document to which the Issuing Entity is a party.

Under the administration agreement the Bank, as administrator, is obligated to perform on behalf of the Owner Trustee all of the administrative obligations of the Owner Trustee under the Trust Agreement. The Owner Trustee shall not have any liability for those obligations that the Administrator has agreed to perform.

The Owner Trustee of an Issuing Entity will be a financial institution or trust company with which the sponsor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the Owner Trustee may be acting in similar capacities for other asset-backed transactions of the Depositor for similar or other asset types. The Owner Trustee will charge fees for its services as such and such fees will be payable by the Servicer.

You will find the addresses of the principal offices of the Issuing Entity and the Owner Trustee in the related prospectus supplement.

THE DEPOSITOR

Chase Auto Receivables LLC is a limited liability company formed under the laws of the State of Delaware on October 2, 2012. The Depositor maintains its principal office at 900 Stewart Avenue, Garden City, New York. Its telephone number is (516) 745-4520.

The Depositor is a wholly-owned, special purpose subsidiary of the Bank. The Depositor was organized solely for the limited purpose of acquiring Receivables (as defined below) and associated rights, issuing securities, selling or otherwise transferring Receivables (including for the purpose of securitizing them) and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The Depositor’s limited liability company agreement also includes a provision that requires the Depositor to have at least one director who is independent. Under the Depositor’s limited liability company agreement, an independent director is a person who is not an employee, director, stockholder, partner or officer of the Depositor or any of its affiliates (other than his or her service as an independent director of the Depositor or any of its affiliates), a customer or supplier of the Depositor or any of its affiliates, or any immediate family member of a person described in the foregoing.

The only obligations, if any, of the Depositor with respect to the securities issued by any Issuing Entity may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) Receivables under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

Unless expressly set forth in a related prospectus supplement, none of the Depositor, the Bank, the Servicer or any of their respective affiliates will insure or guarantee the Receivables or the securities issued by any Issuing Entity.

Certain Bankruptcy Considerations Regarding the Depositor

The Depositor intends that the transfer of the Receivables from the Depositor to the Issuing Entity constitutes a transfer of title, rather than a pledge of the Receivables to secure indebtedness of the Depositor. However, if the Depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Depositor, as debtor-in-possession, may argue that the transfer of the Receivables by the Depositor was a pledge of the Receivables rather than a transfer of title. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the securityholders. See “Risk Factors—Bankruptcy of Chase Auto Receivables LLC, as depositor, could result in delays in payment or losses on the securities” in this prospectus.

SPONSOR, SERVICER AND ADMINISTRATOR

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association is a national banking association and wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. The Bank offers a wide range of banking services to its customers, both domestically and internationally, including investment banking, financial services for consumers and small business, commercial banking, financial transactions processing and asset management. It is chartered as a national banking association and its business is subject to examination and regulation by the Office of the Comptroller of the Currency (“OCC”) and its consumer financial products and services are subject to examination and regulation by the CFPB).

The Bank is engaged in a variety of financial services for consumers. Through its motor vehicle finance business, the Bank originates directly or through dealers motor vehicle retail installment sales contracts and direct loans (“motor vehicle loans”) and leases and services such motor vehicle loans and leases (“motor vehicle finance”). In 2011, the Bank originated directly or through dealers motor vehicle finance totaling approximately $21 billion in all 50 states and the District of Columbia.

The Bank will be the sponsor that initiates and organizes the issuance by each Issuing Entity of securities. It will be responsible for structuring each securitization transaction and will select other transaction participants. It will pay the costs of forming each Issuing Entity, the legal fees of certain of the transaction participants, rating agency fees and other transaction costs. The Bank will transfer the Receivables to its wholly owned subsidiary, Chase Auto Receivables LLC, which will be the Depositor of the Receivables to each Issuing Entity. The Bank also will be responsible for servicing the Receivables transferred to each Issuing Entity and will be the Administrator of each Issuing Entity.

The main office of the Bank is located at 1111 Polaris Parkway, Columbus, Ohio 43240, telephone number (800) 992-7169.

General Securitization Experience

From 1995 until October 2011, the Bank, acting through its subsidiary and an affiliate, was an originator and originated or purchased motor vehicle loans through dealers, and was a servicer of motor vehicle loans. During that period a total of 24 motor vehicle loan securitizations were issued using such motor vehicle loans and totaling $33 billion in securities. An affiliate of the Bank was a servicer of the securitized motor vehicle loans.

Since February 2005, all motor vehicle finance and the related account servicing has been conducted by the Bank or its subsidiary, Chase Auto Finance Corp. Following the October 2011 merger of that subsidiary into the Bank, all motor vehicle finance and the related servicing has been conducted solely out of the Bank. The most recent motor vehicle loan securitization sponsored by the Bank occurred in 2006 and there have been no outstanding securities under any of the Bank’s prior motor vehicle loan securitizations since October 2010. None of the motor vehicle loan securitizations by the Bank, its predecessors or its affiliates have experienced any losses or events of default, and none of the Bank, its predecessors or its affiliates had taken any action out of the ordinary in any of these transactions to prevent such an occurrence.

THE RECEIVABLES

General

The Bank originates or acquires the Receivables to be transferred to the Depositor which will consist of

•	motor vehicle retail installment sales contracts secured by new or used automobiles or light-duty trucks purchased from dealers who regularly originate and sell these contracts in accordance with approved dealer agreements, and

•	direct loans secured by new or used automobiles or light-duty trucks made pursuant to arrangements with dealers in accordance with approved dealer agreements, (collectively referred to as the “Receivables”).

The Receivables may originate from any jurisdiction throughout the 50 states in the United States.

Selection of the Receivables to be transferred to the Depositor and then ultimately transferred by the Depositor to an Issuing Entity will be made by the Bank based on several criteria, including, unless otherwise provided in the related prospectus supplement, that each Receivable:

•	is either acquired from or made through a dealer located in the United States,

•	is secured by a financed vehicle that, as of the Cut-off Date specified in the related prospectus supplement, had not been repossessed without reinstatement,

•	has not been identified on the Bank’s servicing systems as relating to an obligor who was in a bankruptcy proceeding as of the Cut-off Date specified in the related prospectus supplement,

•	is not greater than 30 days delinquent as of the Cut-off Date specified in the related prospectus supplement,

•	provides for fully-amortizing level scheduled monthly payments over its remaining term (assuming all monthly payments are made on their respective due dates),

•	is a simple interest receivable, and

•	satisfies the other criteria, if any, set forth in the related Transfer Agreement and described in the related prospectus supplement.

The Receivables will be prepayable at any time without penalty. The Receivables may contain due-on-sale provisions or other provisions that require the obligors to repay the Receivables when the related financed vehicles are sold. If an obligor prepays a simple interest receivable in full, the obligor is required to pay interest only to the date of prepayment. The Bank will provide information with respect to each pool of receivables transferred to an Issuing Entity in the related prospectus supplement, including but not limited to, to the extent appropriate:

•	the composition of the Receivables,

•	the distribution by the annual contract rate of interest, by the states where a material portion of the primary obligors of those Receivables are located, by original term, by obligor credit score and by remaining term to maturity of the Receivables,

•	the portion of the pool consisting of simple interest receivables, and

•	the portion of the pool secured by new financed vehicles and the portion of the pool secured by used financed vehicles.

The information in the related prospectus supplement with respect to a pool of Receivables transferred to an Issuing Entity may be provided as of a statistical Cut-off Date that is earlier than the applicable Cut-off Date for the Issuing Entity. Certain Receivables included in the statistical information in the related prospectus supplement may not be included in the Receivables transferred to the Issuing Entity on the closing date. In addition, Receivables may also be selected to be transferred or sold to the Issuing Entity after that statistical Cut-off Date. Any variations in the characteristics of the Receivables as of the Cut-off Date from those characteristics presented as of the statistical Cut-off Date in the related prospectus supplement will not be material.

Origination or Acquisition of Receivables

The Bank purchases the Receivables from or originates the Receivables through dealers who regularly originate motor vehicle loans in the ordinary course of their business and pursuant to arrangements under dealer agreements. Generally, the dealers selling financed vehicles are franchised by the manufacturer of those vehicles and the Bank does business with approximately 17,000 franchised and independent dealers. After entering into the dealer agreement, the Bank monitors its relationship with the dealer focusing primarily on the dealer’s loan performance, such as profitability on the Receivables and efficiency, and customer experience with the dealer. The monitoring process includes a periodic review with the Bank personnel managing the dealer relationship to evaluate and discuss dealer efficiency, performance and, where appropriate, to develop action plans to improve such performance. There can be no assurance that the Bank will be able to detect any problems with a dealer.

Each dealer makes representations and warranties to the Bank with respect to the Receivables sold to the Bank by that dealer, the obligors on these Receivables and the security interests in the related financed vehicles. These representations and warranties are made at origination of the Receivables and typically include, among others, that:

•	to the best of the dealer’s knowledge,

•	no statements made or furnished by the obligor, the dealer or any other person are untrue or incomplete,

•	the obligor has not financed any down payment for the financed vehicle,

•	the obligor has the legal capacity to enter into the contract for a motor vehicle loan, and

•	the signature of the obligor on all documents is genuine,

•	the dealer has indefeasible title to the financed vehicle immediately prior to the purchase by the obligor, and has the right and authority to sell the vehicle to the obligor, free and clear of all liens and encumbrances,

•	the dealer will secure and perfect for the Bank a security interest in the financed vehicle, free and clear of any liens or encumbrances, and

•	the description of the financed vehicle in the motor vehicle loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the Receivables. The Receivables are not guaranteed by the dealers, and the dealers do not provide recourse with respect to obligor defaults.

Upon breach of any representation or warranty made by a dealer, the Bank has a right to require that dealer to purchase or repurchase the related motor vehicle loan. Generally, in determining whether to exercise that right, the Bank considers the prior performance of the dealer, as well as other business and commercial factors, and does not always require a repurchase. As servicer, the Bank will be obligated to enforce its rights under the dealer agreements relating to the Receivables transferred to an Issuing Entity only in accordance with its customary practices. The Depositor will convey the right to any proceeds received upon enforcement of those rights to the related Issuing Entity under the Transfer Agreement. The Bank makes, and will make, no representations as to the financial condition of any of the dealers against which the Bank may have rights. The Bank cannot provide assurances as to the ability of any dealer to perform its obligations to the Bank under a dealer agreement.

When an obligor purchases a vehicle from a dealer, the obligor and the dealer agree on the contract or loan amount, term, payment terms and interest rate to be charged subject, in each case, to the dealer’s current program limits with the Bank and acceptance by the Bank. The purchase price that the Bank will pay a dealer for a Receivable is the amount financed as shown on such Receivable contract (less any agreed upon withheld amounts including but not limited to discounts or rate buy-downs) or such other amount as the Bank may agree upon with a dealer.

Prior to the funding of the Receivables, with the assistance of vendors engaged by the Bank, contract documentation received from dealers is scanned and reviewed to confirm it agrees to the terms accepted by the Bank and then entered into the Bank’s servicing system. After completing the data entry, verification of the major Receivable terms is conducted through the Bank’s standard quality assurance and control processes. A small portion of the Receivable contracts are originated in electronic form. Such Receivable contracts are originated using a third party’s web-based system, and an electronic contract is assigned to or made directly with the Bank and control over the authoritative copy of the contract is transferred to and maintained by the Bank. The amount advanced under any Receivable generally will not exceed

•	for a new financed vehicle, 100% to 135% of the vehicle’s invoice price; or

•	for a used financed vehicle, 100% to 135% of the “wholesale” value stated in the most recently published Black Book Used Car Pricing Guide; or the Kelley Blue Book Official Used Car Guide for western markets, plus taxes and title and license fees on the financed vehicle. However, the maximum amount advanced on a Receivable may vary depending on a number of factors, including the term of the Receivable and the model and year of the financed vehicle. Such factors are taken into consideration to ensure that the financed vehicle constitutes adequate collateral to secure the Receivable. In addition, the Bank may also finance certain products, including, without limitation, credit life, GAP, service contracts, extended warranties, mechanical breakdown protection insurance, theft deterrent products, and maintenance agreements under a Receivable.

Underwriting of Receivables

The Bank evaluates each credit applicant individually based on the underwriting process described below that is generally applicable to applications in all parts of the United States. From time to time, different underwriting policies may apply due to economic or other local factors that are specific to certain geographic locations at that time. The Bank’s underwriting policies are intended to assess the applicant’s credit risk and ability to pay, as well as the adequacy of the financed vehicle as collateral.

Dealers submit credit applications to the Bank on behalf of the applicants electronically using a third-party web-based system. The information contained in a credit application form typically includes the applicant’s stated income, a description of the financed vehicle intended to secure the motor vehicle loan and other information obtained from the applicant and independent credit reporting agencies. The Bank considers the following criteria, among others, in evaluating the credit risk of an applicant and determining whether to agree to purchase or originate the motor vehicle loan:

•	the applicant’s payment history based on the Bank’s direct knowledge or as provided by a credit reporting agency with respect to present and past debt,

•	the applicant’s ability to pay taking into account information from the application and credit reporting agencies,

•	a loan-to-value ratio test taking into account the age, type and market value of the financed vehicle, and

•	a proprietary credit score.

In addition to these criteria of credit risk, the Bank will also consider the acceptability of the financed vehicle as collateral. For the most part, the Bank does not verify the information provided by an applicant.

Credit scoring generated by the Bank’s proprietary, empirical scoring model is based on, among other things, historical information of motor vehicle loans owned or serviced by the Bank or its predecessors or one of its affiliates, information received from the applicant and credit reporting agencies, and the terms of the proposed financing. Through credit scoring, the Bank evaluates credit profiles in order to assess the credit risk of an applicant. The Bank periodically reviews the credit scoring model to assess its validity and may make adjustments to the credit scoring model to reflect, among other things, the Bank’s credit risk tolerance and the economic environment at the time of the application. The determination of a credit score does not provide absolute assurances as to an obligor’s willingness and ability to pay.

The Bank obtains a credit report on the applicant from an independent national credit reporting agency frequently used in the applicable geographic area where the applicant is located. Data from such credit report, such as a FICO® score, may be used by the Bank in its determination of credit score through its proprietary credit scoring model. FICO® scores are based on independent third-party information, the accuracy of which cannot be verified by the Bank.

The Bank’s underwriting process includes both automated underwriting and manual credit decision making by Bank personnel. The Bank’s automated approval and declination process for applications is based on policies that were statistically derived from historical information of motor vehicle loans owned or serviced by the Bank or its predecessors or one of its affiliates. Certain applications are not automatically approved or declined for reasons such as inconsistent information or suspicious activities and are subject to manual reviews by a Bank underwriter. In addition, a dealer may request the Bank to review a specific application that has been declined by the automated underwriting system. In the manual review process, the Bank underwriter will evaluate the proprietary credit score for the applicant, information from the credit reporting agency and other available information, including supplemental information from the applicant, to make a judgment with respect to the applicant’s ability to repay his or her obligations. The majority of the manual credit underwriting decisions are made in less than thirty (30) minutes of receiving an application. The manual review process involves human judgment and a certain amount of discretion, to be exercised within parameters established by the policies of the Bank that are applicable at the time of the credit application. The Bank underwriter will also consider the terms for the financing originally proposed by the dealer and may offer differing terms for the financing.

From time to time, the Bank may approve a motor vehicle loan that deviates from its underwriting policies relating to loan-to-value ratio, maximum term, ability to pay and proprietary credit score, which are applicable at the time of the application. The Bank monitors the number of exceptions to these underwriting policies monthly. However, the Bank does not intend to include any such exception loan in any of the motor vehicle loan securitization contemplated under this prospectus and the related prospectus supplement.

The Bank periodically performs detailed analysis of its portfolio to evaluate the effectiveness of its underwriting policies and proprietary credit scoring model. From time to time, based on changes in, among other things, external economic factors and portfolio performance, the Bank may adjust or revise its underwriting policies to maintain a level of asset quality that the Bank deems acceptable. The Bank may also revise its underwriting policies over time in accordance with its business judgment and changes in legislative or regulatory guidelines or requirements.

Insurance

The obligor of each Receivable is required to obtain fire, theft and collision insurance or comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of the Bank’s purchase or origination of the Receivable. However, the Bank does not independently verify the validity of such dealer representation and warranty at origination or subsequently monitor the status of the obligor’s insurance, and, therefore, there is no assurance that the obligor will continue to maintain the required insurance throughout the life of the Receivable. Each obligor chooses the insurance provider for the financed vehicle on his or her own and the terms and conditions of the insurance policies may vary.

The Bank reserves the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment and other factors.

As a result of a New York law, the Bank does not obligate the obligors under the Receivables originated through New York dealers to pay the so-called “GAP amount” in the event of a total loss of the financed vehicle caused by its theft, confiscation or physical damage. The “GAP amount” that the obligor will not be obligated to pay is the difference between the amount owed on the motor vehicle loan as of the date of the total loss and the financed vehicle’s actual cash value as of the date of the total loss less any deductable owed by the obligor. However, the obligor will remain liable for any unpaid monthly payments, unpaid late fees and other unpaid amounts due prior to the date of the total loss.

If the obligor has maintained the insurance required under the Receivable, the vehicle’s actual cash value will be the cash value under the insurance policy, inclusive of the deductible identified in the Receivable. If the obligor has not maintained the required insurance, the vehicle’s actual cash value will be the “average trade” value of the vehicle in the most recently published National Automobile Dealer’s Association Official Used Car Guide (Eastern Edition) as of the date of the total loss. The Depositor or Servicer is not obligated to maintain third-party insurance of any kind against the risk that the obligor has not maintained the required insurance coverage.

Servicing

The Bank and its predecessors have been actively engaged in the business of servicing motor vehicle loans for itself and on behalf of its affiliates since 1983. As of September 30, 2012 the Bank services over 3.3 million motor vehicle loans and leases.

Servicing Procedures

The Bank will be responsible for servicing the Receivables in each Issuing Entity. Under the Servicing Agreement, the Bank will be obligated to make reasonable efforts to collect all payments due with respect to the Receivables transferred to an Issuing Entity in a manner consistent with the Transfer Agreement and with the terms of the Receivables and to deposit those collections into the applicable collection account for the related Issuing Entity. The Bank will service the Receivables transferred to each Issuing Entity consistent with its customary servicing practices. The Bank will be the custodian of the files relating to the Receivables transferred to each Issuing Entity.

The Bank engages a number of third-party vendors to perform part or all of certain servicing processes, such as lockbox payment processing, storing of paper files relating to the Receivables, reviewing executed contracts and related documents, processing titles and liens, and recovering deficiencies on certain charged-off accounts. The Bank also uses a network of contractors to repossess vehicles and third-party auction houses to sell repossessed vehicles at either physical or online auctions. The Bank services the Receivables through multiple servicing locations, including domestic and international call centers. Account information for each obligor is maintained on the Bank’s servicing systems. Statements notifying obligors of their outstanding principal balance, payment due date and total payment are generated monthly or quarterly and sent with remittance payment coupons by the Bank. Customers also have the option of enrolling in paperless statements where an email is sent each month notifying the customer that their statement is available online for viewing. Monthly payments are made by obligors via online payment options initiated through chase.com or other financial institutions’ websites, direct payments in branches, debit ACH arrangements from obligor’s bank accounts, payments by phone via customer service centers, checks or money orders.

Payments are processed on the same day they are received (subject to day and time restrictions) and applied to the corresponding obligor’s account. Any payments without enough information to process are researched and resolved by the Bank’s personnel. Processed payments generally are applied to the corresponding obligor accounts on the same day.

Other servicing functions include responding to customer inquiries at one of the call centers, storing and scanning Receivable documents and contracts for computer recordkeeping and custody of vehicle titles. The dealer is responsible for securing and perfection for the Bank a security interest in the vehicle free and clear of any lien or encumbrance. Depending upon the state the Bank collects vehicle titles, notification of lien or indication of an electronic title. The related prospectus supplement will describe any material changes in the Bank’s customary servicing practices during the three years preceding the date of the related prospectus supplement.

Collection Procedures. An obligor is deemed delinquent if an amount equal to 10% or more of a scheduled monthly payment remains unpaid when due.

Efforts to collect on delinquent Receivables are made by the Bank’s collection department personnel. The Bank uses risk-based models to determine the appropriate collection strategies at various stages of delinquencies based on proprietary credit score, the obligor’s payment history, and other loan information.

Generally, the Bank initiates telephone contact with the obligor at the early stage of delinquency using an automated collection system which provides the collection personnel with relevant obligor information, such as current addresses, phone numbers and loan information, records of all contacts with obligors and conducts automated dialing. The system allows for automated and manual recording of an obligor’s promise to pay, and has the ability to schedule future collection activities based on these promises.

If the initial collection attempts fail to resolve the delinquency, then usually after 45 days or earlier if so determined based on the Bank’s assessment of the obligor’s credit risk, collection personnel will continue to contact the obligor.

Generally, the Bank commences repossession procedures when a Receivable is delinquent for two or three months. However, the Bank may, as permitted by applicable law, under certain circumstances repossess the financed vehicle at any time without regard to length or existence of a payment delinquency if the risk of loss is perceived to be high as described under “Repossessions” below.

Losses may occur in connection with delinquent Receivables under circumstances including:

•	the failure to realize the full amount owed upon sale of the repossessed financed vehicle and the inability to collect the deficiency,

•	the inability to locate the financed vehicle or the obligor, or

•	the discharge of the debt of the obligor in a bankruptcy proceeding.

The Bank may change its loss recognition and collection policies and practices over time in accordance with its business judgment, as well as make any changes mandated by federal, state, or regulatory guidelines or government or regulatory agencies.

Consistent with its normal procedures and regulatory requirements, the Bank may, in its discretion, arrange with the obligor on a Receivable to defer or modify the payment schedule. The length of a deferral is typically one month. However, deferrals of up to two months may be granted and multiple deferrals may be granted from time to time over the term of a motor vehicle loan. Total deferrals for a motor vehicle loan may not exceed one month for each year of the original term of the motor vehicle loan or a maximum of seven months. Following a deferral, the motor vehicle loan generally will no longer be considered delinquent. The Bank’s deferral procedures require a determination by collection personnel that the obligor will have the financial resources and willingness to make regular monthly payments after the deferral. In addition, in most cases, a deferral will not be granted less than ten months after the origination of the motor vehicle loan or less than twelve months from the most recent previous deferral.

The Bank may provide a “disaster” extension to certain obligors who, for example, live in an area affected by a natural disaster.

Repossessions. Generally after 90 days of delinquency, the Bank will use reasonable efforts, consistent with its customary servicing procedures and applicable law, to repossess or otherwise take possession of the financed vehicle. The Bank may also repossess or otherwise take possession of a financed vehicle earlier if the Bank determines that eventual payment in full of the amount financed is unlikely, the financed vehicle is in danger of being damaged, abandoned, destroyed or otherwise made unavailable for repossession, the obligor voluntarily surrenders the financed vehicle, or the financed vehicle is seized by federal, state or local law enforcement and released to the Bank as lienholder. The Bank may delay repossession of the financed vehicle if the Bank is unable to locate the vehicle or the obligor is the subject of a bankruptcy proceeding.

Repossessions are conducted by third-party vendors who are engaged in the business of repossessing vehicles for secured parties. An obligor with a delinquent Receivable is given advance notice of repossession and generally has 10 business days after the notice to cure the delinquency. After repossession, the obligor will be notified of the action and, depending on applicable law, generally has the opportunity to redeem the repossessed vehicle (or, as required by applicable law, reinstate the loan) with a cure period of at least 30 days before the Bank sells the repossessed vehicle. If the repossessed vehicle is not redeemed by the obligor or the motor vehicle loan is not reinstated within the required cure period, the Bank generally sells the financed vehicle in a private auction with dealers or, when legally necessary, a public auction, either live or via the internet. The Bank will be entitled to be reimbursed its expenses incurred in the liquidation from the proceeds of the sale. After the sale of the repossessed vehicle (and after deducting any legally allowable expenses like repossession fees, transport, reconditioning, etc.), the Bank will apply the amounts recovered in accordance with its normal and customary servicing procedures and pursue any deficiency remaining to the extent the Bank deems practical and to the extent permitted by law. The Bank will first try to collect any deficiency using internal personnel and may then decide to engage a collection agency to assist in recovering any deficiency.

If the amounts recovered (net of expenses) exceed the contractual amount owed, the Bank will reimburse the excess to the obligor.

Pursuant to the provisions of the Servicemembers Civil Relief Act, as amended, obligors who are members of the military on active duty may be protected from repossession and from judgment, and the interest rate on their Receivables may be capped at 6%. The Servicer expects to implement policies that would further limit the annual rate for active military personnel.

Bankruptcy Accounts. When the Bank is notified that an obligor has filed for bankruptcy, the motor vehicle loan is moved to a specialized servicing area for bankrupt Receivables. Restrictions of the U.S. federal bankruptcy laws, including automatic stay, prohibit the Bank from taking any collection action against the obligor or the financed vehicle without court approval or unless the case is dismissed by court. In Chapter 7 bankruptcies, most obligors are required to reaffirm their obligations, redeem the financed vehicle for a lump sum, or return the financed vehicle. If a loan is reaffirmed by the obligor or if the case is dismissed by court, the Receivable will be returned to the Bank’s normal servicing and collection practices. In Chapter 13 bankruptcies, the plan of reorganization usually requires the obligor to make payments over a two- to five-year period. The payments required will be determined based on (i) either the full contractual loan balance or the value of the financed vehicle at the time of bankruptcy, (ii) the time between the obligor’s purchase of the financed vehicle and the bankruptcy filing, and (iii) whether the debt was incurred for personal or other use. Upon completing payments required under the plan of reorganization, the obligor will receive a discharge from liability for any remaining balance under the Receivable and the Bank will charge off any such remaining unpaid balance.

In addition, courts may mandate that the Bank, as the secured party, accepts a partial charge-off, or “cramdown”, and the obligor becomes responsible for the remaining balance. The “cramdown” portion of the debt cannot be collected. After the partial charge-off is processed, the remaining balance remains the responsibility of the obligor and falls within normal servicing and collection practices.

Charge Offs. The Bank generally charges off a motor vehicle loan in full when it is 120 days past due. A Receivable with respect to an obligor in a bankruptcy proceeding is partially charged off to its estimated realizable value typically when it is 60 days past due. In addition, loans discharged under a Chapter 7 bankruptcy and not reaffirmed by the obligor are charged-off to the net realizable value of the related collateral. A Receivable is also partially charged off to its estimated realizable value when the related motor vehicle has been repossessed and held by the Bank for 30 days or, if less than 30 days in inventory, is 120 days or more delinquent. Any remaining deficiency on the Receivable following the liquidation of the repossessed vehicle or bankruptcy judgment is charged off.

In addition, the servicer charges off a portion of the outstanding principal balance of a defaulted motor vehicle loan when the servicer determines that such portion will be unrecoverable (a “partial charge-off”). If the amount of the estimated loss at the time of the initial partial charge-off exceeds the amount of the subsequent actual loss, there will be a recovery in the amount of such excess in a subsequent month.

THE RECEIVABLES POOLS

Criteria for Selecting the Receivables. The Receivables, including Subsequent Receivables, to be held by each Issuing Entity will be selected from the Bank’s portfolio of Receivables on the basis of several criteria. The criteria used by the Bank to select the Receivables for securitization will be described in the related prospectus supplement. No selection procedures which the Bank reasonably believes to be adverse to the securityholders of the Issuing Entity will be used in selecting the Receivable for the Issuing Entity. The Receivables generally provide for monthly payments.

Simple Interest Receivables. The Receivables may provide for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date—

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date—

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then-outstanding principal balance. If a simple interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Receivables Other Than Simple Interest Receivables. If the Receivables are not simple interest receivables, the related prospectus supplement will describe the method of applying payments on the Receivables.

Additional Information in Prospectus Supplement. The Bank will provide information about the Receivables to be held by each Issuing Entity in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the Receivables secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the Receivables;

•	the average principal balance of the Receivables and the range of principal balances;

•	the number of Receivables;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms; and

•	the distribution by contract rate of interest and geographic distribution based on billing address of obligor.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the securities of any Issuing Entity will generally be influenced by the rate at which the principal balances of its Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	Prepayments by obligors, who may repay at any time without penalty.

•	The Depositor may be required to repurchase a Receivable from the Issuing Entity if certain breaches of representations and warranties occur and the interests of the Issuing Entity or the securityholders in the related Receivable are materially and adversely affected by the breach.

•	The Servicer may be obligated to purchase a Receivable from the Issuing Entity if certain breaches of covenants occur, or if the Servicer extends or modifies the date of final payment of a Receivable beyond the Collection Period preceding the final Payment Date for the securities specified in the related prospectus supplement or if the Servicer reduces the contract rate, or outstanding principal balance with respect to any Receivable other than as required by applicable law and the interests of the Issuing Entity or the securityholders in the related Receivable are materially and adversely affected by the breach.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the Receivables due to default.

•	Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

Also, the Servicer may, in its discretion, offer certain obligors payment extensions in respect of Receivables in accordance with its customary servicing practices. Any such extension may extend the maturity of the related Receivable beyond its original term to maturity and increase the weighted average life of the Receivables.

In light of the above considerations, neither the Bank nor the Depositor can assure you as to the amount of principal payments to be made on the securities of an Issuing Entity on each Payment Date since that amount will depend, in part, on the amount of principal collected on the Issuing Entity’s Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the Receivables and the securities of the Issuing Entity.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the Bank’s consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease. See “Risk Factors—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the securities or repurchases of receivables from the issuing entity” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the securities of an Issuing Entity will be applied by the Issuing Entity or the Depositor, as indicated in the related prospectus supplement—

•	if by the Issuing Entity, to the purchase of the Receivables from the Depositor;

•	if by the Depositor, to the purchase of the Receivables from the Bank;

•	if the Issuing Entity has a reserve account, yield supplement account or pre-funding account, to make the deposit into that account or to fund any other collateral account;

•	if by the Depositor, to pay for certain expenses incurred in connection with the purchase of the Receivables and the sale of the securities; and

•	for any other purposes specified in the related prospectus supplement.

The Bank will add the funds received by it to its general funds. The Issuing Entity may also issue certain classes of securities to the Depositor in full or partial payment for the Receivables.

PRINCIPAL DOCUMENTS

In general, the operations of an Issuing Entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	Owner Trustee and Depositor	• Creates the Issuing Entity • Provides for issuance of certificates and payments to certificateholders • Establishes rights and duties of Owner Trustee • Establishes rights of certificateholders
Indenture	Issuing Entity, as issuer of the notes, and Indenture Trustee	• Provides for issuance of the notes, the terms of the notes and payments to noteholders • Establishes rights and duties of Indenture Trustee • Establishes rights of noteholders
Servicing Agreement	Bank, as Servicer, and Indenture Trustee	• Contains servicing obligations of Servicer • Provides for compensation to Servicer • Directs how cash flow will be applied to expenses of the Issuing Entity and payments on its securities
Receivables transfer agreement	The Bank, as transferor, and Depositor, as transferee	• Effects transfer of Receivables to the Depositor • Contains representations and warranties of the Bank concerning the Receivables
Transfer Agreement	The Depositor, as transferor, and the Issuing Entity, as transferee	• Effects transfer of Receivables to the Issuing Entity • Contains representations and warranties of Depositor concerning the Receivables

Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any material provisions of these documents as used in that series that supplements the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

PAYMENTS ON THE SECURITIES

The related prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of the securities;

•	the interest rates or the formula for determining the interest rates, if any, on each class of securities;

•	the method of determining the amount of the principal payments on each class of securities;

•	the priority of the application of the Issuing Entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the Receivables among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If specified in the related prospectus supplement, a class may be redeemable at any time at the option of the Issuing Entity or when the principal balance has declined to a level specified in the related prospectus supplement or when the aggregate principal balance of the Issuing Entity’s Receivables has declined to a level specified in the related prospectus supplement. The related prospectus supplement will describe when a class may be redeemed and at what price and the procedures for the redemption. The aggregate initial principal amount of the securities issued by an Issuing Entity may be greater than, equal to or less than the aggregate initial principal amount of the Receivables held by that Issuing Entity. The residual cash flow remaining after all classes of securities have been paid may be transferred to an affiliate of the Depositor or another person and may be represented by a class of certificates not offered by the related prospectus supplement.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled Payment Dates.

Optional Purchase

Generally, the Servicer will have the option to purchase (and/or to designate one or more other persons to purchase) some or all of the Receivables of each Issuing Entity on any Payment Date when certain conditions as set forth in the related prospectus supplement are satisfied. Upon such a purchase, the securities of that Issuing Entity will be prepaid in full. The related Indenture Trustee will be obligated to mail a notice of the redemption to the related noteholders at least 10 days prior to the redemption date, stating the redemption date, which must be a Payment Date, the redemption price, which will be the principal amount of the outstanding notes of that series plus accrued and unpaid interest thereon to but excluding the redemption date, the place where notes are to be surrendered for payment and that on the redemption date the note balance will become due and payable, but that interest will cease to accrue for and after the redemption date. The Owner Trustee will give a similar notice to the certificateholders.

CERTAIN INFORMATION REGARDING THE SECURITIES

Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any or (ii) by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the contract rate borne by the underlying Receivables). Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates or negotiable certificates of deposit rates set forth in the related prospectus supplement. The related prospectus supplement will describe the base rate and will specify the manner in which the base rate will be calculated. A prospectus supplement may specify some other meaning for the following rates, but if it does not:

•	“London interbank offered rate” or “LIBOR” means the rate for deposits in the specified currency having the maturity designated in the related prospectus supplement, commencing on the determination date specified in the related prospectus supplement at the specified time on the display on Reuters Screen LIBOR01 Page or any successor or other designated service on the page designated in the related prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable currency;

•	“commercial paper rate” means the Money Market Yield on the applicable determination date of the rate for commercial paper having the maturity specified in the related prospectus supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”

“Money Market Yield” means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

“H.15(519)” means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

•	“Federal funds rate” means the rate on the applicable determination date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate Service or any successor or other designated service on the page designed in the related prospectus supplement or any other page as may replace the applicable page on the service.

•	“treasury rate” means the rate from the auction held on the applicable determination date of direct obligations of the United States having the maturity specified in the related prospectus supplement, under the heading “Investment Rate” on the display on Moneyline Telerate Service, or any successor or other designated service on the page designed in the related prospectus supplement or any other page as may replace the applicable page on the service.

•	“certificate of deposit rate” means the rate on the applicable determination date for negotiable United States dollar certificates of deposit having the maturity designated in the related prospectus supplement as published in H.15(519) under the heading “CDs (secondary market).”

To the extent specified in the related prospectus supplement, a class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each Issuing Entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each such class of floating rate securities, which may be either the Owner Trustee or Indenture Trustee with respect to such Issuing Entity. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Revolving Period and Amortization Period

If the related prospectus supplement so provides, there may be a period commencing on the date of issuance of a series of securities and ending on the date set forth in the related prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the related prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a series of securities. During the revolving period, all collections of principal otherwise allocated to the securities may be:

•	used by the Issuing Entity to acquire additional Receivables which satisfy the criteria described under “The Receivables Pools” in this prospectus and any criteria set forth in the related prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to securityholders; or

•	applied to those securities of the related series that are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the related prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a certain series of securities which, during the revolving period, were not entitled to those payments. If so specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the Receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to certain classes of notes or certificates. In addition, the related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each Issuing Entity may also issue to the Depositor a certificate evidencing a retained interest in the Issuing Entity not represented by the other securities issued by that Issuing Entity. As further described in the related prospectus supplement, the value of that retained interest will fluctuate as the amount of Issuing Entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Book-Entry Registration

Each class of securities offered by the related prospectus supplement will be available only in book-entry form except in the limited circumstances described under “ — Definitive Securities” below. All securities offered by the related prospectus supplement will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities offered by the related prospectus supplement will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream or Euroclear, which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities offered by the related prospectus supplement will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no “lock-up” or restricted period.

Actions of noteholders under the Indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.

Definitive Securities

With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the Administrator of the Issuing Entity advises the Indenture Trustee or the Owner Trustee that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the Administrator or the Indenture Trustee or the Owner Trustee, as the case may be, is unable to locate a qualified successor and so notifies the Indenture Trustee or the Owner Trustee in writing, (2) the Administrator of the Issuing Entity advises the Indenture Trustee or the Owner Trustee in writing that it elects to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default under the Indenture or under the Trust Agreement, as applicable, with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the Indenture Trustee or the Owner Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interests of the holders of such securities.

Upon the occurrence of any event described in the immediately preceding paragraph, all applicable securityholders of a given class will be notified through DTC and DTC participants of the availability of Definitive Securities. Upon surrender by DTC of the typewritten securities representing the book-entry securities and receipt of instructions for re-registration, the Indenture Trustee or the Owner Trustee will authenticate and the Issuing Entity will execute and reissue such securities as Definitive Securities to such securityholders.

Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Indenture Trustee, a paying agent or the Owner Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or Owner Trustee or, if the securityholder has provided appropriate written instructions in accordance with the requirements in the related Indenture or the related Trust Agreement, by wire transfer. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the Indenture Trustee or the Owner Trustee or of a registrar named in a notice delivered to the Indenture Trustee or the Owner Trustee and the holders of any Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Issuing Entity, the Indenture Trustee or the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

On or prior to each Payment Date, the Administrator or the Servicer will prepare and provide to the related Indenture Trustee, each paying agent, if any, each rating agency hired by the sponsor to rate the related series of securities and/or the related Owner Trustee a statement to be delivered or made available to the securityholders on such Payment Date. With respect to securities of each Issuing Entity, each such statement to be delivered or made available to securityholders will be based solely on the statement provided by the Administrator or the Servicer and will include (only to the extent applicable to those securityholders) the following information (and any other information so specified in the related prospectus supplement) with respect to such Payment Date or the period since the previous Payment Date, only to the extent applicable:

(1)	the amount of the distribution allocable to principal of each class of such securities;

(2)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(3)	the amount of the distribution allocable to draws from any reserve account, yield supplement account or payments in respect of any other credit, yield or payment enhancement arrangement;

(4)	the number of Receivables and the aggregate principal balance of the Receivables as of the beginning of business on the first day of the related Collection Period, and close of business on the last day, of the related Collection Period;

(5)	the aggregate outstanding principal amount for each class of such securities after giving effect to all payments reported under clause (1) above on such date;

(6)	the amount of the servicing fee paid to the Servicer and the amount of any unpaid servicing fees with respect to the related Collection Period or Collection Periods, as the case may be and the change of such amount from the preceding statement;

(7)	the amount of the administration fee paid to the administrator and the amount of any unpaid administration fees with respect to the related Collection Period or Collection Periods, as the case may be and the change of such amount from the preceding statement;

(8)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of securities, and the change in such amounts from the preceding statement;

(9)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of securities, and the change in such amounts from the preceding statement;

(10)	the aggregate amount to be paid in respect of Receivables, if any, repurchased in the related Collection Period;

(11)	the amount required to be kept in any reserve account and the actual balance therein, if any, on such date, after giving effect to changes therein on such date;

(12)	the amount of Advances, if any, to be remitted by the Servicer on such date;

(13)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(14)	for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such Issuing Entity;

(15)	the amount of any cumulative shortfall between payments due in respect of any credit, yield or payment enhancement arrangement and payments received in respect of such credit, yield or payment enhancement arrangement, and the change in any such shortfall from the preceding statement;

(16)	the amount of collections received on the Receivables and any other assets of the Issuing Entity for the related Collection Period and any fees and expenses of the Issuing Entity paid with respect to such Collection Period; and

(17)	information on any coverage ratios or performance triggers, if applicable, and an indication if such triggers have been reached.

Unless otherwise specified in the related prospectus supplement, the Indenture Trustee will make these reports available to each noteholder of record as of the most recent record date and to the Owner Trustee for the Owner Trustee to forward to each certificateholder of record as of the most recent record date. Such statements may be posted by the Indenture Trustee on its website.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each Issuing Entity, the Indenture Trustee or the Owner Trustee will post on its website or mail, e-mail, courier or fax to each person who at any time during such calendar year has been a securityholder with respect to the Issuing Entity and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal and state income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

Reports to be filed with the SEC

The Depositor will file for each Issuing Entity the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. These reports will not be made available on a website by the Depositor, the Servicer or the sponsor or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under “Where You Can Find Additional Information” in this prospectus. You may obtain copies of these reports free of charge by contacting the Depositor at the address set forth above under “Copies of the Documents” in this prospectus.

Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant. Each Issuing Entity will have a separate file number assigned by the SEC, which, unless otherwise specified in the related prospectus supplement, is not available until filing of the final prospectus supplement for the Issuing Entity. Reports filed with respect to an Issuing Entity with the SEC after the final prospectus supplement is filed will be available under the Issuing Entity’s specific number, which will be a series number assigned to the file number of the Depositor, which is [                            ].

FDIC Safe Harbor Covenant

The related prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Safe Harbor. The FDIC Safe Harbor imposes a number of requirements on an Issuing Entity, the Depositor, the sponsor and the Servicer, and each such party will agree to facilitate compliance with these requirements by fulfilling its obligations in the FDIC Safe Harbor Covenant. See “Material Legal Aspects of the Receivables—FDIC Safe Harbor” in this prospectus. Each Indenture related to a transaction structured to comply with the FDIC Safe Harbor will contain an FDIC Safe Harbor Covenant, which will require, among other things, that:

(1)        payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the Issuing Entity;

(2)        information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency hired by the sponsor to rate the securities, third-party advisor, broker and Servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3)        the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Act when the final rule enacting such section becomes effective;

(4)        the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor or to an affiliated broker-dealer who purchased such obligations with a view to promptly resell such obligations to persons or entities that are neither affiliates nor insiders of the sponsor in the ordinary course of such broker-dealers business) or insider of the sponsor;

(5)        the sponsor must identify in its financial asset databases and otherwise account for the financial assets transferred as specified by the FDIC Safe Harbor; and

(6)        if the sponsor is acting as Servicer, custodian or paying agent, the sponsor must not commingle collections for more than two business days. See “Material Legal Aspects of the Receivables—FDIC Safe Harbor” in this prospectus.

Each noteholder and each certificateholder in a transaction structured to comply with the FDIC Safe Harbor, by accepting a note or certificate, as applicable, will acknowledge and agree that the purpose of the FDIC Safe Harbor Covenant is to facilitate compliance with the FDIC Safe Harbor by the Bank, the Depositor and the Issuing Entity, and that the provisions set forth in the FDIC Safe Harbor Covenant will have the effect and meanings that are appropriate under the FDIC Safe Harbor as such meanings change over time on the basis of evolving interpretations of the FDIC Safe Harbor.

THE INDENTURE

One or more classes of notes of an Issuing Entity will be issued under the terms of an Indenture between the Issuing Entity and the Indenture Trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each Issuing Entity that issues notes; the related prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

Events of Default

With respect to the notes of a given series, what constitutes an “Event of Default” under the related Indenture will be specified in the related prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an Event of Default under the Indenture until the final scheduled payment date or redemption date for that class of notes.

With respect to each series that includes notes, if an Event of Default occurs, the rights and remedies of the related Indenture Trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the related prospectus supplement.

Each Issuing Entity Will be Subject to Covenants Under the Indenture

Each Issuing Entity will not, among other things—

•	engage in any activities other than financing, acquiring, owning, managing and pledging the Receivables and the other Issuing Entity property as contemplated by the applicable transaction documents,

•	except as expressly permitted by the applicable transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity,

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related Issuing Entity (other than amounts withheld under the Tax Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the Issuing Entity or its property,

•	dissolve or liquidate in whole or in part,

•	merge or consolidate with, or transfer substantially all of its assets to, any other person,

•	permit the validity or effectiveness of the related Indenture to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or otherwise to not constitute a valid first priority security interest in the Issuing Entity property, or permit any person to be released from any covenants or obligations with respect to such notes under such Indenture except as may be expressly permitted thereby,

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related Indenture,

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents, or

•	merge or consolidate with, or transfer substantially all of its assets to, another person.

No Issuing Entity may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Issuing Entity.” No Issuing Entity will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and Indenture, the related certificates and as a result of any Advances made to it by the Servicer or otherwise in accordance with the related Servicing Agreement or other documents relating to the Issuing Entity, as applicable. No Issuing Entity may make any loans, advances, or guaranties or otherwise become liable for any debts, other than as contemplated by the documents relating to the Issuing Entity. Additionally, except as permitted under the related transaction documents and described in this prospectus and the related prospectus supplement, no Issuing Entity will invest in other securities.

Security Interest in Receivables

The Indenture to which an Issuing Entity is a party will create a security interest in the Receivables owned by that Issuing Entity in favor of the related Indenture Trustee on behalf of the related noteholders and any credit enhancement party or other party identified in the related prospectus supplement. The Issuing Entity will perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Delaware. The Issuing Entity will be obligated to maintain such perfected security interest.

List of Noteholders

With respect to their rights under the related Indenture, the noteholders may communicate with other noteholders. Three or more holders of the notes of any Issuing Entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the outstanding notes (or such other principal amount of notes as specified in the related prospectus supplement) may, by written request to the related Indenture Trustee, receive a copy of the current list of noteholders. Upon receipt of such request, the Indenture Trustee shall promptly notify the Administrator of the Issuing Entity by providing to the Administrator a copy of such request and a copy of the list of noteholders produced in response thereto.

Annual Compliance Statement

Each Issuing Entity will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Indenture Trustee for each Issuing Entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, information regarding a conflicting interest of the Indenture Trustee, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuing Entity to the applicable Indenture Trustee in its individual capacity, any change to the property and funds physically held by such Indenture Trustee as such, any release, or release and substitution, of property subject to the lien of the related Indenture that has not yet been previously reported, any additional issue of notes that has not been previously reported and any action taken by it that materially affects the related notes and that has not been previously reported. If none of the events specified in the Trust Indenture Act occurred during the previously 12 months, then the Indenture Trustee will be under no obligation to mail an annual report.

Satisfaction and Discharge of Indenture

An Indenture will be discharged with respect to the collateral securing the related notes either (i) upon the delivery to the related Indenture Trustee for cancellation of all such notes, (ii) upon the deposit with such Indenture Trustee of funds sufficient for the payment in full of principal of and accrued interest on all such notes, (iii) upon payment by the Issuing Entity of all other sums payable under the Indenture, including amounts due to the Indenture Trustee and, if applicable, all amounts to an enhancement provider and (iv) upon delivery by the Issuing Entity of certain opinions and officer’s certificates specified in the related Indenture.

Modification of Indenture

The Indenture to which an Issuing Entity is a party may be amended in the manner and for the purposes described in the related prospectus supplement. In certain circumstances specified in that prospectus supplement and the related Indenture, the Indenture may be amended without the consent of the securityholders.

The Indenture Trustee

The Indenture Trustee of notes for each Issuing Entity will be specified in the related prospectus supplement. The Indenture Trustee for any Issuing Entity may resign at any time, in which event the Administrator of the Issuing Entity, on behalf of the Issuing Entity, will be obligated to appoint a successor Indenture Trustee. The Administrator of an Issuing Entity, on behalf of the Issuing Entity, will be obligated to remove an Indenture Trustee if (i) such Indenture Trustee ceases to be eligible to continue as such under the related Indenture, (ii) such Indenture Trustee becomes insolvent, (iii) a receiver or other public officer takes charge of the Indenture Trustee or (iv) the Indenture Trustee otherwise becomes incapable of acting. In such circumstances, the Administrator of the Issuing Entity, on behalf of the Issuing Entity, will be obligated to appoint a successor Indenture Trustee for the notes of the applicable Issuing Entity. In addition, a majority of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement) may remove the Indenture Trustee without cause and may appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee for any series of notes does not become effective until acceptance of the appointment by the successor Indenture Trustee for such series and payment of all fees, expenses and indemnities owed to the retiring Indenture Trustee. To be eligible to act as Indenture Trustee, an entity must satisfy section 310(a) of the Trust Indenture Act, have a combined capital and surplus of at least $50,000,000 and have long-term debt that is rated investment grade by the applicable rating agencies hired by the sponsor to rate the related series of securities. The Administrator is responsible for the expenses incurred in changing an Indenture Trustee.

If an Issuing Entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related Indenture, the Indenture Trustee may be deemed to have a conflict of interest under the Trust Indenture Act and may be required to resign as Indenture Trustee for one or more of the classes of notes. In any such case, the Indenture will provide for a successor Indenture Trustee to be appointed for those classes of notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for the notes of the Issuing Entity does not become effective until acceptance of the appointment by the successor Indenture Trustee for such Issuing Entity.

The Indenture Trustee is obligated to perform only those duties that are specifically assigned to it in the Indenture and other transaction documents. If an Event of Default has occurred and is continuing, the Indenture Trustee is required to exercise its rights under the Indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. In the absence of bad faith, the Indenture Trustee may conclusively rely on certificates and opinions furnished to it in accordance with the Indenture. The Indenture does not require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

Each Issuing Entity is obligated to indemnify, or to cause the Servicer to indemnify, the Indenture Trustee against any and all loss, liability and expense reasonably incurred by it in connection with the performance of its duties under the Indenture, except for any loss, liability or expense incurred through (i) the Indenture Trustee’s own willful misconduct, negligence or bad faith, (ii) the inaccuracy of any representation or warranty expressly made by the Indenture Trustee in the Indenture or Servicing Agreement, and (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Indenture Trustee. However, the Indenture Trustee will not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuing Entity may agree in writing. To the extent such indemnities are not paid by the Servicer, such indemnities will be paid from the Issuing Entity’s available funds in the priority as described in the related prospectus supplement. Any indemnification payments made by an Issuing Entity would reduce the amount available to make payments on its securities.

The Indenture Trustee will be a financial institution with which the Depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the Indenture Trustee may be acting in a similar capacity for other asset-backed transactions of the Depositor for similar or other asset types. The Indenture Trustee will charge fees for its services as such and such fees will be payable by the Servicer.

DESCRIPTION OF THE RECEIVABLES TRANSFER

AND SERVICING AGREEMENTS

The following summary describes certain terms of the documents pursuant to which the Bank transfers Receivables to the Depositor, the Depositor transfers those Receivables to an Issuing Entity and the Servicer services the Receivables on behalf of the Issuing Entity. This section also describes certain provisions of the Trust Agreement and administration agreement. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each Issuing Entity; the related prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Transfer and Assignment of Receivables

Transfer and Assignment by the Bank. When the Issuing Entity issues securities, the Bank will transfer to the Depositor under a receivables transfer agreement, without recourse, the Bank’s entire interest in the Receivables, including its security interests in the related financed vehicles. Each such Receivable will be identified in a schedule of Receivables delivered to the Depositor on the Closing Date.

Transfer and Assignment by the Depositor. The Depositor will transfer to the Issuing Entity under a Transfer Agreement, without recourse, the Depositor’s entire interest in the Receivables, including the security interests in the related financed vehicles. Each of those Receivables will be identified in a schedule of Receivables delivered to the Issuing Entity on the Closing Date. The Owner Trustee of the Issuing Entity will not independently verify the existence and eligibility of any Receivables. The Owner Trustee of the Issuing Entity will, concurrently with that transfer and assignment, execute and deliver the related notes and/or certificates.

Transfer and Assignment of Subsequent Receivables. The related prospectus supplement for the Issuing Entity will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be transferred by the Bank to the Depositor and then to the applicable Issuing Entity from time to time during any Funding Period on each Subsequent Transfer Date.

Representations and Warranties. In each Receivables transfer agreement the Bank will represent and warrant to the Depositor, and in each Transfer Agreement, the Depositor will represent and warrant to the applicable Issuing Entity, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date—

•	each Receivable (a) has been originated in the United States; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; and (c) according to the Servicer’s records, provided, at origination, for fully amortizing level periodic payments and for accrual of interest according to the simple interest rate method;

•	each Receivable and the sale of the related financed vehicle complied at the time it was originated or made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to such Receivable and sale;

•	to the best of the Bank’s or the Depositor’s knowledge, as applicable, each Receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•

immediately prior to the transfer and assignment thereof to the Depositor or the Issuing Entity, as applicable, to the best of the Bank’s or the Depositor’s knowledge, as applicable, each Receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the applicable originator as secured party or all action with respect to such Receivable, in accordance with the Bank’s customary policies, has been taken to perfect a first priority security interest in the related financed vehicle in favor of the applicable originator as secured party, which security interest is assignable and has been so assigned by the Bank to the Depositor and, pursuant to the related Transfer Agreement, by the Depositor to the Issuing Entity;

•	as of the Cut-off Date, the Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the receivables transfer agreement and the Transfer Agreement;

•	except for payment delinquencies continuing for a period of not more than 30 days (or such other number of days specified in the related prospectus supplement) as of the Cut-off Date, the records the Servicer did not disclose that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists or that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists;

•	each Receivable requires the obligor thereunder to insure the financed vehicle under a physical damage insurance policy; and

•	each Receivable satisfies the criteria for the selection of Receivables for the Issuing Entity described in the related prospectus supplement.

Depositor and the Bank Must Repurchase the Receivables Relating to a Breach of Representation or Warranty That has a Materially Adverse Effect. On or before the Payment Date following the end of the Collection Period which includes the 60th day after the discovery by or notice to the Bank of a breach of any representation or warranty of the Bank that materially and adversely affects the interests of the related Issuing Entity or securityholders in any Receivable, the Bank will be obligated to repurchase such Receivable from the Depositor. On or before the Payment Date following the end of the Collection Period which includes the 60th day after the discovery by or notice to the Depositor of a breach of any representation or warranty of Depositor that materially and adversely affects the interests of the related Issuing Entity or noteholders in any Receivable, the Depositor, unless the breach has been cured, will be obligated to repurchase such Receivable from the Issuing Entity. Any such breach or failure will be deemed to not have a material and adverse effect if such breach or failure does not affect the ability of the Issuing Entity to collect, receive and retain timely payment in full on the related Receivable. The repurchase price will equal the “Purchase Amount”, which is the unpaid principal balance of that Receivable plus unpaid accrued interest thereon through and including the end of the Collection Period preceding the date such Receivable was repurchased. The re-purchase obligation will constitute the sole remedy available to the certificateholders or the Owner Trustee and any noteholders or Indenture Trustee in respect of the related Issuing Entity for any such uncured breach.

Servicing of the Receivables. Under each Servicing Agreement, the Servicer will service and administer the Receivables held by each Issuing Entity and, as custodian on behalf of the Issuing Entity, will maintain possession of the motor vehicle loan agreements and any other documents relating to such Receivables. The Servicer may, in accordance with its customary procedures, (i) maintain all or a portion of the Receivable files in electronic form and (ii) maintain custody of all or any portion of the Receivable files with one or more of its agents or designees. The Servicer shall maintain control of all electronic chattel paper evidencing a Receivable. To assure uniform quality in servicing the Receivables, as well as to facilitate servicing and save administrative costs, the motor vehicle loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise physically stamped or marked to reflect the transfer to the Issuing Entity. The obligors under the Receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the transfer and assignment of the Receivables by the Bank to the Depositor and by Depositor to the Issuing Entity will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such transfer and assignment. Because those Receivables will remain in the Servicer’s possession and will not be physically stamped or otherwise marked on the motor vehicle loan documentation to reflect the assignment to the Issuing Entity if a subsequent purchaser were to obtain physical possession of such Receivables without knowledge of the assignment, the Issuing Entity’s interest in the Receivables could be defeated. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

Accounts

For each Issuing Entity, the Servicer will cause one or more collection accounts to be established and maintained in the name of the Indenture Trustee on behalf of the related securityholders and, if applicable, the related credit enhancement provider, or, if the Issuing Entity does not issue notes, in the name of the Owner Trustee for the related certificateholders and, if applicable, the related credit enhancement provider. The Servicer will deposit all collections on the Receivables into the collection account. If the Issuing Entity issues notes, the Servicer or the Indenture Trustee may establish and maintain a distribution account, in the name of the Indenture Trustee on behalf of such noteholders and, if applicable, the related credit enhancement provider, into which amounts released from the collection account and any other accounts of the Issuing Entity for payment to such noteholders will be deposited and from which distributions of interest and/or principal to such noteholders will be made. If the Issuing Entity issues certificates and if the Depositor or an Affiliate of the Depositor is not the sole certificateholder or if the certificateholder so requests, the Servicer may establish and maintain one or more certificate distribution accounts, in the name of the Owner Trustee on behalf of the certificateholders and, if applicable, the related credit enhancement provider, into which amounts released from the collection account and any other accounts of the Issuing Entity for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

Any other accounts to be established with respect to securities of the Issuing Entity, including any pre-funding account, principal distribution account, yield supplement account, certificate distribution account or reserve account, will be described in the related prospectus supplement.

For any securities of the Issuing Entity, funds in the Issuing Entity accounts will be invested as provided in the related Servicing Agreement in Permitted Investments. Permitted Investments satisfy criteria established by the rating agencies hired by the sponsor to rate the related securities and are generally limited to obligations or securities that mature on or before the date of the next Payment Date. Net investment earnings on funds deposited in the accounts from which funds are withdrawn to make payments of Issuing Entity obligations shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

The accounts from which funds are withdrawn to make payments of Issuing Entity obligations will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the rating agencies hired by the sponsor to rate the related securities.

Except to the extent, if at all, covered under the annual accountants attestation report described under “Evidence as to Compliance” in this prospectus, there will not be any independent verification of an Issuing Entity’s accounts or the activity in those accounts.

Servicing

The Bank will act as Servicer and make reasonable efforts to collect all payments due with respect to the Receivables held by each Issuing Entity and will use the same collection procedures that it follows with respect to Receivables that it services for itself, in a manner consistent with the related Servicing Agreement.

Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the obligor on a Receivable to defer or modify the payment schedule as provided by the terms of the Receivable, as permitted under the Servicing Agreement or as required by law or court order. Generally, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any Receivable in accordance with its customary servicing practices; provided, however, that if the Servicer (i) extends the date for final payment by the obligor of any Receivable beyond the latest final scheduled Payment Date of any notes issued by an Issuing Entity or other date identified in the related prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any Receivable other than as required by (x) applicable law or (y) any consent order or other agreement with any regulator (including, without limitation, by the Servicemembers Civil Relief Act, the Servicer’s

customary servicing policies with respect to obligors that are active military personnel, or court order), it will promptly purchase such Receivable pursuant to the Servicing Agreement if such change in the Receivable would materially and adversely affect the interests of the Issuing Entity or the noteholders in such Receivable. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. In the event that at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related obligor is larger than the regularly scheduled payment of principal and interest made by that obligor, the Servicer may permit such obligor to pay such remaining principal amount in more than one payment of principal and interest. The Servicer shall not be required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs, made in accordance with the related contract for such Receivables, shall be posted to the Servicer’s obligor records in accordance with the Servicer’s customary servicing practices. Such payments shall be allocated to principal, interest or other items in accordance with the related contract for such Receivables.

The Servicer, in its sole discretion, may, in accordance with its customary servicing practices, purchase from the Issuing Entity any Receivable’s deficiency balance for a purchase price equal to the fair value of the deficiency balance as determined by the Servicer at the time of purchase by the Servicer, which purchase price shall not be adjusted by the proceeds the Servicer ultimately realizes from its disposition or collection efforts related to the deficiency amount. Net proceeds of any such sale allocable to the Receivable will constitute collections in the form of liquidation proceeds, and the sole right of the Issuing Entity and the Indenture Trustee with respect to any such sold Receivables will be to receive such collections. Upon such sale, the Servicer will mark its computer records indicating that any such Receivable sold no longer belongs to the Issuing Entity. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuing Entity to evidence the sale of the financed vehicle at public or private sale or the sale of the Receivable to the Servicer pursuant to the provisions of this paragraph free from any lien or other interest of the Issuing Entity or the Indenture Trustee.

Unless required by law or court order, the Servicer will not intentionally release the financed vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary servicing practices, in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Collections

With respect to securities of each Issuing Entity, provided that (1) there exists no Servicer Replacement Event, (2) each other condition to making monthly deposits as may be required by the related Servicing Agreement is satisfied and (3) the transaction contemplated by the related prospectus supplement is not intended to comply with the FDIC Safe Harbor, the Servicer may retain all payments on the related Receivables received from obligors and all proceeds of the related Receivables collected during a Collection Period until the following Payment Date. However, if the conditions to commingling are not met, the Servicer will be required to deposit such amounts into the related collection account not later than the second business day after identification. The Depositor and the Servicer, as the case may be, will remit the aggregate Purchase Amount of any Receivables to be purchased from the Issuing Entity to its collection account on or prior to the applicable Payment Date. Pending deposit into the collection account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuing Entity to secure timely remittances of collections of the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

Amounts collected on a Receivable from an obligor during a Collection Period shall be applied to the related Receivable in accordance with the terms of the related Receivable consistent with the Servicer’s customary standards, policies and procedures.

Advances

If the Servicer is obligated to make Advances, the Servicer’s obligation to make Advances in respect of delinquent Receivables (other than Defaulted Receivables) will be described under “Description of the Servicing Agreement, Receivables Transfer and Transfer Agreement” in the related prospectus supplement.

Servicing Compensation and Expenses

The Servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the related prospectus supplement) of the aggregate principal balance of the Receivables as of the first day of such Collection Period. The Servicer also will be entitled to retain as a supplemental servicing fee for each Collection Period any late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses collected during such Collection Period. If specified in the related prospectus supplement, the Servicer also will be entitled to receive net investment earnings on funds deposited in the accounts from which funds are withdrawn to make payments of Issuing Entity obligations and other accounts with respect to the Issuing Entity. The Servicer will be paid the servicing fee for each Collection Period on the applicable Payment Date and is entitled to the supplemental servicing fee for each Collection Period.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party Servicer of the Receivables as an agent for the Issuing Entity, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the Servicer for administering the particular Receivables pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Owner Trustee and Indenture Trustee with respect to distributions, and generating federal income tax information for the Issuing Entity. The fees, if any, will also reimburse the Servicer for certain taxes, the fees of the related Owner Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables. The amount of the servicing fee was determined in light of the foregoing duties of the Servicer as well as with a view toward providing the Servicer with a reasonable profit. The servicing fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.

Distributions

With respect to securities of each Issuing Entity, beginning on the Payment Date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the Indenture Trustee or the applicable Owner Trustee to the noteholders and the certificateholders of such Issuing Entity. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of such Issuing Entity will be set forth in the related prospectus supplement.

Allocation of Collections on Receivables. On the second business day before each Payment Date, the Servicer shall determine the amount in the collection account available to make payments or distributions to securityholders on the related Payment Date and will direct the Indenture Trustee, if any, and/or the Owner Trustee to make the distributions as described in the related prospectus supplement.

Net Deposits

As an administrative convenience and for so long as each condition to making monthly deposits of collections is satisfied (see “Collections” above), the Servicer will be permitted to make the deposit of collections, aggregate Advances, if applicable, and payments of Purchase Amounts for any Issuing Entity for or with respect to the related Collection Period, net of distributions to the Servicer as reimbursement of Advances, if applicable, or payment of fees to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Owner Trustee, any Indenture Trustee, the noteholders, if any, and the certificateholders with respect to each Issuing Entity as if all deposits, distributions, and transfers were made individually.

Statements to Trustees

Prior to each Payment Date with respect to securities of each Issuing Entity, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Owner Trustee, if any, as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of such Issuing Entity described under “Certain Information Regarding the Securities—Reports to Securityholders” in this prospectus.

Evidence as to Compliance

Each Servicing Agreement will require that the Servicer provide annually to the Indenture Trustee and the Owner Trustee and the Indenture Trustee provide annually to the Depositor and Servicer, a report regarding the Servicer’s or the Indenture Trustee’s, as applicable, assessment of compliance with the minimum specified servicing criteria required under the Securities Exchange Act of 1934, as amended, during the previous calendar year, which are required to be performed by the Servicer and the Indenture Trustee, as applicable, pursuant to the Servicing Agreement. The servicing criteria generally include four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

Each Servicing Agreement will provide that a firm of independent registered public accountants will furnish annually to the Servicer, the Depositor, the Indenture Trustee and, if applicable, the related credit enhancement provider an attestation as to whether the Servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view. Each Servicing Agreement will provide that the Indenture Trustee will deliver to the Depositor and the Servicer a report of a firm of independent registered public accountants that attests to the assessment of compliance made by the Indenture Trustee.

Under each Servicing Agreement the Servicer will also be obligated to deliver annually to the Indenture Trustee or Owner Trustee, as applicable, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, from the Closing Date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The Servicer will agree to give each Indenture Trustee or Owner Trustee, as applicable, notice of Servicer Replacement Events (or events that with the giving of notice or the lapse of time or both would become Servicer Replacement Events) under the related Servicing Agreement.

Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable Owner Trustee.

Certain Matters Regarding the Servicer; Limitation on Liability

Each Servicing Agreement will provide that the Bank may not resign from its obligations and duties as Servicer thereunder, except (i) upon a determination that the Bank’s performance of such duties is no longer permissible under applicable law or (ii) upon satisfaction of the Rating Agency Condition in the event of the appointment of a successor Servicer. No such resignation will become effective until the related Indenture Trustee or Owner Trustee, as applicable, or a successor Servicer has assumed the Bank’s servicing obligations and duties under such Servicing Agreement and such successor Servicer has provided information requested by the Depositor to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended. The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any such delegation, the Servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

Each Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuing Entity, the related noteholders or certificateholders or, if applicable, the related enhancement provider for taking any action or for refraining from taking any action under such Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or by reason of gross negligence in its performance of duties thereunder (except for errors in judgment). In addition, each Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under such Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular Servicing Agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Issuing Entity, and the Servicer will be entitled to be reimbursed therefor.

Under the circumstances specified in each Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Servicing Agreement.

Servicer Replacement Events

The “Servicer Replacement Events” under any Servicing Agreement will be specified in the related prospectus supplement.

Upon the occurrence of any Servicer Replacement Event, the sole remedy available to the Issuing Entity and securityholders will be to remove the Servicer and appoint a successor Servicer, as described in the related prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only Servicer Replacement Event, and a bankruptcy trustee or similar official has been appointed for the Servicer, the Indenture Trustee or such official may have the power to prevent the Servicer’s removal.

Rights Upon Servicer Replacement Event

Matters relating to the termination of the related Servicer’s rights and obligations and the waiver of any defaults by the related Servicer under the related Servicing Agreement will be described in the related prospectus supplement.

Amendment

The related Servicing Agreement and the Trust Agreement may be amended in the manner and for the purposes described in the related prospectus supplement. In certain circumstances specified in that prospectus supplement and the related Servicing Agreement and the Trust Agreement, the Servicing Agreement and the Trust Agreement, respectively, may be amended without the consent of the securityholders.

In addition, if certificates are issued and offered pursuant to any related prospectus supplement, such related prospectus supplement will provide that the related Trust Agreement, pursuant to which the certificates are issued, may be amended from time to time by the parties thereto without the consent of the securityholders to modify, eliminate or add to the provisions of that Trust Agreement, to the extent necessary to effect the qualification of the Trust Agreement under the Trust Indenture Act or under any similar federal statute and to add any provision to the Trust Agreement as may be expressly required by the Trust Indenture Act if, as a result of a change in law or the interpretation of the law, we (upon consultation with the applicable Owner Trustee) determine that the Trust Indenture Act applies to that Trust Agreement.

Termination

With respect to each Issuing Entity, the obligations of the Servicer, the Bank, the Depositor, the related Owner Trustee and the related Indenture Trustee under the Servicing Agreement will terminate upon the earlier of (1) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (2) the payment to noteholders and certificateholders of the related Issuing Entity of all amounts required to be paid to them under the Servicing Agreement.

As more fully described in the related prospectus supplement, any outstanding notes of the related Issuing Entity will be paid in full concurrently with the optional purchase of the remaining related Receivables described above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable Trust Agreement will effect early retirement of the certificates of such Issuing Entity.

Administration Agreement

The Bank will be the Administrator of each Issuing Entity and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations of the Issuing Entity and the Owner Trustee required by the related Indenture and the Trust Agreement. The Administrator will be entitled to a periodic administration fee which will be paid by the related Issuing Entity as compensation for the performance of the Administrator’s obligations under the applicable administration agreement.

Subject to certain limitations described in the Administration Agreement, the Administrator may resign its duties under the administration agreement upon at least 60 days’ prior written notice. The Issuing Entity may remove the Administrator without cause upon at least 60 days’ prior written notice. The Issuing Entity may also remove the Administrator upon:

•	any failure by the Administrator to duly observe or perform in any material respect any other of its covenants or agreements in the administration agreement, which failure materially and adversely affects the rights of the Issuing Entity or the securityholders, and which continues unremedied for 90 days after discovery thereof by an officer of the Administrator or receipt by the Administrator of written notice thereof from the Indenture Trustee, Owner Trustee or the securityholders evidencing a majority of the aggregate outstanding principal amount of the securities, voting together as a single class;

•	any representation or warranty of the Administrator made in any transaction document to which the Administrator is a party or by which it is bound or any certificate delivered pursuant to the administration agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuing Entity or the securityholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the Administrator or receipt by the Administrator of written notice thereof from the Indenture Trustee, Owner Trustee or the securityholders evidencing a majority of the aggregate outstanding principal amount of the securities, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the Administrator.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first two bullet points above for a period of 150 days will not constitute an administrator replacement event if that delay or failure was caused by force majeure or other similar occurrence.

No such resignation or removal will be effective until the Issuing Entity has appointed a successor administrator with the consent of the Indenture Trustee and such successor has agreed to be the Administrator.

Duties of Owner Trustee

The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the Owner Trustee under the applicable agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the agreement. The Owner Trustee will not make any representations as to the validity or sufficiency of any agreements, the securities (other than its execution and authentication of the securities), or the Receivables or any related documents, and will not be accountable for the use or application by the Bank or the Servicer of any funds paid to the Bank or the Servicer in respect of the securities or the Receivables, or any monies prior to the time such monies are deposited into any account in its name. The Owner Trustee will not independently verify any Receivables.

The Owner Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the certificateholders, unless the noteholders or the certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses, and liabilities which the Owner Trustee may incur.

CREDIT, YIELD OR PAYMENT ENHANCEMENT

Credit, yield and other enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit, yield or other enhancements for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement.

A prospectus supplement for a series will specify whether there is any credit, yield or cash flow enhancement and provide more detail on how it works. Examples are:

•	Subordination of one or more classes of securities of a series—Such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

•	Reserve accounts—Funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction as described above and as specified in the related prospectus supplement;

•	Overcollateralization—Overcollateralization is the amount by which the principal balance of the pool of Receivables for an Issuing Entity exceeds the aggregate principal balance of the specified securities issued by that Issuing Entity;

•	Excess interest collections—Funds may be deposited in an account from the excess of the anticipated interest collections on the Receivables over servicing fees, interest on the Issuing Entity’s securities and any amounts required to be deposited in a reserve account;

•	Letters of credit—The Indenture Trustee or the Owner Trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the Receivables or shortfalls in payments due on specified securities issued by the related Issuing Entity;

•	Credit or liquidity facilities—The facility, issued by a financial institution or other entity, would cover specified losses on the Receivables or shortfalls in payments due on specified securities issued by the related Issuing Entity;

•	Insurance policies, surety bonds and guaranties—An insurance policy, surety bond or guaranty, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related Issuing Entity;

•	Guaranteed investment contracts—Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

•	Interest rate swaps, caps or floors or currency swaps—An Issuing Entity may enter into an interest rate swap, cap or floor to enable it to pay a fixed or floating rate of interest on one or more classes of its securities, or pay a floating rate based on a particular interest rate index to floating based on another interest rate index; to provide payments in the event that any interest rate index related to the Receivables or the securities issued by the Issuing Entity rises above or falls below specified levels; or provide protection against interest rate changes. An Issuing Entity may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

•	Yield supplement agreements and accounts—An Issuing Entity may have the benefit of a yield supplement agreement or account that provides additional funds to the Issuing Entity for application to payments due on one or more classes of its securities;

•	Revolving notes issued to an affiliate of the Bank or another third party—An Issuing Entity may have the ability to issue notes to an affiliate or third party that would loan money to the Issuing Entity for the purposes specified in the related prospectus supplement. The notes would be repaid (and the amounts would become available again for draw upon the repayment of the borrowed amounts) in the priority set forth in the related prospectus supplement;

•	Demand obligations issued or guaranteed by an affiliate of the Depositor—An Issuing Entity may have the benefit of a demand obligation issued or guaranteed by an affiliate of the Depositor to provide funds upon request of the Issuing Entity for certain specified purposes. The demand obligation would be repaid in the priority set forth in the related prospectus supplement; or

•	Any combination of two or more of the above.

Any Form of Credit Enhancement May be Limited and May Only Apply to Certain Classes of Securities. The presence of a reserve account, yield supplement account and other forms of credit, yield or payment enhancement for the benefit of any class of securities of the Issuing Entity is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The various types of credit, yield or payment enhancement that an Issuing Entity may have are listed under “Summary—Credit, Yield or Payment Enhancement” in this prospectus. The credit, yield or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Depositor May Replace Credit, Yield or Payment Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the Depositor may replace the credit, yield or payment enhancement for any class of securities with another form of credit, yield or payment enhancement without the consent of securityholders, provided the rating agencies hired by the sponsor to rate the related series of securities confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related Issuing Entity.

Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the Issuing Entity or the Depositor on the Closing Date in the amount set forth in the related prospectus supplement and, if the related Issuing Entity has a Funding Period, will also be funded by the Issuing Entity on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account may be increased on each Payment Date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related Receivables available therefor or as described in the related prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in the Receivables

The Receivables are either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the Uniform Commercial Code (the “UCC”) in effect in the State of New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect an Issuing Entity’s ownership interest in its Receivables, the Bank will file UCC-1 financing statements with the appropriate governmental authorities in the State of New York to give notice of the

Depositor’s acquisition of the Receivables and the Depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the Issuing Entity’s ownership of its Receivables and their proceeds. Under the Transfer Agreement, the Depositor will be obligated to maintain the perfection of the Issuing Entity’s ownership interest in the Receivables. However, a purchaser of chattel paper who gives new value and takes possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form in the ordinary course of such purchaser’s business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that doing so violates the rights of the other secured party. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the transfer of the Receivables from a review of the documents evidencing the Receivables since they would not be marked to show such transfer, although the Bank’s master computer records will indicate such transfer.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the Receivables have been originated, motor vehicle retail installment sales contracts and/or direct loans such as the Receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The Receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and a number of other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the related prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. The Bank or an entity identified in the related prospectus supplement will warrant to the Depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the Receivables. If any originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the Issuing Entity may not have a perfected first priority security interest in that financed vehicle.

If each originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related Receivables becomes the subject of a bankruptcy proceeding commenced within 30 days of the date of such perfection, in which case the related originator, and subsequently, the Depositor, the Issuing Entity and the Indenture Trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each originator, either directly or indirectly, will transfer the Receivables and assign its security interest in each financed vehicle to the Depositor. The Depositor will transfer the Receivables and assign the security interest in each financed vehicle to the related Issuing Entity. However, because of the administrative burden and expense of retitling, the Servicer, the Depositor and the Issuing Entity will not amend any certificate of title to identify the Issuing Entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable originator or its predecessor in interest or affiliate, as applicable, will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the Transfer Agreement and the Servicing Agreement relating to each Issuing Entity is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related Issuing Entity as the new secured party on the certificate of title because the security interest of the Issuing Entity could be released without the Issuing Entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the Issuing Entity or the Issuing Entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable originator or its predecessor in interest or affiliate, as applicable, generally will be sufficient to protect the related Issuing Entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable originator has failed to perfect the security interest assigned to the related Issuing Entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle Receivables, the Bank takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a Receivable sells a financed vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Servicing Agreement, the Servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related financed vehicle. Each Issuing Entity will authorize the Servicer to take such steps as are necessary to re-perfect the security interest on behalf of the Issuing Entity and the Indenture Trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each Issuing Entity, the Depositor will represent in each Transfer Agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related Receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a Receivable. It is possible that no notice will be given to the Servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the Bank’s repurchase obligations under the relevant Receivables Transfer Agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or direct loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited or prohibited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related Receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related Receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and Servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, Consumer Financial Protect Act of 2010, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the Receivable, and the holder of the Receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the Receivables constitute retail installment sales contracts, those Receivables will be subject to the requirements of the HDC Rule. Accordingly, each Issuing Entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related Receivable. The Bank will represent in each Receivables Transfer Agreement that each of the Receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Certain Matters Relating to Insolvency

The Bank is chartered as a national banking association and it is subject to regulation and supervision by the OCC. If the Bank were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the OCC is authorized to appoint the FDIC as receiver or conservator of the Bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the power to repudiate any contract to which the Bank was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the Bank’s affairs. Among the contracts that might be repudiated are the receivables transfer agreement between the Bank, as Bank and the Depositor, the Servicing Agreement and the administration agreement relating to your notes.

Also, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the Bank’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the Bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate the Bank’s obligations as Servicer or administrator and any ongoing repurchase or indemnity obligations under the receivables transfer agreement between the Bank and the depositor relating to your notes but would not empower the FDIC to repudiate transfers of Receivables made under such receivables transfer agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then the Depositor under the receivables transfer agreement would be treated as having made a loan to the Bank, secured by the transferred Receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

FDIC Safe Harbor

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Safe Harbor”). The FDIC Safe Harbor contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the requirements specified for that type of transaction. If one or more of the requirements specified in the safe harbor are not met, the FDIC’s powers would not be limited by the FDIC Safe Harbor. The relevant safe harbor for each trust will be either the safe harbor for securitizations that do not satisfy the requirements for sale accounting treatment or the safe harbor for securitizations that satisfy the requirements for sale accounting treatment. The discussion of the FDIC Safe Harbor in this prospectus is limited to those two safe harbors.

The requirements imposed by the FDIC Safe Harbor include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways, impose obligations on one or more of the trust and the Depositor (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Safe Harbor), require the Servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Safe Harbor to include these provisions in the documentation, each Indenture related to a transaction structured to comply with the FDIC Safe Harbor will contain a covenant (the “FDIC Safe Harbor Covenant”) that contains the requisite provisions and that obligates the “issuing entity” to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the Servicer or the sponsor. See “Certain Information Regarding the Securities—FDIC Safe Harbor Covenant.” In a transaction structured to comply with the FDIC Safe Harbor, the receivables transfer agreement, the Transfer Agreement, the Servicing Agreement and the Indenture will obligate the Depositor, the sponsor and the Servicer to perform its specified functions under the FDIC Safe Harbor Covenant. The failure of the

Issuing Entity to perform its obligations under the FDIC Safe Harbor Covenant will not constitute an Event of Default, nor will the failure of the Servicer to perform its obligations under the FDIC Safe Harbor Covenant constitute a servicer default. However, the noteholders, the certificateholders and the Indenture Trustee for each trust will retain the right to exercise any other remedies permitted by the Indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Safe Harbor, but for which accounting sale treatment does not apply, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the insured depository institution, whether as Servicer, sponsor or otherwise. If the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the Indenture Trustee at the direction of the holders of at least a majority of the outstanding note balance of the controlling class, the Servicer or the certificateholders will be entitled to deliver a notice and other information required by the FDIC Safe Harbor to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. Upon delivery of such notice, the Indenture Trustee may exercise any contractual rights such party may have in accordance with the transaction documents and the FDIC Safe Harbor. In exercising such contractual rights, the Indenture Trustee will act at the written direction of the holders of at least a majority of the outstanding note balance of the controlling class. If the FDIC does not cure the monetary default within ten business days, then the FDIC will have been deemed to have consented to the exercise of those contractual rights. However, the FDIC, as receiver or conservator, is not required to take any action under the FDIC Safe Harbor after a monetary default other than providing consents, waivers and execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.

Another series of events could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts in connection with a transaction for which the safe harbor applicable to transactions which do not satisfy the requirements for accounting sale treatment applies. The FDIC Safe Harbor gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights as described in the preceding paragraph. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date the FDIC is appointed as conservator or receiver of the insured depository institution, less any payments of principal received by the noteholders prior to and through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent of collections actually received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the Indenture will provide that the Indenture Trustee, should apply available funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Safe Harbor provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the Indenture Trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would not receive interest from the date of repudiation to the date of payment. To the extent that the certificates constitute “obligations” within the meaning of the FDIC Safe Harbor, the Owner Trustee (based on written instructions setting forth the damages calculation provided by the certificateholders) will notify the Indenture Trustee and the FDIC of the damages due to the certificateholders.

Damages paid by the FDIC will be distributed to noteholders and, if applicable, to certificateholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the Indenture Trustee could declare a special distribution date, subject to applicable provisions of the Indenture, applicable law and the procedures of any applicable clearing agency. The Indenture Trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders and, if applicable, to certificateholders is not a regular distribution date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the Indenture. Subject to the risk noted above that the FDIC may attempt to assert that the amounts in any reserve account or collection account must be released to the FDIC, the Indenture Trustee will use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders. Any damages with respect to the certificates paid by the FDIC following repudiation will be distributed by the Owner Trustee to the certificateholders on a pro rata basis.

If the safe harbor applicable to transactions that satisfy the requirements for accounting sale treatment under generally accepted accounting principles applies to a transaction, the FDIC as, receiver or conservator, could not exercise its statutory authority to disaffirm or repudiate contracts, reclaim, recover or recharacterize as property of the sponsor or the receivership the transferred financial assets. However, the FDIC could challenge whether the transaction satisfied the requirements for accounting sale treatment or whether the transaction satisfied the requirements to a safe harbor under the FDIC Safe Harbor. In a transaction structured to comply with one of the FDIC Safe Harbor safe harbors, the transfers by the Bank of the Receivables and the issuance by each Issuing Entity of the notes are intended to satisfy all the applicable requirements of the FDIC Safe Harbor safe harbor, and the Issuing Entity will state in the Indenture its belief that those requirements will have been met. As the FDIC Safe Harbor is a newly adopted and untested regulatory safe harbor, its interpretation remains uncertain. If any provision of the FDIC Safe Harbor is amended, or any interpretive guidance regarding the FDIC Safe Harbor is provided by the FDIC or its staff, as a result of which an Issuing Entity determines that an amendment to the FDIC Safe Harbor Covenant is necessary or desirable, then that Issuing Entity and the related Indenture Trustee will be authorized to amend the FDIC Safe Harbor Covenant in accordance with such FDIC Safe Harbor amendment or guidance without noteholder or certificateholder consent.

One of the requirements imposed by the FDIC Safe Harbor is a “risk retention” requirement. Unless otherwise specified in the related prospectus supplement, the Bank intends to satisfy this risk retention requirement in each securitization structured to comply with the FDIC Safe Harbor by selecting a representative sample of the Receivables in an amount equal to five percent of the pool of Receivables sold to the Issuing Entity. Upon the effective date of the final rule promulgated under Section 15G of the Securities Exchange Act, the FDIC Safe Harbor Covenant allows the sponsor to adjust the amount of credit risk that it retains for purposes of the FDIC Safe Harbor, the method by which such credit risk is retained or the restrictions applicable to the credit risk retained for purposes of the FDIC Safe Harbor, to the greatest extent elected by the sponsor, so long as the sponsor’s retention is in compliance with the regulations required under Section 15G. The sponsor must also give notice to the noteholders and the certificateholders within a reasonable time after the sponsor changes the amount or the terms under which credit risk is retained, and the parties to the Indenture are entitled to amend the FDIC Safe Harbor Covenant to comply with the regulation’s minimum requirements without noteholder and the certificateholder consent.

The related prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Safe Harbor.

Regardless of whether or not we structure a transaction to comply with the FDIC Safe Harbor, we may structure the transfers of Receivables under the receivables transfer agreement between the Bank and the Depositor with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred Receivables using its repudiation power even if your transaction does not satisfy all of the terms of the FDIC Safe Harbor safe harbor applicable to securitizations that satisfy the requirements for accounting sale treatment. However, complying with the FDIC Safe Harbor would provide additional assurance that the FDIC would not seek to recover the transferred Receivables using its repudiation power (if the transaction satisfied the requirements for accounting sale treatment), as well as providing additional assurance that any automatic stay that could be imposed if the Bank were in receivership or conservatorship would not interfere with servicing of the Receivables and contractual payments relating to the notes and the certificates.

If the FDIC were to successfully assert that the transaction in which the notes and certificates were issued did not comply with the FDIC Safe Harbor and that the transfer of Receivables under the receivables transfer agreement was not a legal true sale, then the Depositor would be treated as having made a loan to the Bank, secured by the transferred Receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

Absent the application of a safe harbor under the FDIC Safe Harbor, the staff of the FDIC takes the position that upon repudiation damages would not include accrued and unpaid interest through the date of actual repudiation, so the Issuing Entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the Issuing Entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon and unpaid to the date of payment.

Regardless of whether the FDIC Safe Harbor applies or the transfers under the receivables transfer agreement are respected as legal true sales, as conservator or receiver for the Bank the FDIC could:

•         require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables; or

•         request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the Bank; or

•         repudiate without compensation the Bank’s ongoing servicing obligations under a Servicing Agreement, such as its duty to collect and remit payments or otherwise service the Receivables; or prior to any such repudiation of a Servicing Agreement, prevent any of the Indenture Trustee or the securityholders from appointing a successor servicer; or

•         argue that the automatic stay prevents the Indenture Trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC, as conservator or receiver for the Bank, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the Issuing Entity could be delayed or reduced. See “Risk Factors—FDIC receivership or conservatorship of the Bank could result in delays in payments or losses on your notes” in the related prospectus supplement.

Certain Regulatory Matters

If the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of the Bank or the Issuing Entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the Bank or would adversely affect the safety and soundness of the Bank, that banking agency has the power to order the bank, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. The Bank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

On March 14, 2003, the OCC issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things:

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

•	withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•	withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee, that bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

If the Bank was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate the Bank for its actual servicing costs, a federal banking regulatory authority might order the Bank to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the federal banking regulatory authority. In addition, the appropriate federal banking regulatory authority would have the power to order the Bank to cease extending new credit to its customers. While the Bank has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to the Bank acting as servicer or the payment of a servicing fee to the Bank, or any other obligation of the Bank under any securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did not reach such a conclusion, and ordered the Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions could have on JPMorgan Chase & Co., the parent of the Bank, the Depositor or a particular Issuing Entity, or their respective creditors.

Potential Applicability to JPMorgan Chase & Co., the Depositor and issuing entities. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. Although JPMorgan Chase & Co. could be subject to OLA rather than the Bankruptcy Code, because the Bank is an insured depository institution, it would not be subject to OLA.

No assurance can be given that OLA would not apply to JPMorgan Chase & Co., the Depositor or a particular Issuing Entity or their respective affiliates, if it were to apply, that the timing and amounts of payments to the related series of noteholders or certificateholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of the Depositor or a particular Issuing Entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which the Depositor or a particular Issuing Entity or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include the Depositor or a particular Issuing Entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include the Depositor or a particular Issuing Entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To date, no regulations have been issued. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving the Depositor or a particular Issuing Entity, are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable Issuing Entity could be delayed or reduced.

We may structure the transfers of Receivables under each Transfer Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the sponsor believes that the FDIC would not be able to recover the Receivables transferred by the Depositor under each Transfer Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Issuing Entity under the applicable agreement would be treated as having made a loan to the Depositor, in each case secured by the transferred Receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If the Depositor were placed in receivership under OLA, the FDIC could assert that the Depositor effectively still owned the transferred Receivables because the transfers by the Depositor to the Issuing Entity were not true sales. In such case, the FDIC could repudiate that transfer of Receivables and the applicable Issuing Entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such Issuing Entity. In such event, noteholders would have a secured claim in the receivership of such Issuing Entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the Transfer Agreements are respected as legal true sales, as receiver for the Depositor or a particular Issuing Entity, the FDIC could:

•	require the applicable Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related Receivables; or

•	if an Issuing Entity were a covered subsidiary, require the Indenture Trustee for the related notes or the Owner Trustee for the related certificates to go through an administrative claims procedure to establish the right to payments on the notes or certificates, as applicable; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the Depositor or a particular Issuing Entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which the Depositor or a particular Issuing Entity or a covered subsidiary (including any Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of the Depositor or a particular Issuing Entity or any covered subsidiary or affect any contractual rights of the Depositor or a particular Issuing Entity or a covered subsidiary (including any Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

If the FDIC, as receiver for the Depositor or a particular Issuing Entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the applicable Issuing Entity could be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If the Depositor or a particular Issuing Entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of Receivables by the Depositor or a particular Issuing Entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s advisory opinion. This rule was effective as of August 15, 2011. Based on the final rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against the Depositor and the applicable Issuing Entity as provided in the Transfer Agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable Issuing Entity could be delayed and may be reduced.

Repurchase Obligation

The Bank will make representations and warranties in the applicable transaction documents that each Receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any Receivable, has certain material and adverse effects and is not timely cured, the originator may be required under the applicable transaction documents to repurchase the affected Receivables. The originator may be, subject from time to time to litigation alleging that the Receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of the originator’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Servicer expects to implement policies that would further limit the annual rate for active military personnel. Interest at a rate in excess of an amount determined by the Servicer that would otherwise have been incurred but for the Relief Act and the Servicer’s policies is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be affected by the Relief Act. Future military operations may increase the number who are called to active duty in the future. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations or the Servicer’s customary policies with respect to obligors that are active military personnel which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional ninety-day period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Receivable or change the rate of interest and time of repayment of the Receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the related prospectus supplement if a material concentration of Receivables exists in those jurisdictions.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for each Issuing Entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an Issuing Entity with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the related prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each related prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the related prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel delivered in connection with the related prospectus supplement.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the related prospectus supplement, which the Depositor, the Servicer and the noteholders will agree to treat as indebtedness secured by the Receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the Depositor, the Servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the related prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust subpart E, Part I of subchapter J of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests—including Strip Certificates—and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the Depositor, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the related prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the Depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the Depositor and the Servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an Issuing Entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the Issuing Entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Because the Depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of Depositor, for federal income tax purposes, the Depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt. For each series of notes offered under a prospectus supplement, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The Depositor, the Servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The related prospectus supplement will specify whether the Issuing Entity of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates—Classification of Trusts and Trust Certificates,” “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates—Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuing Entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

3.8% Medicare Tax. Certain holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the notes. In the case of an individual, this tax will not apply unless his or her net investment income, when added to his or her other modified adjusted gross income, exceeds U.S.$200,000 for an unmarried individual, U.S.$250,000 for a married taxpayer filing a joint return (or a surviving spouse), or U.S.$125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to the consequences to them of the 3.8% Medicare tax.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the Depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the Depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the related prospectus supplement, as indebtedness for federal income tax purposes, the Depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the Depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the Depositor is a “related person” within the meaning of the Internal Revenue Code; and

•	provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the Foreign Person’s status, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Internal Revenue Code and Treasury Regulations promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% withholding tax is imposed on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) and certain non-financial foreign entities, whether acting as intermediaries or for their own account, unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to report annually certain information about such account. “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP” ), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under FATCA described above will, absent an applicable exception, apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014, and (ii) payments of gross proceeds of the type described above with respect to sales or dispositions occurring after December 31, 2016. The provisions of FATCA discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that are outstanding on July 1, 2014 (that are not subsequently modified such that they are deemed reissued after such date and that are not considered issued after such date because they were owned at all prior times by the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes). If FATCA were to apply to any note, a holder may be subject to withholding at the rate of 30% on payments of interest after June 30, 2014, and on the gross proceeds from the disposition of such a note after December 31, 2016, if (i) the holder is, or holds such note through, a “foreign financial institution,” unless such foreign financial institution is exempt from or deemed to comply with FATCA or, pursuant to FATCA, has entered into an agreement with the United States government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons, and the holder has provided any required information to the foreign financial institution or (ii) the holder is a “non-financial foreign entity,” unless the holder is exempt or has provided any required information with respect to its direct and indirect United States owners.

Additionally, certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required of foreign financial institutions under FATCA. While the existence of such agreements will not eliminate the risk that any notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Holders of notes through non-U.S. intermediaries should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

Trust Certificates

Classification of Trusts and Trust Certificates. For each series of certificates identified in the related prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under subpart E, Part I of subchapter J and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the Depositor and the certificateholders will express in the Trust Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the Depositor or the Issuing Entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment. Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “—Treatment of Fees or Payments,” in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return, its pro rata share of the entire income from the Receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the Owner Trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the Owner Trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the Receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the Servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “—Treatment of Fees or Payments” below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the Receivables. However, a portion of the amounts paid to the Servicer or the Depositor may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Depositor exceed reasonable compensation for services provided, the Servicer or the Depositor or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain Receivables. As a result, such Receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the Receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Depositor, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “—Discount and Premium” below with respect to the stripped bonds, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped bond is less than the remaining principal balance of the Receivable by an amount which is less than a statutorily defined de minimis amount, the Receivable would not be treated as having OID. In general, it appears that the amount of OID on a Receivable treated as a stripped bond will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a Receivable would be includible in income as principal payments are received on the Receivable.

If the OID on a Receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder. It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Depositor by certificateholders in exchange for the Receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium. Assuming the fees and other amounts payable to the Servicer and the Depositor will not be recharacterized as being retained ownership interests in the Receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each Receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the Receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the Receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a Receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in Receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a Receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the Receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the Receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the Depositor’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the Receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “—Discount and Premium” in this prospectus.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to “backup withholding” at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders. Interest attributable to Receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “—The Notes—Tax Consequences to Foreign Noteholders.”

FATCA. Certain provisions of FATCA may affect holders of the Trust Certificates. See “—The Notes—Foreign Account Tax Compliance Act” above for a summary description of FATCA.

Partnership Certificates

Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the related prospectus supplement as Partnership Certificates, the Depositor and the Servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the Depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the related prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the Depositor or the Issuing Entity. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the Receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the Receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the Receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the Trust Agreement and related documents. Each Trust Agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each Trust Agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the related prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the Depositor. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the related prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the Servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the Receivables being included in income currently as such discount accrues over the life of the Receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the Depositor’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The Owner Trustee or tax matters partner will be authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters. For each Tax Partnership, the Owner Trustee or tax matters partner will be required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Owner Trustee or tax matters partner will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

The Depositor, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the related prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalty of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN or IRS Form W-8BEN-E, depending on the Foreign Person’s status, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a United States trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

FATCA. Certain provisions of FATCA may affect holders of the Trust Certificates. See “—The Notes—Foreign Account Tax Compliance Act” above for a summary description of FATCA.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the related prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the initial certificateholder, the initial certificateholder and the Servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the initial certificateholder, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Depositor will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the initial certificateholder and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the Depositor and the Servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders and the notes (if any) being debt of such partnership.

Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates—Classification of Partnerships and Partnership Certificates.”

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

The related prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by or on behalf of a Plan. Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable state, local or other law.

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired the notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions to plan assets contained in the Regulation were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless otherwise specified in the related prospectus supplement, although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of a class of notes for ERISA purposes could change subsequent to their issuance if the Issuing Entity incurs losses and the risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of notes. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor is prohibited. The certificates are likely to be treated as an equity interest for purposes of the Regulation and each purchaser and transferee of a certificate shall be deemed to represent and warrant that it is not acquiring the certificate with the assets of a Benefit Plan Investor.

However, without regard to whether the notes are treated as an equity interest in the Issuing Entity for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the Issuing Entity, the Depositor, the Bank, the servicer, the underwriter, the Indenture Trustee, the Owner Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors.

A Plan fiduciary considering the acquisition of notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

PLAN OF DISTRIBUTION

The Depositor may sell notes and/or certificates, or cause the related Issuing Entity to sell notes and/or certificates,

•	through one or more underwriters or dealers,

•	directly to one or more purchasers or

•	through agents.

Some classes of securities may be retained by the Depositor or purchased by an affiliate of the Depositor, who may then resell or transfer the securities pursuant to this prospectus.

If underwriters are used in the sale of securities, the Depositor will agree to sell, or cause the related Issuing Entity to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the Issuing Entity specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related Issuing Entity set forth in the related prospectus supplement and the underwriting agreement.

Each prospectus supplement will either—

•	set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

•	specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

The Bank and the Depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. Dealers and agents may also be entitled to such indemnification and contribution.

Each Issuing Entity may, from time to time, invest the funds in the accounts from which funds are withdrawn to make payments of Issuing Entity obligations in investments acquired from such underwriters or agents or from the Bank.

Under each underwriting agreement with respect to a given Issuing Entity, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that Issuing Entity (some of which may not be registered or may not be publicly offered).

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If market conditions permit, we may decide to increase the amount of securities being offered and the size of the related pool of Receivables in a particular transaction subsequent to the delivery of the preliminary prospectus supplement. If the pool balance of the portfolio of Receivables, the amount of each class of securities and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of Receivables on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the securities are sold.

LEGAL OPINIONS

Certain legal matters relating to the securities of any Issuing Entity will be passed upon for the Issuing Entity, the Depositor, the Bank and the Servicer by Mayer Brown LLP, Chicago, Illinois.

GLOSSARY OF TERMS FOR THE PROSPECTUS

Set forth below is a list of the defined terms used in this prospectus, which are also used in the related prospectus supplement.

“Administrator” means the Bank, in its capacity as administrator of the Issuing Entity under an administration agreement.

“Advances” has the meaning set forth in the related prospectus supplement, if applicable.

“Benefit Plan Investor” has the meaning specified in ‘ERISA Considerations.”

“Book-Entry Securities” means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

“Closing Date” means that date specified as such in the related prospectus supplement on which the Issuing Entity issues its securities.

“Code” has the meaning set forth in the related prospectus supplement.

“Collection Period” means with respect to securities of each Issuing Entity, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related Receivables.

“Controlling Class” means, with respect to any Issuing Entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the related prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the related prospectus supplement.

“Cut-off Date” means the date specified as such in the related prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the related prospectus supplement.

“Definitive Certificates” means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Notes” means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

“Eligible Deposit Account” means either—

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Hired Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective affiliates, if such accounts meet the requirements of the preceding clause.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of “[•]” or better by [•] and “[•]” or better by [•], (ii) a certificate of deposit rating of “[•]” by [•] and “[•]” by [•] or (iii) such other rating that is acceptable to each Hired Agency, as evidenced by a letter from such Hired Agency to the Issuing Entity or the Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Events of Default” under the related Indenture will consist of the events specified under “The Indenture—Events of Default.”

“Exemption” means the exemption granted to the lead underwriter named in the related prospectus supplement by the DOL and described under “ERISA Considerations.”

“Federal Tax Counsel” means the special federal tax counsel to each Issuing Entity specified in the related prospectus supplement.

“Foreign Person” means a nonresident alien, foreign corporation or other entity that is not a U.S. Person.

“Funding Period” the period specified in the related prospectus supplement during which the Bank will transfer any Subsequent Receivables to the Issuing Entity, which period may be as frequently as daily.

“Indenture” means the Indenture by and between the Issuing Entity, as issuer of the notes, and the Indenture Trustee identified in the related prospectus supplement.

“Indenture Trustee” means the Indenture Trustee identified in the related prospectus supplement.

“OID regulations” means those Treasury regulations relating to OID.

“Owner Trustee” means the Owner Trustee of the Issuing Entity identified in the related prospectus supplement.

“Payment Date” means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

“Permitted Investments” has the meaning set forth in the related prospectus supplement.

“Plan” has the meaning specified in “ERISA Considerations.”

“Rating Agency Condition” has the meaning specified in the related prospectus supplement.

“Receivables Transfer and Servicing Agreements” means, collectively, (i) each receivables transfer agreement under which the Depositor will obtain receivables from the Bank, (ii) each Transfer Agreement under which the Issuing Entity will obtain receivables from the Depositor, (iii) each Servicing Agreement under which the Servicer will agree to service such receivables, (iv) each Trust Agreement under which the Issuing Entity will be created and certificates will be issued and (v) each administration agreement under which the Bank will undertake certain administrative duties.

“Senior Certificates” means the nonsubordinated certificates issued by an Issuing Entity.

“Servicer” means the Bank, acting in its capacity as Servicer of the Receivables under the applicable Servicing Agreement, and any successor Servicer or replacement Servicer appointed pursuant to the applicable Servicing Agreement.

“Servicing Agreement” means (i) the Servicing Agreement between the Bank, as Servicer, the Issuing Entity and the Indenture Trustee or (ii) any substantially similar agreement with any successor Servicer or replacement Servicer appointed by the Issuer pursuant to the terms of the Servicing Agreement.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the Bank to the Depositor and then by the Depositor to the applicable Issuing Entity.

“Tax Code” means the Internal Revenue Code of 1986, as amended.

“Transfer Agreement” means the Transfer Agreement between the Depositor, as seller, and the Issuing Entity, as purchaser.

“Trust Agreement” means the Trust Agreement between the Owner Trustee and the Depositor, identified in the related prospectus supplement.

“U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, a state thereof or the District of Columbia, an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has filed a valid election to be treated as a United States person under the Code and applicable Treasury regulations.

INDEX OF PRINCIPAL TERMS

10 percent shareholder	72
Acting General Counsel	66
Administrator	85
Advances	85
amortization period	37
Authorised Persons	iii
backup withholding	76
Bank	18
Benefit Plan Investor	85
bond premium amortization	71
Book-Entry Securities	85
capital assets	69
certificate of deposit rate	37
CFPB	14
chattel paper	56
check-the-box	80
Clearstream	15
Closing Date	85
Code	85
Collection Period	85
commercial paper rate	36
controlled foreign corporation	72
Controlling Class	85
cut-off date	2
Cut-off Date	85
Defaulted Receivable	85
Definitive Certificates	85
Definitive Notes	85
Definitive Securities	85
Depositor	18
Dodd-Frank Act	13
DTC	15
effectively connected earnings and profits	73
Eligible Deposit Account	85
Eligible Institution	86
ERISA	86
Euroclear	15
Event of Default	42
Events of Default	86
FDIC Safe Harbor	61
FDIC Safe Harbor Covenant	61
Federal funds rate	36
Federal Tax Counsel	86
FSMA	iii
FTC Rule	60
Funding Period	19
H.15(519)	36
HDC Rule	60
holder	70
Holder-in-Due-Course	60
Indenture	86
Indenture Trustee	86

Initial Certificateholder	70
investment income	71
IRS	69
Issuing Entity	18
lemon laws	60
LIBOR	36
London interbank offered rate	36
market discount	71
Money Market Yield	36
motor vehicle finance	22
motor vehicle loans	22
OCC	22
OID	71
OID regulations	86
OLA	65
Owner Trustee	86
partial charge-off	30
Partnership Certificates	70
Payment Date	86
Permitted Investments	86
Plan	86
portfolio interest	72
PTCE	82
publicly traded partnership	74
Purchase Amount	47
Rating Agency Condition	86
Receivables	23
Receivables Transfer and Servicing Agreements	86
Regulation	81
related person	72
Relief Act	68
revolving period	37
SEC	ii
Senior Certificates	86
Servicer	87
Servicer Replacement Events	52
Servicing Agreement	87
Short-Term Note	87
stripped bonds	75
Subsequent Receivables	19
Subsequent Transfer Date	87
Tax Code	87
Tax Non-Entity	70
Tax Non-Entity Certificates	70
Tax Partnership	70
Tax Trust	70
Transfer Agreement	87
treasury rate	37
Trust Agreement	87
U.S. Person	87
UCC	56
unrelated business taxable income	78

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus in connection with the offer made by this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of a time subsequent to the date of such information. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$[•]

CHASE AUTO

OWNER TRUST 20[•]-[•][•]

Issuing Entity

Asset-Backed Notes, Class A-1	$[	•]	[•]%
Asset-Backed Notes, Class A-2	$[	•]	[•]%
Asset-Backed Notes, Class A-3	$[	•]	[•]%
Asset-Backed Notes, Class A-4	$[	•]	[LIBOR] [	•]%
Asset-Backed Notes, Class B	$[	•]	[•]%

Chase Auto Receivables LLC

Depositor

JPMorgan Chase Bank, National Association

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

UNDERWRITERS

[•]

[•]

Until [•], all dealers effecting transactions in the securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$	1,545,600
Accountant Fees and Expenses	$	480,000
Legal Fees and Expenses	$	1,800,000
Printing and Engraving Costs	$	540,000
Blue Sky Fees and Expenses	$	60,000
Trustee Fees and Expenses	$	180,000
Rating Agency Fees	$	4,800,000
Miscellaneous Expenses	$	200,000
Total	$	9,605,600

Item 15. Indemnification of Directors and Officers.

Chase Auto Receivables LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement, as amended (the “LLC Agreement”) of the registrant, Chase Auto Receivables LLC, provides:

(a)         To the fullest extent permitted by law, neither the member nor the special member nor any officer, director, employee or agent of the registrant nor any employee, representative, agent or affiliate of the member or the special member (collectively, the “Covered Persons”) shall be liable to the registrant or any other person who has an interest in or claim against the registrant for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)         To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the registrant for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the LLC Agreement by the registrant shall be provided out of and to the extent of registrant assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the registrant (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(c)         To the fullest extent permitted by applicable law, expenses (including legal fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim to the fullest extent permitted by applicable law) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the LLC Agreement; provided, however, that any indemnity under the LLC Agreement by the registrant shall be provided out of and to the extent of registrant assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the registrant (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other Person pursuant to the transaction document.

(d)         A Covered Person shall be fully protected in relying in good faith upon the records of the registrant and upon such information, opinions, reports or statements presented to the registrant by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

(e)         To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the registrant or to any other Covered Person, a Covered Person acting under the LLC Agreement shall not be liable to the registrant or to any other Covered Person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the registrant or any other Covered Person. The provisions of the LLC Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the member and the special members to replace such other duties and liabilities of such Covered Person.

(f)         The indemnification provided by the LLC Agreement shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of the member or of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be member of the board of managers, officer, member, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable.

The registrant (or an affiliate of the registrant) may maintain insurance to indemnify any Covered Person against any exposure, liability or loss. Additionally, an affiliate of the registrant may from time to time agree to indemnify a Covered Person on terms and conditions similar to the indemnification provided under the LLC Agreement.

Each underwriting agreement will generally provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act relating to certain information provided or actions taken by the underwriters. The registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	As to Rule 415:

(1)         To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

Provided further, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contact of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	As to Filings Incorporating Subsequent Exchange Act Documents by Reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	As to Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	As to Filings in Reliance on Rule 430(A) Under the Securities Act:

(1)         For purposes of determining any liability under the Securities Act, the information omitted from any form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	As to Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f)	As to Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third
Parties:

For purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100 (c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Chase Auto Receivables LLC, certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Garden City, New York, on May 1, 2014.

CHASE AUTO RECEIVABLES LLC

By:	/s/ Melba A. Bartels
Name:	Melba A. Bartels
Title:	Director, Treasurer and Chief Operating Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	May 1, 2014
Thasunda B. Duckett

/s/ Melba A. Bartels	Director, Treasurer and Chief Operating Officer (Principal Accounting Officer and Principal Financial Officer)	May 1, 2014
Melba A. Bartels

*	Director	May 1, 2014
Mark J. Riley

*	Director	May 1, 2014
Victor A. Duva

*The undersigned by signing her name hereto, does hereby sign this Amendment No. 2 to registration statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Melba A. Bartels
Name:	Melba A. Bartels
Title:	Director, Treasurer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.

3.1	Certificate of Formation of the Registrant.

3.2	Limited Liability Company Agreement of the Registrant.

4.1	Form of Indenture (including forms of Notes).

4.2	Form of Amended and Restated Trust Agreement.

5.1	Opinion of Mayer Brown LLP with respect to legality.

8.1	Opinion of Mayer Brown LLP with respect to federal tax matters.

10.1	Form of Purchase Agreement.

10.2	Form of Sale Agreement.

10.3	Form of Servicing Agreement.

10.4	Form of Interest Rate Swap Agreement.

10.5	Form of Administration Agreement.

23.1	Consent of Mayer Brown LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney.*

24.2	Certified Copy of Resolutions Authorizing Powers of Attorney

25.1	Statement of Eligibility and Qualification of Indenture Trustee (Form T-1).**

*	Previously filed May 9, 2013.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.